Exhibit 10.1

                                CREDIT AGREEMENT

                            DATED AS OF JUNE 9, 2003

                                      AMONG

                         CURATIVE HEALTH SERVICES, INC.,
                           AS BORROWER REPRESENTATIVE,

                      THE OTHER BORROWERS SIGNATORY HERETO,

                         THE LENDERS REFERRED TO HEREIN,

                                       AND

                      GENERAL ELECTRIC CAPITAL CORPORATION,
                                    AS AGENT


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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I.  DEFINITIONS........................................................1
    Section 1.1.    Certain Defined Terms......................................1
    Section 1.2.    Accounting Terms and Determinations.......................35
    Section 1.3.    Other Definitional Provisions.............................35
ARTICLE II.  THE FACILITIES...................................................36
    Section 2.1.    The Facilities............................................36
    Section 2.2.    Notes.....................................................37
    Section 2.3.    Method of Borrowing; Funding of Loans; Agent May
                      Assume Funding; Failure to Fund.........................38
    Section 2.4.    Interest on Loans.........................................40
    Section 2.5.    Letters of Credit.........................................41
    Section 2.6.    Swingline Loans...........................................48
    Section 2.7.    Certain Fees..............................................50
    Section 2.8.    Mandatory Prepayments.....................................51
    Section 2.9.    Optional Prepayments......................................53
    Section 2.10.   Application of Payments...................................53
    Section 2.11.   Reduction of Commitments..................................54
    Section 2.12.   Loan Account and Accounting...............................54
    Section 2.13.   Computation of Interest and Fees..........................55
    Section 2.14.   General Provisions Regarding Payments.....................55
    Section 2.15.   Maximum Interest..........................................55
    Section 2.16.   Additional Borrowers......................................56
ARTICLE III.  CONDITIONS......................................................57
    Section 3.1.    Conditions to Closing.....................................57
    Section 3.2.      [RESERVED]..............................................58
    Section 3.3.      [RESERVED]..............................................58
    Section 3.4.    Conditions to Each Extension of Credit....................58
ARTICLE IV.  REPRESENTATIONS AND WARRANTIES...................................59
    Section 4.1.    Existence and Organizational Power; Compliance with
                      Organizational Documents................................59
    Section 4.2.    Governmental Compliance with Laws and Compliance with
                      Agreements with Third Parties...........................59
    Section 4.3.    Organizational and Governmental Approvals; No
                      Contravention...........................................60
    Section 4.4.    Binding Effect; Liens of Collateral Documents.............60
    Section 4.5.    Financial Statements......................................60
    Section 4.6.    Material Adverse Effect...................................61
    Section 4.7.    Litigation................................................61
    Section 4.8.    Due Diligence Questionnaire; Full Disclosure..............61
    Section 4.9.    No Adverse Fact...........................................61
    Section 4.10.   Ownership of Property, Liens..............................61
    Section 4.11.   Environmental Laws........................................62
    Section 4.12.   ERISA.....................................................62
    Section 4.13.   Subsidiaries Capitalization...............................62


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

    Section 4.14.   Government Regulations....................................62
    Section 4.15.   Margin Regulations........................................63
    Section 4.16.   Taxes.....................................................63
    Section 4.17.   Intellectual Property.....................................63
    Section 4.18.   Solvency..................................................63
    Section 4.19.   Insurance.................................................63
    Section 4.20.   Brokers...................................................64
    Section 4.21.   Compliance with HIPAA.....................................64
    Section 4.22.   Matters Concerning the Permitted Restructuring............64
    Section 4.23.   Matters Concerning Prior Acquisitions.....................65
ARTICLE V.  REPORTING COVENANTS...............................................65
    Section 5.1.    Financial Statements and Other Reports....................65
    Section 5.2.    Collateral Reports........................................68
    Section 5.3.    Financial Statements and Other Reports....................68
ARTICLE VI.  AFFIRMATIVE COVENANTS............................................69
    Section 6.1.    Payment of Obligations....................................69
    Section 6.2.    Conduct of Business and Maintenance of Existence..........69
    Section 6.3.    Maintenance of Assets and Properties......................70
    Section 6.4.    Insurance; Damage to or Destruction of Collateral.........70
    Section 6.5.    Compliance with Laws......................................71
    Section 6.6.    Inspection of Property, Books and Records.................72
    Section 6.7.    Supplemental Disclosure...................................73
    Section 6.8.    Use of Proceeds...........................................73
    Section 6.9.    Further Assurances........................................73
    Section 6.11.   Environmental Matters.....................................74
    Section 6.12.   Landlord and Warehouseman Waivers.........................74
    Section 6.13.   Mortgages on Real Property; Title Insurance
                      and Survey..............................................74
    Section 6.14.   Additional Subsidiaries...................................75
    Section 6.15.   Compliance Program........................................76
    Section 6.16.   Cash Management Systems...................................76
    Section 6.17.   Accreditation and Licensing...............................78
    Section 6.18.   Certain Additional Covenants..............................78
ARTICLE VII.  NEGATIVE COVENANTS..............................................79
    Section 7.1.    Indebtedness..............................................79
    Section 7.2.    Liens; Negative Pledges...................................81
    Section 7.3.    Guaranteed Obligations....................................82
    Section 7.4.    Capital Stock; Nature of Business.........................82
    Section 7.5.    Restricted Payments.......................................82
    Section 7.6.    No Restrictions on Subsidiary Distributions to
                      Borrowers...............................................83
    Section 7.7.    ERISA.....................................................83
    Section 7.8.    Consolidations; Mergers; Sales of Assets; Creation
                      of Subsidiaries.........................................83
    Section 7.9.    Purchase of Assets; Investments...........................84
    Section 7.10.   Transactions with Affiliates..............................85
    Section 7.11.   Amendments or Waivers.....................................85
    Section 7.12.   Fiscal Year...............................................85
    Section 7.13.   Capital Expenditures......................................85


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

    Section 7.14.   Lease Limits..............................................85
    Section 7.15.   Total Leverage Ratio......................................85
    Section 7.16.   Senior Leverage Ratio.....................................85
    Section 7.17.   Fixed Charge Coverage Ratio...............................85
    Section 7.18.   Pro Forma Adjustments.....................................85
    Section 7.19.   Accounts Receivable DSO...................................87
    Section 7.20.   Sale-Leasebacks...........................................87
ARTICLE VIII.  EVENTS OF DEFAULT..............................................87
    Section 8.1.    Events of Default.........................................87
    Section 8.2.    Remedies..................................................91
    Section 8.3.    Waivers by Credit Parties.................................91
ARTICLE IX.  EXPENSES AND INDEMNITIES.........................................92
    Section 9.1.    Expenses..................................................92
    Section 9.2.    Indemnity.................................................92
    Section 9.3.    Taxes.....................................................93
    Section 9.4.    Capital Adequacy; Increased Costs; Illegality;
                      Funding Losses..........................................94
ARTICLE X.  THE AGENT.........................................................95
    Section 10.1.   Appointment and Authorization.............................95
    Section 10.2.   Delegation of Duties......................................95
    Section 10.3.   Agent and Affiliates......................................96
    Section 10.4.   Action by Agent...........................................96
    Section 10.5.   Consultation with Experts.................................96
    Section 10.6.   Liability of Agent........................................96
    Section 10.7.   Indemnification...........................................96
    Section 10.8.   Credit Decision...........................................97
    Section 10.9.   Successor Agent...........................................97
    Section 10.10.  Reliance by Agent.........................................97
    Section 10.11.  Notice of Default.........................................98
ARTICLE XI.  MISCELLANEOUS....................................................98
    Section 11.1.   Survival..................................................98
    Section 11.2.   No Waivers; Remedies Cumulative...........................98
    Section 11.3.   Notices...................................................98
    Section 11.4.   Severability.............................................100
    Section 11.5.   Amendments and Waivers...................................100
    Section 11.6.   Successors and Assigns; Registration.....................100
    Section 11.7.   Setoffs and Sharing of Payments..........................102
    Section 11.8.   Collateral...............................................103
    Section 11.9.   Headings.................................................103
    Section 11.10.  Governing Law; Submission To Jurisdiction................103
    Section 11.11.  Notice of Breach by Agent or Lender......................104
    Section 11.12.  Waiver Of Jury Trial.....................................104
    Section 11.13.  Counterparts; Entire Agreement...........................104
    Section 11.14.  Confidentiality; Press Release...........................105
    Section 11.15.  Reinstatement............................................105
    Section 11.16.  Advice of Counsel........................................106
    Section 11.17.  No Strict Construction...................................106

    Section 11.18.  Conflict of Terms........................................106
ARTICLE XII.  CROSS-GUARANTY.................................................106
    Section 12.1.  Cross-Guaranty............................................106
    Section 12.2.  Waivers by Borrowers......................................107
    Section 12.3.  Benefit of Guaranty.......................................107
    Section 12.4.  Subordination of Subrogation, Etc.........................107
    Section 12.5.  Election of Remedies......................................107
    Section 12.6.  Limitation................................................108
    Section 12.7.  Contribution with Respect to Guaranty Obligations.........108
    Section 12.8.  Liability Cumulative......................................109

EXHIBIT A    -    Revolving Note
EXHIBIT B    -    Term Loan Note
EXHIBIT C    -    Swingline Note
Exhibit D-1  -    Notice of Borrowing
EXHIBIT D-2  -    Notice of Swingline Borrowing
EXHIBIT E    -    Borrower Security Agreement
EXHIBIT F    -    Borrower Pledge Agreement
EXHIBIT G    -    Subsidiary Guaranty Agreement
EXHIBIT H    -    Guarantor Security Agreement
EXHIBIT I    -    Opinion of Counsel to the Credit Parties
EXHIBIT J    -    Authorized Signatory Letter
EXHIBIT K    -    Closing Checklist
EXHIBIT L    -    Assignment Agreement
EXHIBIT M    -    HIPAA Business Associate Agreement
EXHIBIT N    -    Form of Seller Subordination Agreement

EXHIBIT 5.1(a)    Compliance Certificate (Quarterly)
EXHIBIT 5.1(b)    Compliance Certificate (Annual)

DISCLOSURE SCHEDULE 1.1       -    Permitted Restructuring
DISCLOSURE SCHEDULE 3.1(g)    -    Closing Date Litigation
DISCLOSURE SCHEDULE 4.5(a)    -    Financial Statements
DISCLOSURE SCHEDULE 4.5(b)    -    Borrowers' Financial Budget
DISCLOSURE SCHEDULE 4.7       -    Litigation
DISCLOSURE SCHEDULE 4.13      -    Subsidiaries, Other Equity Investments
DISCLOSURE SCHEDULE 4.19      -    Insurance Policies
DISCLOSURE SCHEDULE 6.16(a)   -    Government Receivables Deposit Accounts and
                                   Concentration Account
DISCLOSURE SCHEDULE 6.16(c)   -    Blocked Accounts
DISCLOSURE SCHEDULE 7.1       -    Indebtedness
DISCLOSURE SCHEDULE 7.2       -    Closing Date Liens
DISCLOSURE SCHEDULE 7.4       -    Capital Structure
DISCLOSURE SCHEDULE 7.9       -    Existing Investments
DISCLOSURE SCHEDULE 7.10(b)   -    Existing Loans to Employees

                                CREDIT AGREEMENT

            Credit Agreement, dated as of June 9, 2003, among CURATIVE HEALTH SERVICES, INC., a Minnesota corporation, EBIOCARE.COM, INC., a Delaware corporation ("Ebiocare"), HEMOPHILIA ACCESS, INC., a Tennessee corporation ("Hemophilia Access"), APEX THERAPEUTIC CARE, INC., a California corporation ("Apex"), CHS SERVICES, INC., a Delaware corporation ("CHS"), CURATIVE HEALTH SERVICES OF NEW YORK, INC., New York corporation ("CHSNY"), OPTIMAL CARE PLUS, INC., a Delaware corporation ("Optimal Care"), INFINITY INFUSION, LLC, a Delaware limited liability company ("Infinity"), INFINITY INFUSION ii, LLC, a Delaware limited liability company ("Infinity II"), INFINITY INFUSION CARE, LTD., a Texas limited partnership ("Infinity Infusion"), MEDCARE, INC., a Delaware corporation ("Medcare"), CURATIVE PHARMACY SERVICES, INC., a Delaware corporation ("CPS"), any Additional Borrowers that hereafter may from time to time become a party hereto pursuant to Section 2.16 hereof (Curative Health Services, Inc., Ebiocare, Hemophilia Access, Apex, CHS, CHSNY, Optimal Care, Infinity, Infinity II, Infinity Infusion, Medcare, CPS and such Additional Borrowers are sometimes collectively referred to herein as the "Borrowers" and individually as a "Borrower"), the Lenders listed on the signature pages hereof, and General Electric Capital Corporation, as Agent.

                             INTRODUCTORY STATEMENT

            A. The Borrowers desire that Lenders extend a term loan and a revolving credit facility to the Borrowers to (a) refinance the Prior Lender Obligations (as hereinafter defined), (b) to provide funds for a portion of the purchase price of Permitted Acquisitions (as hereinafter defined), (c) to provide working capital financing for the Borrowers and (d) to provide funds for other general corporate purposes of the Borrowers, including funding fees and expenses associated with the transactions contemplated hereunder; and

            B. The Borrowers desire to secure all of its Obligations (as hereinafter defined) under the Loan Documents (as hereinafter defined) by granting to the Agent, for the benefit of the Agent and Lenders, a security interest in and lien upon all of its existing and after-acquired personal and Real Property including a pledge of the capital stock of all of its subsidiaries.

            The parties hereto agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

            Section 1.1. Certain Defined Terms. The following terms used herein shall have the following meanings:

            "Account Debtor" means any Person who may become obligated to a Credit Party under, with respect to, or on account of an Account of such Credit Party (including without limitation any guarantor of the payment or performance of an Account).

            "Accounts Receivable Days Sales Outstanding" means gross accounts receivable of Borrowers and their Subsidiaries on a consolidated basis divided by total gross revenue of Borrowers and their Subsidiaries on a consolidated basis for the last three months divided by 90.

            "Acquisition" means the purchase by any Credit Party of: (i) any company, limited liability company, association, partnership or other organization that is a preferred healthcare provider organization; (ii) all or substantially all of the assets of any such Person or (iii) a business line of any Person which business line is related to the business line of the Borrowers.

            "Acquisition Agreement" means a stock purchase agreement, asset purchase agreement or similar agreement by and among one or more Credit Parties and a Target Seller, among others, if applicable, relating to the acquisition by one or more Credit Parties from a Target Seller.

            "Acquisition Documents" means an Acquisition Agreement and all material agreements, documents and instruments executed in connection therewith.

            "Additional Borrower" has the meaning ascribed to it in Section
2.16.

            "Advance" means either a LIBOR Loan Advance or a Base Rate Advance, as applicable.

            "Affiliate" means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially or as a trustee, guardian or other fiduciary, five percent (5%) or more of the Stock of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, (c) each of such Person's officers, directors, joint venturers and partners and (d) in the case of the Borrowers, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of the Borrowers. For the purposes of this definition, "control" of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the term "Affiliate" when used with respect to any Credit Party shall specifically exclude each Lending Party.

            "Agent" means GE Capital in its capacity as Agent for the Lenders hereunder and under the Loan Documents, and its successors in such capacity.

            "Aggregate L/C Exposure" means, at any time, the sum, without duplication, of (a) the aggregate amount that is (or may thereafter become) available for drawing under all Letters of Credit outstanding at such time plus
(b) the aggregate unpaid principal amount of all Reimbursement Obligations outstanding at such time.

            "Agreement" means this Credit Agreement, including all schedules and exhibits hereto as the same may be amended, modified, supplemented or restated from time to time.

            "Allocable Amount" has the meaning ascribed to it in Section
12.7(b).

            "Apex" has the meaning ascribed thereto in the preamble to this Agreement.

            "Applicable Law" means, anything in Section 11.10 to the contrary notwithstanding, (i) all applicable common law and principles of equity and (ii) all applicable provisions of all (A) constitutions, statutes, rules, regulations and orders of Governmental Authorities, (B) Governmental Approvals and (C) orders, decisions, judgments and decrees of all courts and arbitrators.

            "Applicable Margin" means: (a) from the Closing Date to and including December 6, 2003 (the "Initial Adjustment Date"), (i) 3.50% per annum for LIBOR Loan Advances and 2.25% per annum for Base Rate Advances, (ii) 4.00% per annum for Term Loans constituting LIBOR Loans and 2.75% per annum for Term Loans constituting Base Rate Loans, (iii) 2.25% per annum for Swingline Loans,
(iv) 3.50% per annum for the Letter of Credit Fee Applicable Margin and (v) 0.50% for the Unused Line Fee Applicable Margin; and (b) commencing on the Initial Adjustment Date and on the first day of each Fiscal Quarter thereafter that follows by at least five (5) days the receipt of financial statements delivered pursuant to Section 5.1(a), the Applicable Margin for each Class of Extension of Credit shall be that determined from the chart below based on such financial statements:

       ---------------------------------------------------------------------
                                                         Level of
       If Senior Leverage Ratio is:                      Applicable Margins:
                                                         -------------------
       ---------------------------------------------------------------------
       (less than)1.50x                                        Level I
       ---------------------------------------------------------------------
       (equal or greater than)1.50x but (less than)2.00x       Level II
       ---------------------------------------------------------------------
       (equal or greater than)2.00x                            Level III
       ---------------------------------------------------------------------

       ---------------------------------------------------------------------
                                            Applicable Margins
                                            ------------------
       ---------------------------------------------------------------------
                                            Level I    Level II    Level III
                                            -------    --------    ---------
       ---------------------------------------------------------------------
       Applicable Margin for                1.75%      2.00%       2.25%
       Base Rate Advances
       ---------------------------------------------------------------------
       Applicable Margin for LIBOR
       Loan Advances                        3.00%      3.25%       3.50%
       ---------------------------------------------------------------------
       Applicable Margin for Term
       Loans constituting Base Rate Loans   2.25%      2.50%       2.75%

       ---------------------------------------------------------------------
       Applicable Margin for Term
       Loans constituting LIBOR Loans       3.50%      3.75%       4.00%

       ---------------------------------------------------------------------
       Applicable Margin for Letter of
       Credit Fee                           3.00%      3.25%       3.50%
       ---------------------------------------------------------------------
       Applicable Margin for Unused
       Line Fee                             0.50%      0.50%       0.50%
       --------------------------------------------------------------------

If there is a disparity between the financial tests described above, the test resulting in the greater level of Applicable Margins will prevail.

Notwithstanding the foregoing, if a Default or Event of Default shall have occurred and be continuing, any quarterly adjustment in the Applicable Margins as provided for above in this definition which would result in a decrease in any Applicable Margin shall be deferred until the first day of the calendar month following the date that such Default or Event of Default has been cured or waived.

            "Applicable Percentage" means (a) one hundred three percent (103%), in the case of a prepayment or reduction on or prior to the first anniversary of the Closing Date, (b) one hundred two percent (102%), in the case of a prepayment or reduction after the first anniversary of the Closing Date but on or prior to the second anniversary thereof, and (c) one hundred one percent (101%), in the case of a prepayment or reduction after the second anniversary of the Closing Date, but on or prior to the third anniversary thereof.

            "Assessments" has the meaning ascribed to it in Section 4.21.

            "Asset Disposition" means any disposition, whether by sale, lease, transfer, loss, damage, destruction, casualty, condemnation or otherwise (including any such transaction effected by way of merger or consolidation), of any Stock or other property (whether real, personal or mixed) of any Credit Party, but excluding (a) dispositions of Inventory in the ordinary course of business, (b) any single casualty event that results in less than $100,000 of insurance proceeds being payable to any Credit Party, (c) dispositions of Temporary Cash Investments and cash payments otherwise permitted under this Agreement, and (d) dispositions of assets from one Credit Party to another Credit Party.

            "Assignment Agreement" has the meaning ascribed to it in Section 11.6(a).

            "Assignment of Representations" means that certain Assignment of Representations, Warranties, Covenants and Indemnities, made by certain Credit Parties in favor of the Agent in connection any Acquisition occurring on or after the Closing Date.

            "Authorized Signatory" means any Person or Persons designated as such by the Borrowers to the Agent in a writing in the form of Exhibit J.

            "Base Rate" means, for any day, a floating rate equal to the greater of (a) the rate publicly quoted from time to time by The Wall Street Journal as the "Prime Rate" (or, if The Wall Street Journal ceases quoting a prime rate of the type described, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled "Selected Interest Rates" as the Bank prime loan rate or its equivalent), and
(b) the Federal Funds Rate plus 50 basis points per annum. Any change in the Base Rate due to a change in the prime rate or the Federal Funds Rate shall be effective as of the opening of business on the effective day of such change in the prime rate or the Federal Funds Rate, respectively.

            "Base Rate Advance" means a Revolving Credit Advance bearing interest by reference to the Base Rate.

            "Base Rate Borrowing" means a Borrowing that is constituted of Base Rate Loans.

            "Base Rate Loan" means that portion of a Loan, the interest on which is, or is to be, as the context may require, computed on the basis of the Base Rate.

            "Benefit Arrangement" means, at any time, an employee benefit plan within the meaning of Section 3(3) of ERISA that is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the Controlled Group.

            "Blocked Accounts" has the meaning ascribed to it in Section
6.16(a).

            "Borrower Representative" means Holdings.

            "Borrowers" and "Borrower" have the respective meanings ascribed thereto in the preamble to this Agreement.

            "Borrower Pledge Agreement" means the Borrower Pledge Agreement dated as of the date hereof between the Borrowers and the Agent, substantially in the form of Exhibit F.

            "Borrower Security Agreement" means the Security Agreement dated as of the date hereof between the Borrowers and the Agent, substantially in the form of Exhibit E.

            "Borrowing" means the aggregation of Advances to be made to the Borrowers by the Lenders pursuant to Article II on the same day, all of which Advances are of the same Type (subject to Article II) and, except in the case of Base Rate Advances, have the same initial LIBOR Period. Borrowings are also classified for purposes hereof by reference to the pricing of Advances comprising such Borrowing (for example, a "LIBOR Borrowing" is a Borrowing comprised of LIBOR Loan Advances).

            "Borrowing Availability" means as of any date of determination as to Borrowers, the lesser of (a) the Maximum Commitment Amount and (b) the Revolving Credit Availability, in each case, minus the sum of the aggregate Revolving Loans and Swingline Loans then outstanding.

            "Budget" has the meaning ascribed to such term in Section 5.1(c).

            "Business Day" means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of Maryland and/or New York and, in reference to LIBOR Loans, means any such day that is also a LIBOR Business Day.

            "Capital Expenditures" means, with respect to any Person, all expenditures (including, without limitation, by the expenditure of cash or the incurrence of Indebtedness but excluding any such expenditures incurred in connection with an Acquisition, but including any such expenditures incurred by way of assumption of indebtedness or other obligations of a Person, to the extent reflected as plant, property and equipment) by such Person during any measuring period for any real property, fixtures, plant or equipment or improvements or for replacements, substitutions or additions thereto that have a useful life of more than one (1) year and that are required to be capitalized under GAAP.

            "Capital Lease" means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee which would, in accordance with GAAP, be required to be accounted for as a capital lease on the balance sheet of such Person.

            "Capital Lease Obligation" means, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

            "Cash Collateral Account" has the meaning ascribed to it in Section 2.5(k)(i).

            "Cash Equivalents" means cash or cash equivalents acceptable to Agent.

            "Cash Management Systems" has the meaning ascribed to it in Section 6.16.

            "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Sections 9601 et seq.), as amended from time to time, and the regulations promulgated thereunder.

            "CHAMPVA" means, collectively, the Civilian Health and Medical Program of the Department of Veteran Affairs, a program of medical benefits covering retirees and dependents of former members of the armed services administered by the United States Department of Veteran Affairs, and all laws, rules, regulations, manuals, orders, guidelines or requirements pertaining to such program including, without limitation, (a) all federal statutes (whether set forth in 38 U.S.C. ss.1713 or elsewhere) affecting such program or, to the extent applicable to CHAMPVA and (b) all rules, regulations (including 38 C.F.R. ss.17.54), manuals, orders and administrative, reimbursement and other guidelines of all Governmental Authorities promulgated in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

            "CHAMPVA Account" means an Account payable pursuant to CHAMPVA.

            "CHSNY" has the meaning ascribed thereto in the preamble to this Agreement.

            "Change of Control" means:

                  (a) prior to the consummation of the Initial Merger any of the following: (i) any person or group of persons (within the meaning of the Exchange Act) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act) of twenty percent (20%) or more of the issued and outstanding shares of Stock of Holdings having the right to vote for the election of directors of Holdings under ordinary circumstances; (ii) during any period of twelve (12) consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of Holdings (together with any new directors whose election by the board of directors of Holdings or whose nomination for election by the holder of stock or equity interests of Holdings was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office; or (iii) Holdings ceases to own and control all of the economic and voting rights associated with all of the outstanding Stock of any of its Subsidiaries, except to the extent expressly permitted under Section 7.8; and

                  (b) following the consummation of the Initial Merger any of the following: (i) any person or group of persons (within the meaning of the Exchange Act) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act) of twenty percent (20%) or more of the issued and outstanding shares of Stock of Parent having the right to vote for the election of directors of Parent under ordinary circumstances; (ii) during any period of twelve (12) consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of Parent (together with any new directors whose election by the board of directors of Parent or whose nomination for election by the holder of stock or equity interests of Parent was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office;
      (iii) during any period of twelve (12) consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of Holdings (together with any new directors whose election by the board of directors of Holdings or whose nomination for election by the holder of stock or equity interests of Holdings was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office; (iv) Parent ceases to own and control all of the economic and voting rights associated with all of the outstanding Stock of Holdings; or
      (v) Holdings ceases to own and control all of the economic and voting rights associated with all of the outstanding Stock of any of its Subsidiaries, except to the extent expressly permitted under Section 7.8.

            "Charges" means any and all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Credit Party, (d) any Credit Party's ownership or use of any properties or other assets, or (e) any other aspect of any Credit Party's business including, without limitation, charges for necessary business permits and governmental authorizations.

            "Class" defines an Extension of Credit by reference to the Commitment and/or subfacility under which it is made.

            "Closing Checklist" means the Closing Checklist in the form of Exhibit K attached hereto.

            "Closing Date" means June 9, 2003.

            "CMS" means the Centers for Medicare and Medicaid Services, formerly known as the Health Care Financing Administration or HCFA.

            "Collateral" means the property subject to a security interest or Lien in favor of Agent, on behalf of itself and Lenders, pursuant to the Security Agreements and the other Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Agent, on behalf of itself and Lenders, to secure the Obligations.

            "Collateral Documents" means the Security Agreements, the Pledge Agreements, the Guaranty Agreements, the Mortgages, blocked account agreements, lockbox account agreements and all similar agreements entered into guaranteeing payment of, granting or perfecting a Lien upon property as security for, the Obligations.

            "Collateral Reports" means the reports with respect to the Collateral referred to in Section 5.2.

            "Collection Account" means that certain account of Agent, or such other account as may be specified in writing by Agent as the "Collection Account", as follows:

            Deutsche Bank/Banker's Trust
            New York, NY
            ABA No.:  021-001-033
            Account No.:  50-271-079
            Account Name:  HH Cash Flow Collections
            Re:  Curative Health Services, Inc.

            "Commitment" means (a) as to any Lender, such Lender's (i) Revolving Credit Commitment (including without duplication the Swingline Lender's Swingline Commitment) and (ii) Term Loan Commitment as set forth on the signature pages hereto or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate of all of Lenders' Revolving Credit Commitments (including without duplication the Swingline Lender's Swingline Commitment and Term Loan Commitments, as such Commitments may be reduced, amortized or adjusted from time to time in accordance with this Agreement).

            "Commitment Letter" means that certain Commitment Letter, dated April 28, 2003, by and between GE Capital and Holdings.

            "Commitment Termination Date" means the earliest of (a) June 9, 2008, (b) the date of termination of Lenders' obligations to make Advances and to incur L/C Obligations or the date of acceleration of the maturity date of all or any portion of the Obligations pursuant to Section 8.2(b), and (c) the date of indefeasible payment in full by the Borrowers of the Loans and the cancellation and return of (or issuance of a stand-by guarantee or letter of credit with respect to) all Letters of Credit or the cash collateralization of all L/C Obligations pursuant to Section 2.5(k), and the permanent reduction of all Commitments to Zero Dollars ($0).

            "Competitor" means a Person that directly provides products or services that are the same or substantially similar to the products or services provided by, and that constitute a material part of the business of, a Credit Party.

            "Compliance Certificate" means any of the compliance certificates delivered pursuant to Sections 5.1(a)(iii) and/or (b)(iii).

            "Concentration Accounts" has the meaning ascribed to it in Section 6.16.

            "Concentration Account Bank" has the meaning ascribed to it in
Section 6.16.

            "Continuation" has the meaning ascribed to it in Section 2.3(a).

            "Control Letter" means a letter agreement between Agent and (a) the issuer of uncertificated securities with respect to uncertificated securities in the name of any Credit Party, (b) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of any Credit Party, (c) a futures commission merchant or clearing house, as applicable, with respect to commodity accounts and commodity contracts held by any Credit Party, in each case whereby, among other things, the issuer, securities intermediary, futures commission merchant or clearing house disclaims (or subordinates in a manner satisfactory to Agent in its sole discretion) any security interest in the applicable financial assets, acknowledges the Lien of Agent, on behalf of itself and Lenders, on such financial assets, and agrees to follow the instructions or entitlement orders of Agent without further consent by the affected Credit Party.

            "Controlled Group" means, with respect to any Credit Party, any trade or business (whether or not incorporated) that, together with such Credit Party, is treated as a single employer within the meaning of Sections 414(b),
(c), (m) or (o) of the IRC or Section 4001 of ERISA.

            "Conversion" has the meaning set forth in Section 2.3(a).

            "Credit Parties" means the Borrowers and each Guarantor.

            "Current Assets" means, with respect to any Person, all current assets of such Person as of any date of determination calculated in accordance with GAAP, but excluding Cash Equivalents and debts due from Affiliates.

            "Current Liabilities" means, with respect to any Person, all liabilities that should, in accordance with GAAP, be classified as current liabilities, and in any event shall include (a) all Indebtedness payable on demand or within one (1) year from any date of determination without any option on the part of the obligor to extend or renew beyond such year, but excluding the current portion of long-term debt required to be paid within one (1) year, and (b) all accruals for federal or other taxes based on or measured by income and payable within such year.

            "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived within any applicable grace or cure period, become an Event of Default.

            "Default Rate" means, subject to Section 2.15, the rate otherwise applicable to an Obligation plus 2.00% per annum, or if no such rate is provided, the Base Rate, plus the Applicable Margin for Base Rate Advances, plus 2.00%.

            "Department of Justice Obligations" means that certain indebtedness outstanding to the Department of Justice in accordance with that certain Stipulation and Order of Settlement and Dismissal effected upon the date it was entered by the court on or about December 28, 2001, with an initial outstanding balance of $16,500,000 and an outstanding balance as of the Closing Date of $5,000,000.

            "Disbursement Account" has the meaning ascribed to it in Section
6.16.

            "Dollars" or "$" means lawful currency of the United States of America.

            "EBITDA" means, with respect to any Person for any fiscal period, without duplication, an amount equal to (a) consolidated net income (or loss) of such Person for such period (excluding extraordinary gains and non-cash items), minus (b) the sum of, without duplication, (i) income tax credits, (ii) interest income, (iii) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), plus, (c) to the extent deducted in determining such consolidated net income (or loss) for such period, the sum of, without duplication, (i) income tax expense, (ii) Interest Expense and Fees, (iii) loss from extraordinary items for such period, (iv) the amount of non-cash charges (including depreciation and amortization) for such period, (v) amortized debt discount for such period, and (vi) the amount of any deduction to consolidated net income as the result of any grant to any employees, officers or directors of such Person of any Stock. For purposes of this definition, the following items shall be excluded in determining consolidated net income of a Person: (1) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, such Person or any of such Person's Subsidiaries; (2) the income (or deficit) of any other Person (other than a Subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (3) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary; (4) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (5) any write-up of any asset; (6) any net gain from the collection of the proceeds of life insurance policies; (7) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person; (8) in the case of a successor to such Person by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets; and (9) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary.

            "Environmental Laws" means all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C.ss.ss.9601 et seq.) ("CERCLA"); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C.ss.ss.5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C.ss.ss.136 et seq.); the Solid Waste Disposal Act (42 U.S.C.ss.ss.6901 et seq.); the Toxic Substance Control Act (15 U.S.C.ss.ss.2601 et seq.); the Clean Air Act (42 U.S.C.ss.ss.7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C.ss.ss.1251 et seq.); the Occupational Safety and Health Act (29 U.S.C.ss.ss. 651 et seq.); and the Safe Drinking Water Act (42 U.S.C.ss.ss.300(f) et seq.), and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

            "Environmental Liabilities" means, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws or Environmental Permits or in connection with any Release or threatened Release or the presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

            "Environmental Permits" means all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rules and regulations promulgated thereunder.

            "ERISA Event" means, with respect to any Credit Party or any member of a Controlled Group, (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan, (b) the withdrawal of any Credit Party or any member of a Controlled Group from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA, (c) the complete or partial withdrawal of any Credit Party or any member of a Controlled Group from any Multi-employer Plan, (d) the termination of, the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA,
(e) the institution of proceedings to terminate a Title IV Plan or Multi-employer Plan by the PBGC, (f) the failure by any Credit Party or any member of a Controlled Group to make when due required contributions to a Multi-employer Plan or Title IV Plan unless such failure is cured within thirty (30) days, (g) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multi-employer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA, (h) the termination of a Multi-employer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multi-employer Plan under Section 4241 or 4245 of ERISA, (i) the loss of a Qualified Plan's qualification or tax exempt status, or (j) the termination of a Plan described in Section 4064 of ERISA.

            "ESOP" means a Plan that is intended to satisfy the requirements of
Section 4975(e)(7) of the IRC.

            "Event of Default" has the meaning ascribed to it in Section 8.1.

            "Excess Cash Flow" means, without duplication, with respect to any Fiscal Year of the Borrowers and their Subsidiaries, consolidated net income of the Borrowers and their Subsidiaries on a consolidated basis for such Fiscal Year plus (a) depreciation, amortization and Interest Expense to the extent deducted in determining consolidated net income, plus decreases or minus increases (as the case may be) (b) in Working Capital for such Fiscal Year (that is, the amount by which the Working Capital of Borrowers and their Subsidiaries at the opening of such Fiscal Year is less or greater than their Working Capital at the close of such Fiscal Year), minus (c) Capital Expenditures during such Fiscal Year (excluding the financed portion thereof), minus (d) Interest Expense paid or accrued (excluding any original issue discount, interest paid in kind or amortized debt discount, to the extent included in determining Interest Expense), scheduled principal payments paid or payable in respect of the Term Loan and other Funded Debt and voluntary principal payments of the Term Loan, plus or minus (as the case may be), (e) extraordinary gains or losses which are cash items not included in the calculation of net income, minus (f) mandatory prepayments paid in cash pursuant to Section 2.8 other than mandatory prepayments made pursuant to Sections 2.8(a) or 2.8(d), minus (g) any payment of the Department of Justice Obligations occurring after the Closing Date, plus (h) taxes deducted in determining consolidated net income to the extent not paid for in cash.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any rules and regulations promulgated thereunder.

            "Extension of Credit" means, as the context requires, (a) an Advance, (b) the making of an Advance, (c) the conversion of a Base Rate Loan to a LIBOR Loan or the continuation of a LIBOR Loan as a LIBOR Loan for an additional LIBOR Period, or (d) the issuance of any Letter of Credit or the incurrence of any Reimbursement Obligation.

            "Federal Funds Rate" means, for any day, a floating rate equal to the weighted average of the rates on overnight federal funds transactions among members of the Federal Reserve System, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three (3) federal funds brokers of recognized standing selected by the Agent, which determination shall be final, binding and conclusive (absent manifest error).

            "Fees" means any and all fees payable to Agent or any Lender pursuant to this Agreement or any of the other Loan Documents or the GE Capital Fee Letter.

            "Fiscal Quarter" means any of the quarterly accounting periods of Borrowers, ending on March 31, June 30, September 30 and December 31 of each year.

            "Fiscal Year" means any of the annual accounting periods of the Borrowers ending on December 31 of each year.

            "Fixed Charge Coverage Ratio" means, with respect to any Person for any fiscal period, the ratio obtained by dividing (a) EBITDA, as calculated pursuant to its definition herein and subject to any adjustments as required under Section 7.18, minus Capital Expenditures made during such period, minus cash payments of taxes during such Period, by (b) Fixed Charges.

            "Fixed Charges" means, with respect to any Person for any fiscal period, the sum of (a) the aggregate of all Interest Expense paid or accrued during such period, plus (b) scheduled payments of principal with respect to any Indebtedness during such period.

            "Funded Debt" means all of the following, with respect to the Borrowers and their Subsidiaries calculated on a consolidated basis, without duplication, (a) all Indebtedness for borrowed money, (b) the Department of Justice Obligations, (c) the Subordinated Notes,(d) the Aggregate L/C Exposure and (e) all Indebtedness evidenced by notes, bonds, debentures or similar instruments, or upon which interest payments are customarily made, in each case, that by its terms matures more than one (1) year from, or is directly or indirectly renewable or extendible at such Person's option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one (1) year from, the date of creation thereof, and specifically including, without limitation, Capital Lease Obligations, current maturities of long-term debt, revolving credit and short-term debt extendible beyond one (1) year at the option of the debtor, and also including, in the case of the Borrowers, the Obligations and, without duplication, Guaranteed Obligations in respect of Funded Debt of other Persons.

            "GAAP" has the meaning ascribed to it in Section 1.2.

            "GE Capital" means General Electric Capital Corporation, a Delaware corporation.

            "GE Capital Fee Letter" means that certain letter, dated as of April 28, 2003, between GE Capital and Holdings with respect to certain fees to be paid from time to time by the Borrowers to GE Capital.

            "Government Accounts" means, collectively, any and all Accounts which are (a) Medicare Accounts, (b) Medicaid Accounts, (c) TRICARE Accounts,
(d) CHAMPVA Accounts, or (e) any other Account payable by a Governmental Authority acceptable to the Agent in its sole discretion.

            "Government Receivables Deposit Account" has the meaning ascribed to it in Section 6.16.

            "Government Receivables Deposit Account Agreement" has the meaning ascribed to it in Section 6.16.

            "Governmental Approval" means an authorization, consent, approval, license or exemption of, registration or filing with, or report or notice to any Governmental Authority.

            "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Guaranteed Obligations" means as to any Person, without duplication, any obligation of such Person guaranteeing, providing comfort or otherwise supporting any Indebtedness, lease, dividend, or other obligation ("primary obligation") of any other Person (the "primary obligor") in any manner, including any obligation or arrangement of such Person to (a) purchase or repurchase any such primary obligation, (b) advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) protect the beneficiary of such arrangement from loss (other than product warranties given in the ordinary course of business) or (e) indemnify the owner of such primary obligation against loss in respect thereof; provided that the term Guaranteed Obligations shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guaranteed Obligations at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Obligations is incurred and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Obligations, or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

            "Guarantors" means Parent and each Person (including, without limitation, any Subsidiary of any Borrower acquired or created after the Closing Date that executes a Guaranty Agreement or other similar agreement in favor of Agent, for itself and the ratable benefit of Lenders, in connection with the transactions contemplated by this Agreement and the other Loan Documents.

            "Guaranty Agreements" means the Parent Guaranty Agreement and any guaranty now or hereafter executed by any Person in favor of Agent and Lenders to guarantee the Obligations.

            "Guarantor Payment" has the meaning ascribed to it in Section
12.7(a).

            "Hazardous Material" means any substance, material or waste that is regulated by, or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance that is (a) defined as a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "pollutant," "contaminant," "hazardous constituent," "special waste," "toxic substance" or other similar term or phrase under any Environmental Laws, or (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB's), or any radioactive substance.

            "Healthcare Laws" means, collectively, any and all federal, state or local laws, rules, regulations and administrative manuals, orders, guidelines and requirements issued under or in connection with Medicare, Medicaid CHAMPVA, TRICARE or any government payment program or any law governing the licensure of or regulating healthcare providers, professionals, facilities or payors or otherwise governing or regulating the provision of, or payment for, Medical Services, or the sale of medical supplies. Without limiting the generality of the foregoing, Healthcare Laws include, without limitation, Section 1128B(b) of the Social Security Act, as amended, 42 U.S.C. Section 1320a-7(b) (Criminal Penalties Involving Medicare or State Health Care Programs), commonly referred to as the "Federal Anti-Kickback Statute," and the Social Security Act, as amended, and Section 1877, 42 U.S.C Section 1395nn (Prohibition Against Certain Referrals), commonly referred to as "Stark Statute".

            "HIPAA" means the Health Insurance Portability and Accountability Act of 1996, as amended from time to time, and any rules or regulations promulgated from time to time thereunder.

            "HIPAA Business Associate Agreement" means, collectively, one or more Business Associate Agreements in substantially the form attached hereto as Exhibit M, between Agent and one or more Credit Parties, as amended, restated, supplemented or otherwise modified from time to time.

            "HIPAA Compliance Date" has the meaning ascribed to it in Section 4.21.

            "HIPAA Compliance Plan" has the meaning ascribed to it in Section 4.21.

            "HIPAA Compliant" has the meaning ascribed to it in Section 4.21.

            "Holdings" means Curative Health Services, Inc., a Minnesota corporation, to be renamed "Curative Health Services, Co." upon consummation of the Initial Merger.

            "Home Care Purchase Agreement" means that certain Asset Purchase Agreement dated as of October 23, 2002 by and among Holdings, CHSNY, Home Care Seller and the shareholders party thereto, as amended, restated, supplemented or otherwise modified.

            "Home Care Seller" means Home Care of New York, Inc., a New York corporation.

            "Indebtedness" of a Person means at any date, without duplication,
(a) all obligations of such Person for borrowed money (but excluding obligations to trade creditors incurred in the ordinary course of business that are unsecured and not overdue by more than 6 months unless being contested in good faith and for which adequate reserves have been established in accordance with
GAAP), (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person to pay the deferred purchase price of property or service incurred in the ordinary course of business if the purchase price is due more than six (6) months from the date the obligation is incurred,
(d) all Capital Lease Obligations of such Person, (e) any obligation under any lease (a "synthetic lease") treated as an operating lease under GAAP and as a loan or financing for United States income tax purposes or creditors rights purposes, (f) all obligations of such Person to purchase securities (or other property) which arise out of or in connection with the issuance or sale of the same or substantially similar securities (or property), (g) all contingent or non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (h) all equity securities of such Person subject to repurchase or redemption otherwise than at the sole option of such Person, (i) all "earnouts" and similar payment obligations of such Person, (j) all indebtedness secured by a Lien on any asset of such Person, whether or not such indebtedness is otherwise an obligation of such Person, (k) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, and (l) all Guaranteed Obligations of such Person. Indebtedness shall, in any event, include the Department of Justice Obligations.

            "Indemnitees" has the meaning ascribed to it in Section 9.2.

            "Information" means written data, reports, statements (including, but not limited to, financial statements delivered pursuant to or referred to in Sections 5.01 and 5.02), documents and other information, whether, in the case of any such in writing, the same was prepared by any Credit Party or any other Person on behalf of any Credit Party.

            "Initial Merger" means the merger of Merger Sub with and into Holdings, with Holdings being the survivor of such merger as described on Disclosure Schedule 1.1 (Permitted Restructuring.

            "Insurer" means a Person that insures a Patient against certain of the costs incurred in the receipt by such Patient of Medical Services, or that has an agreement with a Credit Party to compensate such Credit Party for providing goods or services to a Patient.

            "Intercompany Notes" has the meaning ascribed to it in Section
7.1(d)

            "Interest Expense" means, with respect to any Person for any period, the aggregate interest expense (whether cash or non-cash) of such Person determined in accordance with GAAP for the relevant period ended on such date, including interest expense with respect to any Indebtedness of such Person and interest expense for the relevant period that has been capitalized on the balance sheet of such Person.

            "Interest Payment Date" means (a) as to any Base Rate Loan, the first Business Day of each calendar quarter to occur while such Loan is outstanding, and (b) as to any LIBOR Loan, the last day of the applicable LIBOR Period, provided that in the case of any LIBOR Period greater than three months in duration, interest shall be payable at three-month intervals and on the last day of such LIBOR Period; and provided further that, in addition to the foregoing, each of (x) the date upon which all of the Commitments have been terminated and the Loans have been paid in full and (y) the Commitment Termination Date, shall be deemed to be an "Interest Payment Date" with respect to any interest (including interest accruing at the Default Rate) that has then accrued under this Agreement and remains unpaid.

            "Interest Rate Protection Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or similar agreement or arrangement designed to hedge against fluctuations in interest rates under which the Borrowers or any of their Subsidiaries is a party or a beneficiary on the date hereof or becomes a party or a beneficiary hereafter.

            "Investment" means, with respect to any Person, any investment by such Person in any other Person, whether by means of acquiring or holding Stock, capital contribution, loan, advance, extension of credit, purchase of Indebtedness, guarantee, deposit or otherwise, but excluding any trade account receivable arising in the ordinary course of business.

            "IRC" means the Internal Revenue Code of 1986, as amended from time to time, and all regulations promulgated thereunder.

            "IRS" means the Internal Revenue Service.

            "Joinder Agreement" has the meaning ascribed to it in Section 2.16.

            "Lead Arranger" means GECMG in its capacity as Lead Arranger hereunder and under the Loan Documents, and its successors in such capacity.

            "L/C Exposure" means, with respect to any Lender at any time, its Percentage of the Aggregate L/C Exposure at such time.

            "L/C Issuer" means (a) GE Capital and (b) any other Lender designated as an "L/C Issuer" for purposes hereof in a notice to the Agent signed by the Borrower Representative and such Lender, acting in each case in the capacity of an L/C Issuer under the letter of credit facility described in
Section 2.5, and their respective successors.

            "L/C Limit" means $5,000,000.

            "L/C Obligations" means all outstanding obligations incurred by L/C Issuer and Revolving Lenders, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of Letters of Credit by Agent or another L/C Issuer or the purchase of a participation as set forth in Section 2.5 with respect to any Letter of Credit. The amount of such L/C Obligations shall equal the maximum amount that may be payable at such time or at any time thereafter by Agent or Revolving Lenders thereupon or pursuant thereto.

            "L/C Payment Date" has the meaning ascribed to it in Section 2.5(f).

            "Lenders" means GE Capital, the other Lenders named on the signature pages of this Agreement, and, if any such Lender shall decide to assign all or any portion of the

Obligations pursuant to Section 11.6, such term shall include any assignee of such Lender permitted under this Agreement.

            "Lending Party" means the Agent, Lead Arranger, the Lenders and any Letter of Credit Issuer.

            "Letter of Credit Fee" has the meaning ascribed to it in Section 2.7(d).

            "Letters of Credit" has the meaning ascribed to it in Section
2.5(a).

            "LIBOR Borrowing" means a Borrowing that is constituted of LIBOR Loans.

            "LIBOR Business Day" means a Business Day on which banks in the City of London, England are generally open for interbank or foreign exchange transactions.

            "LIBOR Loan" means a Loan or any portion thereof bearing interest by reference to the LIBOR Rate.

            "LIBOR Loan Advance" means a Revolving Credit Advance bearing interest by reference to the LIBOR Rate.

            "LIBOR Period" means, with respect to any LIBOR Loan, each period commencing on a LIBOR Business Day and ending one (1), two (2), three (3) or six
(6) months thereafter, in each case as selected by the Borrower Representative's irrevocable notice to Agent as set forth in Section 2.3; provided that the foregoing provision relating to LIBOR Periods is subject to the following:

                  (a) if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;

                  (b) no LIBOR Period shall extend beyond the Commitment
            Termination Date;

                  (c) any LIBOR Period that begins on the last LIBOR Business
            Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month;

                  (d) the Borrower Representative shall select LIBOR Periods so as not to require a payment or prepayment of any LIBOR Loan during a LIBOR Period for such Loan;

                  (e) the Borrower Representative shall select LIBOR Periods so that there shall be no more than five (5) separate LIBOR Loans in existence at any one time;

                  (f) no Interest Period for any portion of the Term Loan shall extend beyond the date of the final scheduled installment thereof;
            and

                  (g) an Interest Period may not be selected for any portion of the Term Loan if a scheduled installment of principal for such Term Loan is payable during such Interest Period and the portion of such Term Loan which constitutes a Base Rate Loan does not equal or exceed the amount of such scheduled installment of principal.

            "LIBOR Rate" means for each LIBOR Period, a rate of interest determined by Agent equal to:

                  (a) the offered rate for deposits in Dollars for the
            applicable LIBOR Period that appears on Telerate Page 3750 (or any successor or substitute page) as of 11:00 a.m. (London time) on the second full LIBOR Business Day next preceding the first day of such LIBOR Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by

                  (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day that is two (2) LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Federal Reserve Board that are required to be maintained by a member bank of the Federal Reserve System.

If such interest rates shall cease to be available from Telerate News Service, the LIBOR Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to Agent and Borrower Representative.

            "Lien" means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien (statutory or other), charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease, conditional sale or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

            "Litigation" has the meaning ascribed to it in Section 4.7.

            "Loan Account" has the meaning ascribed to it in Section 2.12.

            "Loan Documents" means this Agreement, the Notes, the GE Capital Fee Letter, the Collateral Documents, the master standby agreement relating to the issuance of standby Letters of Credit, the master documentary agreement relating to the issuance of documentary Letters of Credit, the HIPAA Business Associate Agreement, the Post-Closing Letter Agreement and all other agreements, instruments, documents and certificates identified in the Closing Checklist executed and delivered to, or in favor of, Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party, or any employee of any Credit Party, and delivered to Agent or any Lender in connection with this Agreement or the transactions contemplated thereby. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

            "Loans" means any one or more of the Revolving Loan, the Term Loan or the Swingline Loan, as the context may require.

            "Lock Boxes" has the meaning ascribed to it in Section 6.16.

            "Margin Stock" has the meaning assigned thereto in Regulation U of the Federal Reserve Board, as the same may be amended, supplemented or modified from time to time.

            "Material Adverse Effect" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business, properties or prospects of the Credit Parties taken as a whole, (b) the rights and remedies of the Agent or the Lenders under the Loan Documents, or the ability of any Credit Party to perform its obligations under the Loan Documents to which it is a party, as applicable,
(c) the legality, validity or enforceability of any Loan Document, or (d) the existence, perfection or priority of any security interest granted in the Loan Documents or the value of the Collateral (including its value to the Agent and the Lenders as security for the Obligations). If (x) a fact or circumstance disclosed in the financial statements referred to in Section 4.5 or a Disclosure Statement, or if an investigation, action, suit or proceeding disclosed in Disclosure Schedule 4.7, that, at the time of such disclosure did not appear reasonably likely to have a Material Adverse Effect, should in the future have, or appear reasonably likely to have, a Material Adverse Effect, or (y) a development or change shall occur with respect to any fact or circumstance disclosed in any financial statement, Disclosure Schedule or previously described investigation, action, suit or proceeding that should in the future have or appear reasonably likely to have a Material Adverse Effect, then in each case ((x) and (y)) such Material Adverse Effect shall be a change or event subject to Section 4.6 notwithstanding such prior disclosure.

            "Maximum Commitment Amount" means, as of any date of determination, an amount equal to the Revolving Credit Commitments of all Lenders as of that date.

            "Maximum Lawful Rate" has the meaning ascribed to it in Section 2.15(b).

            "Medicaid" means, collectively, the healthcare assistance program established by Title XIX of the Social Security Act (42 U.S.C. ss.ss.1396 et seq.) and any statutes succeeding thereto, and all laws, rules, regulations, manuals, orders, guidelines or requirements (whether or not having the force of law) pertaining to such program, in each case as the same may be amended, supplemented or otherwise modified from time to time.

            "Medicaid Account" means an Account payable pursuant to a Medicaid Provider Agreement.

            "Medicaid Certification" means certification of a facility by CMS or a state agency or entity under contract with CMS that such healthcare facility fully complies with all the conditions of Medicaid.

            "Medicaid Provider Agreement" means an agreement entered into between a state agency or other entity administering Medicaid in such state and a health care facility or physician under which the health care facility or physician agrees to provide services or merchandise for Medicaid patients.

            "Medical Services" means medical and/or health care services provided to a Patient, including, but not limited to, medical and/or health care services provided to a Patient and performed by a Credit Party which are covered by a policy of insurance issued by an Insurer, and includes, without limitation, physician services, pharmacy services, nurse and therapist services, dental services, hospital services, skilled nursing facility services, comprehensive outpatient rehabilitation services, home health care services, residential and out-patient behavioral healthcare services, and medicine, pharmaceutical products or health care equipment provided by a Credit Party to a Patient for a necessary or specifically requested valid and proper medical or health purpose.

            "Medicare" means, collectively, the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C. ss.ss.1395 et seq.) and any statutes succeeding thereto, and all laws, rules, regulations, manuals, orders or guidelines (whether or not having the force of law) pertaining to such program, in each case as the same may be amended, supplemented or otherwise modified from time to time.

            "Medicare Account" means an Account payable pursuant to a Medicare Provider Agreement.

            "Medicare Certification" means certification of a facility by CMS or a state agency or entity under contract with CMS that such healthcare facility fully complies with all conditions for such facility's participation in Medicare.

            "Medicare Provider Agreement" means an agreement entered into between a state agency or other entity administering Medicare in such state and a health care facility or physician under which the health care facility or physician agrees to provide services or merchandise for Medicare patients.

            "Merger Subsidiary" means Curative Health Services Co., a Minnesota corporation and a wholly owned subsidiary of Parent as of the Closing Date.

            "Mortgaged Property" has the meaning set forth to it in Section
6.13.

            "Mortgages" means each of the mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, collateral assignments of leases or other Real Property security documents delivered by any Credit Party to Agent on behalf of itself and Lenders with respect to the Mortgaged Properties, all in form and substance reasonably satisfactory to Agent.

            "Multi-employer Plan" means a "multi-employer plan" as defined in
Section 4001(a)(3) of ERISA, and to which any Credit Party or any member of a Controlled Group is making, is obligated to make or has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

            "Name Change Merger" means the merger of Name Change Subsidiary with and into Parent, with Parent being the survivor of such merger as described on Disclosure Schedule 1.1 (Permitted Restructuring), the sole purpose of which is to accomplish a change in the name of the Parent from "Curative Holding Co." to "Curative Health Services, Inc.".

            "Name Change Subsidiary" means Curative Health Services IV Co., a Minnesota corporation and a wholly owned subsidiary of Parent.

            "Net Cash Proceeds" means, with respect to any transaction, an amount equal to the cash proceeds received by a Credit Party or any Subsidiary from or in respect of such transaction (including any cash proceeds received as income or other cash proceeds of any non-cash proceeds of such transaction), less (x) any commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by the Credit Party in connection therewith (in each case, paid to non-Affiliates) and
(y) in the case of an Asset Disposition, any amounts payable to holders of senior Liens (to the extent such Liens are permitted by Section 7.2) and any taxes paid or payable by such Person (as reasonably estimated by the chief financial officer of the Borrower Representative giving effect to the overall tax position of such Person) in respect of such Asset Disposition and (z) the amount of any reasonable reserve established in accordance with GAAP against any liabilities retained by such Person (other than taxes deducted pursuant to the foregoing clause (y)) associated with the asset disposed of in such Asset Disposition.

            "Notes" means, collectively, the Revolving Notes, the Swingline Notes and the Term Notes.

            "Notice of Borrowing" has the meaning ascribed to it in Section 2.3(a).

            "Obligations" means all Loans, fees, indebtedness, liabilities, obligations, covenants and duties of any Credit Party to any Lending Party of every kind, nature and description, direct or indirect, absolute or contingent, due or not due, in contract or tort, liquidated or unliquidated, arising under this Agreement, or under the other Loan Documents, by operation of law or otherwise in connection with the transactions contemplated hereby, now existing or hereafter arising, and whether or not for the payment of money or the performance or non-performance of any act, including, but not limited to, all damages that any Credit Party may owe to the Agent and/or the Lenders by reason of any breach by any Credit Party of any representation, warranty, covenant, agreement or other provision of this Agreement or any of the other Loan Documents and all obligations of the Borrowers under any interest rate protection agreement entered into pursuant to
Section 6.10. Without limiting the generality of the foregoing, this term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against any Credit Party in bankruptcy, whether or not allowed in such case or proceeding), Fees, Charges, expenses, attorneys' fees and any other sum payable by any Credit Party to a Lending Party under this Agreement or any of the other Loan Documents.

            "Officer's Certificate" means a certificate executed on behalf of a Person by one or more of its chairman of the board (if an officer), chief executive officer, president, chief financial officer or treasurer.

            "Organizational Documents" means, for any corporation, the certificate or articles of incorporation, the bylaws, or other similar organizational documents, any certificate of designation or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation adopting, supplementing or modifying any of the foregoing and, for any entity other than a corporation, the equivalent of the foregoing, including, without limitation, the partnership agreement, and the operating agreement (or comparable agreement) of any partnership or limited liability company, respectively.

            "Outstanding Amount" means, with respect to any Lender at any time, the sum of (a) the aggregate outstanding principal amount of its Advances, plus
(b) its Percentage of the aggregate outstanding principal amount of the Swingline Loans (if any) plus (c) its L/C Exposure, all determined at such time after giving effect to any prior assignments by or to such Lender pursuant to
Section 11.6.

            "Parent" means Curative Holding Co., a Minnesota corporation, to be renamed "Curative Health Services, Inc." upon consummation of the Name Change Merger.

            "Parent Guaranty Agreement" means the Guaranty Agreement dated as of the date hereof executed by Parent in favor of Agent and Lenders to guarantee the Obligations.

            "Parent Pledge Agreement" means the Pledge Agreement dated as of the date hereof executed by Parent in favor of Agent and Lenders.

            "Parent Security Agreement" means the Security Agreement dated as of the date hereof executed by Parent in favor of Agent and Lenders.

            "Patient" means any Person receiving Medical Services from any Credit Party and all Persons legally liable to pay such Credit Party for such Medical Services other than Insurers or Governmental Authorities.

            "Payment Account" means, with respect to each Lender, the account specified on the signature pages hereof into which all payments by or on behalf of the Borrowers to such Lender under the Loan Documents shall be made, or such other account as such Lender shall from time to time specify by notice to the Borrower Representative and Agent.

            "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

            "Pension Plan" means a Plan described in Section 3(2) of ERISA.

            "Percentage" means, with respect to any Lender at any time, the percentage which the amount of its Commitment for a particular Class at such time represents of the aggregate amount of all the Commitments for such Class at such time. At any time after the Commitments for a Class shall have terminated, the term "Percentage" shall refer to a Lender's Percentage for that Class immediately before such termination, adjusted to reflect any subsequent assignments pursuant to Section 11.6.

            "Permitted Acquisition" means an Acquisition occurring after the Closing Date which either (a) Agent and Required Lenders have consented to in writing prior to the date of the consummation thereof, or (b) satisfies each of the following conditions: (i) the aggregate purchase price for such Acquisition does not exceed $25,000,000 and the aggregate purchase price for all such Acquisitions during any Fiscal Year (including in the case of Fiscal Year 2003, such portion of the Fiscal Year occurring prior to the Closing Date) does not exceed $40,000,000; (ii) if the Borrowers intend to use all or any portion of a Revolving Loan to fund a portion of the purchase price for such Acquisition, Borrowers shall have demonstrated that after giving effect to such Acquisition and the making of any Revolving Credit Advances to fund the purchase price thereof, (x) Borrowers are in actual and pro forma compliance with the financial covenants in Sections 7.15, 7.16 and 7.17 and (y) Borrowers and the other Credit Parties, taken as a whole, are Solvent; (iii) Borrowers have delivered to Agent prior to the consummation of such Acquisition a certificate of the chief financial officer of the Borrowers demonstrating such compliance and solvency, which certificate shall be in form and substance reasonably satisfactory to Agent; (iv) Borrowers shall have delivered to Agent prior to the consummation of any such Acquisition copies of all of the substantially final Acquisition Documents, together with any other information, agreements or documents that Agent may reasonably request in connection with such Acquisition; (v) no Default or Event of Default has occurred and is continuing immediately prior to and after giving effect to such Acquisition, (vi) promptly as soon as available and in any event not later than thirty (30) days after the consummation of such Acquisition, Borrowers shall have delivered to Agent copies of all of the final executed Acquisition Documents and such Acquisition Documents shall not differ in any material respect from the substantially final copies of the Acquisition Documents delivered to Agent under clause (iv) of this definition; and (vii) if in connection with any such Acquisition, any Borrower is granted a Lien as secured party on any assets of the applicable Target, promptly and in any event not later than thirty (30) days after the consummation of such Acquisition, Borrowers shall have delivered to Agent a UCC 3 assignment in appropriate form for filing naming Agent as secured party's assignee.

            "Permitted Contest" means, with respect to any Credit Party, a good faith contest by such Credit Party, by appropriate proceedings, of the validity or amount of any Charges, claims, obligations or liabilities of such Credit Party; provided, that (a) such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such Charges, (b) no Lien shall be imposed to secure payment of such Charges, claims, obligations or liabilities (other than payments to warehousemen and/or bailees) that is superior to any of the Liens securing the Obligations, (c) none of the Collateral becomes subject to forfeiture or loss as a result of such contest,
(d) such Credit Party shall promptly pay or discharge such contested Charges, claims, obligations, liabilities and all additional charges, interest, penalties and expenses, if any, and shall deliver to Agent evidence reasonably acceptable to Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Credit Party or the conditions set forth above in clause (a), (b) and (c) of this definition are no longer met, and (e) Agent has not advised Borrower Representative in writing that Agent reasonably believes that nonpayment or nondischarge thereof could have, or result in, a Material Adverse Effect.

            "Permitted Disposition" means a disposition of the Borrowers' wound care management business unit, provided that each of the following conditions are met: (a) no Default or Event of Default has occurred and is continuing immediately prior to and after giving effect to such disposition; (b) such disposition is consummated not later than December 31, 2003; (c) the aggregate sales price for such disposition is at least $25,000,000, and the entire amount of consideration for such disposition is paid in cash to Borrowers on the closing date of such disposition; provided, however that (i) up to 25% of the purchase price may be held in escrow upon terms satisfactory to Agent in its sole discretion and (ii) a portion of the consideration may be in the form of a promissory note issued by buyer to Borrowers in an amount and upon terms satisfactory to Agent it its sole discretion; and (d) after giving effect to such disposition, Borrowers are in pro forma compliance with the financial covenants in Sections 7.15, 7.16 and 7.17 and Holdings has delivered to Agent prior to the consummation of such disposition a certificate of the chief financial officer of Holdings demonstrating such compliance, which certificate shall be in form and substance reasonably satisfactory to Agent.

            "Permitted Encumbrances" means the following encumbrances: (a) Liens for taxes or assessments or other governmental Charges not yet due and payable or which are the subject of a Permitted Contest; (b) pledges or deposits of money securing statutory obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding Liens under ERISA); (c) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Credit Party is a party as lessee made in the ordinary course of business; (d) inchoate and unperfected workers', mechanics' or similar liens arising in the ordinary course of business, so long as such Liens attach only to Equipment, Fixtures and/or Real Property; (e) carriers', warehousemen's, suppliers' or other similar possessory liens arising in the ordinary course of business and securing liabilities in an outstanding aggregate amount not in excess of $25,000 at any time, so long as such Liens attach only to Inventory;
(f) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party is a party; (g) any attachment or judgment lien not constituting an Event of Default under Section 8.1(k); (h) zoning restrictions, easements, licenses, or other restrictions on the use of any Real Property or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such Real Property; (i) presently existing or hereafter created Liens in favor of Agent, on behalf of Lenders; and (j) Liens expressly permitted under clauses (b), (c), (e) and (f) of Section 7.2 of this Agreement.

            "Permitted Restructuring" means the corporate restructuring of the Borrowers described on Disclosure Schedule 1.1 (Permitted Restructuring); provided, however, that Borrowers shall not be permitted to effect the Permitted Restructuring or take any actions with respect thereto unless each of the following conditions have been satisfied in a manner satisfactory to Agent and Required Lenders in their sole and absolute discretion:

                  (a) the corporate and capital structure of the Borrowers (or any successor in interest) and all Subsidiaries and Affiliates thereof after giving effect to such proposed restructuring shall be as described on Disclosure Schedule 1.1 (Permitted Restructuring);

                  (b) immediately after giving effect to such corporate restructuring, (i) all assets (including Stock of Subsidiaries, except to the extent such Subsidiaries are being merged out of existence as part of such restructuring) presently owned by Borrowers will be owned by one or more successor and survivor entities (including any transferee) of Borrowers and/or a newly created Subsidiaries of Borrowers which become an Additional Borrower in accordance with the terms of this Agreement or Guarantors, as required by Agent (individually, a "Surviving Entity" and collectively, the "Surviving Entities"), (ii) there shall be no reduction in the assets or increase in the liabilities or change in net worth of the Surviving Entities, determined on a consolidated basis, from the assets, liabilities and net worth of Holdings and its consolidated Subsidiaries immediately prior to giving effect to such restructuring, provided, however that for purposes of determining compliance with this clause (ii) any disposition of assets as part of the Permitted Disposition shall be disregarded, and (iii) Agent and Required Lenders shall have received such pro forma balance sheets and other financial information and certificates of executive officers of Borrowers and Surviving Entity as it may reasonably request in order to verify that the conditions in the immediately preceding clause (ii) have been met;

                  (c) Agent shall have received one or more duly executed assignment and assumption agreements from each Surviving Entity and such other documents, instruments and agreements as Agent may require, in each case, in form and substance satisfactory to Agent in order to ensure (x) each such Surviving Entity shall be legally bound as a Borrower, Additional Borrower and/or Guarantor as required by Agent, and (y) Agent on behalf of itself and the other Lenders shall have a valid and perfected first priority security interest in the Collateral and all of the assets of each such Surviving Entity (subject only to Permitted Encumbrances), except for any assets that are disposed of in connection with the Permitted Disposition;

                  (d) Agent shall have received such other documents, instruments, agreements, certificates and legal opinions as Agent shall reasonably request in connection with the proposed restructuring, each in form and substance satisfactory to Agent, including, without limitation, certified copies of all plans of merger and merger documents, certificates (including good standing certificates), any asset transfer documentation, any other documents or instruments effectuating or evidencing the transactions contemplated under the Permitted Restructuring and proposed new or amended Organizational Documents for each Surviving Entity created or acquired in connection with the proposed restructuring;

                  (e) Agent shall have received evidence satisfactory to Agent that Agent (for the benefit of itself and Lenders) has a valid and perfected first priority security interest in the Collateral and all of the assets of each Surviving Entity, including (i) such documents, instruments and certificates (including Stock certificates) duly executed and authorized by each Credit Party and each Surviving Entity (including financing statements under the Code and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens) as Agent may request in order to perfect its security interests in the Collateral and such assets, and (ii) copies of UCC, tax, lien and judgment search reports in respect of each Surviving Entity, with results satisfactory to Agent;

                  (f) after giving effect to such proposed restructuring, (i) no Default or Event of Default shall exist, (ii) Credit Parties shall be in actual and pro forma compliance with the financial covenants in Sections 7.15, 7.16 and 7.17, (iii) Surviving Entities taken as a whole are Solvent, and (iv) Borrowers have delivered to Agent prior to the consummation of such restructuring a certificate of the chief financial officer of the Borrower Representative demonstrating such compliance and solvency, which certificate shall be in form and substance reasonably satisfactory to Agent

                  (g) Agent shall have received (i) evidence from Borrowers that they have obtained a favorable private letter ruling from the IRS that no Credit Party or Subsidiary thereof shall suffer any material adverse tax consequences as a result of such proposed restructuring or (ii) other evidence (including, without limitation, opinions of Borrowers accountants and financial advisors) that such proposed restructuring would not result in any material adverse tax consequences to any Credit Party or Subsidiary thereof;

                  (h) all of the mergers, consolidations, asset transfers or other transactions contemplated by the Permitted Restructuring shall be carried out in full compliance with any Applicable Law and each Credit Party and Surviving Entity shall have obtained all necessary Governmental Approvals and consents from third parties; and

                  (i) no suit, action or proceeding (including any action seeking injunctive relief) shall have been commenced or overtly threatened by any Person against any Credit Party or Surviving Entity in connection with such proposed restructuring or any of the transactions contemplated in connection therewith including, without limitation, the transactions described on Disclosure Schedule 1.1.

            "Permitted Restructuring Start Date" shall mean the effective date of the Initial Merger.

            "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

            "Plan" means, at any time, an "employee benefit plan" as defined in
Section 3(3) of ERISA, that any Credit Party or any member of a Controlled Group maintains, contributes to or has an obligation to contribute to or has maintained, contributed to or had an obligation to contribute to at any time within the past seven (7) years on behalf of participants who are or were employed by any Credit Party or any member of a Controlled Group.

            "Pledge Agreements" means, collectively, the Borrower Pledge Agreement, the Parent Pledge and any pledge agreements entered into after the Closing Date by any Credit Party (as required by this Agreement or any other Loan Document).

            "Prior Lender" means Healthcare Business Credit Corporation.

            "Prior Lender Obligations" means the Indebtedness and other obligations of one or more of the Borrowers to Prior Lender under that certain Loan and Security Agreement dated as of January 31, 2002, as amended (the "Prior Loan Agreement") by and among Holdings, Prior Lender, eBioCare.com, Inc. and Hemophilia Access, Inc., and the "Loan Documents" under and as defined in the Prior Loan Agreement.

            "Privacy and Security Rules" has the meaning ascribed to it in
Section 4.21.

            "Private Accounts" means, collectively, any and all Accounts that are not Government Accounts.

            "Qualified Assignee" means (a) any Lender, any Affiliate of any Lender and, with respect to any Lender that is an investment fund that invests in commercial loans, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor, and (b) any commercial bank, savings and loan association or savings bank or any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) that extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, and that in each case, has a rating of BBB or higher from Standard & Poor's Rating Group and a rating of Baa2 or higher from Moody's Investors Service, Inc. at the date that it becomes a Lender and that, through its applicable lending office, is capable of lending to the Borrowers without the imposition of any withholding or similar taxes; provided that (i) no Person determined by Agent to be acting in the capacity of a vulture fund or distressed debt purchaser shall be a Qualified Assignee, (ii) no Person or Affiliate of such Person (other than a Person that is already a Lender) holding Subordinated Debt or Stock issued by any Credit Party shall be a Qualified Assignee, and (iii) no Person that is a Competitor or a Subsidiary of a Competitor shall be a Qualified Assignee.

            "Qualified Plan" means a Pension Plan that is intended to be tax-qualified under Section 401(a) of the IRC.

            "Quarterly Date" means the first Business Day of each of January, April, July and October occurring after the Closing Date.

            "Questionnaire" means that certain due diligence request letter, dated as of March 3, 2003, drafted by Kilpatrick Stockton LLP and provided to Holdings, and all written responses of the Borrowers to such due diligence request letter.

            "Post-Closing Letter Agreement" means that certain Post-Closing Letter Agreement dated as of the date hereof among Borrower Representative and Agent, relating to certain post-closing covenants of the Borrowers.

            "Real Property" with respect to any Person, means all of such Person's right, title and interest in and to any owned or leased real property and any buildings and Fixtures located thereon.

            "Refinancing" means the repayment in full by the Borrowers of the Prior Lender Obligations on the Closing Date.

            "Reimbursement Obligations" means, at any time, all obligations of the Borrowers to reimburse the L/C Issuers pursuant to Section 2.5 for amounts paid by the L/C Issuers in respect of drawings under any Letters of Credit, including any portion of any such obligation to which a Lender has become subrogated pursuant to Section 2.5.

            "Reinvestment Period" has the meaning ascribed to it in Section 2.8(b).

            "Related Person" has the meaning ascribed to it in Section 6.16.

            "Related Transactions" means the initial borrowing under the Revolving Loan and the Term Loan on the Closing Date, an Acquisition, the Refinancing and the payment of all fees, costs and expenses associated with all of the foregoing and the execution and delivery of all of the Related Transactions Documents.

            "Related Transaction Documents" means the Loan Documents, any Acquisition Documents, the Assignment of Representations and all other material agreements or instruments executed in connection with the Related Transactions.

            "Relationship Bank" has the meaning ascribed to it in Section 6.16.

            "Release" means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

            "Reportable Event" means a reportable event as defined in Section 4043 of ERISA other than a reportable event for which the requirement to provide notice to the PBGC has been waived by regulation.

            "Required Lenders" means Lenders having (a) more than 50% of the Commitments of all Lenders, or (b) if the Commitments have been terminated, more than 50% of the aggregate outstanding principal amount of all Loans and Reimbursement Obligations.

            "Reserves" means reserves established by Agent in its reasonable credit judgment from time to time pursuant to Section 2.1(g) against Borrowing Availability of the Borrowers. Without limiting the generality of the foregoing, Reserves established to ensure the payment of accrued Interest Expenses or any Indebtedness shall be deemed to be a reasonable exercise of Agent's sole credit judgment.

            "Restricted Payment" means, with respect to any Credit Party (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of Stock, (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of such Credit Party's Stock or any other payment or distribution made in respect thereof, either directly or indirectly, (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Subordinated Debt, (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Credit Party now or hereafter outstanding, (e) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Credit Party's Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission, (f) any payment, loan, contribution, or other transfer of funds or other property to any holder of stock or equity interests of such Credit Party other than payment of compensation in the ordinary course of business to any holders of stock or equity interests who are employees, officers or directors of such Person, and (g) any payment of management fees (or other fees of a similar nature) by such Credit Party to any holder of Stock of such Credit Party or its Affiliates.

            "Revolving Credit Advance" has the meaning ascribed to it in Section 2.1(a).

            "Revolving Credit Availability" means the maximum Outstanding Amount (determined on any date of determination after giving effect to any proposed advance to be made on such date) that when added to Funded Debt of Borrowers and their Subsidiaries, would not cause the Borrowers to have a Senior Leverage Ratio of greater than 2.25 to 1.00 as of any date of determination.

            "Revolving Credit Commitment" means (a) with respect to any Lender listed on the signature pages hereof, the amount (if any) set forth thereon opposite the name of such Lender under the heading "Revolving Credit Commitment", (b) with respect to any assignee of a Revolving Credit Commitment, the amount of the transferor Lender's Revolving Credit Commitment assigned to such assignee pursuant to Section 11.6, and (c) as to all Lenders having a Revolving Credit Commitment, the aggregate commitment of all Lenders to make Revolving Credit Advances, which aggregate commitment shall be Fifteen Million Dollars ($15,000,000) on the Closing Date, in each case, as such amount may be reduced from time to time pursuant to

Section 2.8 or changed as a result of an assignment pursuant to Section 11.6. The term "Revolving Credit Commitment" does not include the Swingline Commitment.

            "Revolving Credit Commitments" means the sum of the Revolving Credit Commitments of all Lenders in effect at such time.

            "Revolving Credit Commitment Termination Date" means June 9, 2008.

            "Revolving Lenders" means, as of any date of determination, Lenders having a Revolving Credit Commitment.

            "Revolving Loan" means, at any time, the sum of (a) the aggregate amount of Revolving Credit Advances outstanding to the Borrowers plus (b) the aggregate L/C Obligations incurred on behalf of the Borrowers. Unless the context otherwise requires, references to the outstanding principal balance of the Revolving Loan shall include the outstanding balance of L/C Obligations.

            "Revolving Note" has the meaning ascribed to it in Section 2.2.

            "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

            "Security Agreements" means collectively, the Borrower Security Agreement, the Parent Security Agreement and any other security agreements now or hereafter executed by any Person in favor of Agent and Lenders to secure the Obligations.

            "Seller Indemnity Payment" means any payment to any Credit Party or any Subsidiary of any amount pursuant to any indemnity provision of any Acquisition Agreement.

            "Senior Funded Debt" means Indebtedness incurred under this Agreement and any other Funded Debt that does not constitute Subordinated Debt.

            "Senior Leverage Ratio" means, at any time with respect to the Borrowers and their Subsidiaries, on a consolidated basis, the ratio obtained by dividing (a) Senior Funded Debt by (b) EBITDA for the twelve (12) months ending as of the last day of the most recent month for which financial statements have been delivered pursuant to Section 5.1(a).

            "Single Employer Plan" means a Plan maintained by the Borrowers or any member of the Controlled Group for employees of the Borrowers or any member of the Controlled Group.

            "Solvent" means, with respect to any Person on a particular date, that on such date (a) the assets of such Person, at a fair valuation (with such assets being measured on a going concern basis if and only to the extent that such Person's business could reasonably be viewed at the time of any such determination as in fact being conducted as a going concern in light of the business historically conducted by such Person and such other facts and circumstances existing at such time that are relevant under Applicable Law to such determination, and otherwise, if such Person is not conducting its business as a going concern, such assets shall be measured on a liquidation basis and in any event without attributing any value to any asset of such Person constituting goodwill), exceed its liabilities, including contingent liabilities, (b) the remaining capital of such Person is not unreasonably small to conduct its business and (c) such Person will not have incurred debts, and does not have the present intent to incur debts, beyond its ability to pay such debts as they mature. For purposes of this definition, "debt" means any liability on a claim, and "claim" means any (i) right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. In computing the amount of contingent liabilities of any Person on any date, such liabilities shall be computed at the amount that, in the reasonable judgment of the Agent in light of all facts and circumstances existing at such time, represents the amount of such liabilities that reasonably can be expected to become actual or matured liabilities.

            "Stated Rate" has the meaning ascribed to it in Section 2.15(b).

            "Stock" means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Exchange Act).

            "Subordinated Debt" means any Indebtedness of any Credit Party subordinated to the Obligations in a manner and form satisfactory to Agent and Lenders in their sole discretion, as to right and time of payment and as to any other rights and remedies thereunder.

            "Subordinated Notes" means (a) that certain 4.4% Amended and Restated Promissory Note due February 28, 2007 issued by Holdings in favor of Jon M. Tamiyasu, in his capacity as Stockholder Representative, in an aggregate outstanding principal amount as of the Closing Date of $3,600,000 pursuant to the provisions of that certain Stock Purchase Agreement, dated January 27, 2002, by and among Holdings and the stockholders of Apex Therapeutic Care, Inc., as amended through the Closing Date, (b) those certain 3% Subordinated Convertible Notes due June 28, 2007 issued by Holdings in an aggregate original principal amount of $6,000,000 pursuant to the provisions of that certain Asset Purchase Agreement, dated as of June 28, 2002, by and among Holdings, Infinity Infusion LLC, Infinity Infusion II LLC and IIC GP, LLC and (c) that certain 3% Subordinated Convertible Note due October 23, 2005 issued by Holdings in an aggregate original principal amount of $3,000,000 pursuant to the provisions of the Home Care Purchase Agreement.

            "Subsidiary" means, with respect to any Person, (a) any corporation of which an aggregate of more than fifty percent (50%) of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of fifty percent (50%) or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner or may exercise the powers of a general partner. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of the Borrowers.

            "Surviving Entity" has the meaning ascribed to it in the definition of Permitted Restructuring.

            "Swingline Advance" has the meaning ascribed to it in Section
2.1(e).

            "Swingline Availability Period" means the period from and including the Closing Date to but excluding the Swingline Maturity Date.

            "Swingline Borrowing" means a borrowing of a Swingline Loan pursuant to Section 2.6(a).

            "Swingline Commitment" means the obligation of the Swingline Lender to make Swingline Loans to the Borrowers in an aggregate principal amount at any one time outstanding not to exceed $5,000,000.

            "Swingline Lender" means GE Capital, in its capacity as the Swingline Lender under the swingline facility described in Section 2.6, and its successors in such capacity.

            "Swingline Loan" means a loan made by the Swingline Lender pursuant to Section 2.6(a).

            "Swingline Maturity Date" means the day that is thirty (30) days before the Revolving Credit Commitment Termination Date.

            "Swingline Note" has the meaning ascribed to it in Section 2.2(c).

            "Target" means a Person, group of assets or business line that is the subject of an Acquisition.

            "Target Seller" means the seller of a Target in an Acquisition.

            "Temporary Cash Investment" means any Investment in (a) direct obligations of the United States or any agency thereof, or obligations fully guaranteed by the United States or any agency thereof, (b) commercial paper rated at least A-1 by Standard & Poor's Rating Group and P-1 by Moody's Investors Service, Inc., (c) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized under the laws of the United States or any State thereof and has capital, surplus and undivided profits aggregating at least $500,000,000 and which issues (or the parent of which issues) certificates of deposit or commercial paper with a rating described in clause (b) above, (d) repurchase agreements with respect to securities described in clause (a) above entered into with an office of a bank or trust company meeting the criteria specified in clause
(c) above, provided in each case that such Investment matures within one (1) year from the date of acquisition thereof by any Credit Party or (e) any money market or mutual fund that invests only in the foregoing and the manager of which and the liquidity of which is reasonably satisfactory to the Agent.

            "Term Loan" has the meaning ascribed to it in Section 2.1(b).

            "Term Loan Amortization Date" has the meaning ascribed to it in
Section 2.1(b).

            "Term Loan Commitment" means (a) as to any Lender listed on the signature pages hereof, the amount (if any) set forth opposite the name of such Lender under the heading "Term Loan Commitment", (b) with respect to any assignee of a Term Loan Commitment, the amount of the transferor Lender's Term Loan Commitment assigned to such assignee pursuant to Section 11.6, and (c) as to all Lenders with a Term Loan Commitment, the aggregate commitment of all Lenders to make the Term Loan, which aggregate commitment shall be Twenty Million Dollars ($20,000,000) on the Closing Date. After advancing the Term Loan on the Closing Date, each reference to a Lender's Term Loan Commitment shall refer to the outstanding principal amount of that Lender's Term Loan.

            "Term Loan Maturity Date" means June 9, 2008.

            "Term Note" has the meaning set forth in Section 2.2(b).

            "Third Party Payor" means any governmental entity, insurance company, health maintenance organization, professional provider organization or similar entity that is obligated to make payments on any Account.

            "Title IV Plan" means a Pension Plan (other than a Multi-employer
Plan), that is covered by Title IV of ERISA, and that any Credit Party or any member of a Controlled Group maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

            "Total Leverage Ratio" means, at any time with respect to the Borrowers and their Subsidiaries, on a consolidated basis, the ratio obtained by dividing (a) Funded Debt by (b) EBITDA for the twelve (12) months ending as of the last day of the most recent month for which financial statements have been delivered pursuant to Section 5.1(a).

            "Transactions Rule" has the meaning ascribed to it in Section 4.21.

            "TRICARE" means, collectively, a program of medical benefits covering former and active members of the uniformed services and certain of their dependents, financed and administered by the United States Departments of Defense, Health and Human Services and Transportation, which program was formerly known as the Civilian Health and Medical Program of the Uniformed Services (CHAMPUS), and all laws, rules, regulations, manuals, orders and administrative, reimbursement and other guidelines of all Governmental Authorities promulgated in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

            "TRICARE Account" means an Account payable pursuant to TRICARE.

            "Type" defines a Loan by reference to whether such Loan is a LIBOR Loan or Borrowing or a Base Rate Loan or Borrowing. Identification of a Borrowing or group of Advances by Type indicates that such Borrowing or group of Advances is comprised of Advances of the specified Type.

            "Unfunded Pension Liability" means, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, plus (b) for a period of five (5) years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Credit Party or any member of a Controlled Group as a result of such transaction.

            "Unused Line Fee" has the meaning ascribed to it in Section 2.7(b).

            "Welfare Plan" means a Plan described in Section 3(i) of ERISA.

            "Wells Fargo Letter of Credit" means that certain letter of credit issued by Well Fargo Bank, N.A. for the account of Borrowers in the face amount of $500,000 for the benefit of a lessor in connection with that certain real property lease agreement between Holdings and such lessor existing on the Closing Date.

            "Working Capital" shall mean, as of any date of determination, Borrowers' and their Subsidiaries' Current Assets less their Current Liabilities.

            Section 1.2. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time in the United States ("GAAP"), applied on a basis consistent (except for changes concurred in by the Credit Parties' independent public accountants) with the most recent audited consolidated financial statements of the Credit Parties delivered to the Lenders; provided that, if: (a) the Borrower Representative notifies the Lenders that the Borrowers wish to amend any provision of any Loan Document to eliminate the effect of any change in GAAP on the operation of such provision, or (b) the Agent notifies the Borrower Representative that the Required Lenders wish to amend any provision of any Loan Document for such purpose, then compliance with such provision shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such provision is amended in a manner satisfactory to the Borrower Representative and the Required Lenders.

            Section 1.3. Other Definitional Provisions. The terms "Accounts", "Chattel Paper", "Code", "Contracts", "Deposit Accounts", "Documents", "Fixtures", "Equipment", "General Intangibles", "Goods", "Intellectual Property", "Instruments", "Inventory",

"Investment Property", "Letter-of-Credit Rights", "License" and "Software" have the meanings assigned to such terms in Section 1 of the Borrower Security Agreement. References in this Agreement to "Articles", "Sections", "Schedules" or "Exhibits" shall be to Articles, Sections, Schedules or Exhibits of or to this Agreement unless otherwise specifically provided. Any of the terms defined in Section 1.1 may, unless the context otherwise requires, be used in the singular or plural depending on the reference. "Include", "includes" and "including" shall be deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import. "Writing", "written" and comparable terms refer to printing, typing and other means of reproducing words on paper. Except as otherwise expressly provided herein, references to any agreement or contract are to such agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of such Person; provided that no Credit Party may assign its rights or obligations under any Loan Document without the prior written consent of the Agent and the Lenders. References "from," "through" or "to" any date mean, unless otherwise specified, mean "from and including," "through and including", and "to but excluding", respectively. References to any statute and related regulation shall include any amendments, modifications and supplements of the same and any successor statutes and regulations.

                                   ARTICLE II.

                                 THE FACILITIES

            Section 2.1. The Facilities.

            (a) Revolving Credit Advances.Upon the terms and subject to the conditions set forth herein, from time to time during the period from the Closing Date to the Revolving Credit Commitment Termination Date, each Lender, severally and not jointly, agrees to advance funds to the Borrowers (each a "Revolving Credit Advance"); provided that immediately after each such Advance is made (and after giving effect to any substantially concurrent application of the proceeds thereof to repay outstanding Advances, Reimbursement Obligations or Swingline Loans):

                        (i) such Lender's Outstanding Amount shall not exceed
            its Revolving Credit Commitment, and

                        (ii) the aggregate Outstanding Amount of all the Lenders
            shall not exceed the lesser of the Maximum Commitment Amount or the Borrowing Availability then in effect.

            (b) Term Loans. Upon the terms and subject to the conditions set forth herein, on the Closing Date each Lender, severally and not jointly, agrees to advance funds to the Borrowers (each a "Term Loan") in a principal amount equal to its Term Loan Commitment. The several Lenders shall make the Term Loans under this subsection ratably in proportion to their respective Term Loan Commitments. Term Loans are not revolving in nature and any portion of such Loan that is repaid or prepaid may not be reborrowed. The Borrowers shall repay the Term Loans in equal quarterly principal installments of $1,000,000 on August 31,

November 30, February 28, and May 31 of each year commencing on November 30, 2003, together with accrued interest thereon. To the extent not otherwise repaid, the entire outstanding principal amount of the Term Loans, together with all accrued and unpaid interest thereon, shall become due and payable in full upon the opening of business on the Term Loan Maturity Date.

            (c) [RESERVED]

            (d) Swingline Facility. The Swingline Lender agrees to advance funds to the Borrowers (each as "Swingline Advance"), and the Revolving Lenders agree to purchase participations therein from time to time, all upon the terms and conditions specified in Section 2.6.

            (e) Letter of Credit Facility.The Revolving Lenders agree to incur, or purchase participations in, L/C Obligations incurred by the L/C Issuer upon the terms and subject to the conditions specified in Section 2.5.

            (f) [RESERVED]

            (g) Reserves. The Agent shall have the right to establish, modify or eliminate Reserves against Revolving Credit Availability from time to time in its sole credit judgment. Agent shall endeavor to give prior notice to the Borrower Representative of the imposition of such Reserves, provided that the failure to give such notice shall not invalidate the imposition of such Reserve or result in any liability of the Agent or Lenders to any Credit Party or any other Person.

            Section 2.2. Notes.

            (a) Revolving Notes. The Revolving Loan of each Lender shall be evidenced by a single revolving note, substantially in the form of Exhibit A (each such note, a "Revolving Note"), dated the Closing Date in an aggregate principal amount equal to the amount of such Lender's Revolving Credit Commitment, duly executed and delivered and payable by the Borrowers to such Lender. Each Lender shall record the date and amount of each Revolving Credit Advance made by it, and the date and amount of each payment of principal made by the Borrowers with respect thereto, and prior to any transfer of its Revolving Note shall endorse on Schedule A thereto (or any continuation thereof) forming a part thereof appropriate notations to evidence the foregoing information with respect to such Revolving Loan then outstanding; provided that the failure of any Lender to make any such recordation or endorsement shall not affect the obligations of the Borrowers hereunder or under any Revolving Note. Each Lender is hereby irrevocably authorized by the Borrowers to so endorse its Revolving Note and to attach to and make a part of its Revolving Note a continuation of any such schedule as and when required.

            (b) Term Loan Notes. The Term Loan of each Lender shall be evidenced by a term note substantially in the form of Exhibit B (each such note, a "Term Note"), dated the Closing Date in a principal amount equal to the initial principal amount of such Term Loan or the portion of such Term Loan assigned to such Lender in accordance with Section 11.6, duly executed and delivered by the Borrowers and payable to the Lender of such Term Loan.

            (c) Swingline Notes. The Swingline Loan shall be evidenced by a swingline note substantially in the form of Exhibit C (such note, the "Swingline Note"), dated the Closing Date in a principal amount equal to the Swingline Commitment or the portion of such Swingline Loan assigned to any Lender in accordance with Section 11.6, duly executed and delivered by the Borrowers and payable to the Swingline Lender or other holder of such Swingline Loan.

            (d) [RESERVED]

            Section 2.3. Method of Borrowing; Funding of Loans; Agent May Assume Funding; Failure to Fund.

            (a) Method of Borrowing.

                        (i) Whenever the Borrowers desire to receive an Advance, including the initial Advance, or to convert any portion of the outstanding Base Rate Loans into one or more LIBOR Borrowings (a "Conversion"), or to continue all or any portion of an outstanding LIBOR Loan for another or additional LIBOR Period (a "Continuation"), Borrower Representative on behalf of the applicable Borrower shall give the Agent notice in writing (by telecopy or by telephone confirmed immediately in writing) in the form of a duly completed Exhibit D-1 (a "Notice of Borrowing") duly executed by an Authorized Signatory, in the case of an Advance or Continuation of, or a Conversion into, a LIBOR Borrowing, three
      (3) Business Days before the requested date of such Advance, Conversion or Continuation, and in the case of an Advance of a Base Rate Borrowing, not later than 11:00 a.m. (New York City time) on the Business Day before the requested date of such Advance (which shall be a Business Day). Such Notice of Borrowing shall specify (i) the requested date of the Advance, Conversion or Continuation, which shall be a Business Day, (ii) in the case of a Conversion or Continuation, which existing Borrowings include the Loans or portions thereof to be affected by such Notice, (iii) the amount of the Advances to be incurred, and/or the Borrowings to be created by such Conversion or Continuation, (iv) the Class of the Loans comprising each requested Borrowing, (v) in the case of a LIBOR Advance, Conversion or Continuation, the duration of the LIBOR Period of the requested Borrowing and (vi) such other information as the Agent shall request. If a request for a Conversion or Continuation is not timely made prior to the expiration of a LIBOR Period, or is not made in accordance with this Section, the portions of the Loans proposed to be affected thereby shall be converted into, or continued as, Base Rate Loans. Any Notice of Borrowing received after 2:00 p.m. (New York City time) shall be deemed received on the following Business Day. Each Notice of Borrowing shall be irrevocable upon receipt by the Agent.

                  (ii) [RESERVED]

            (b) Funding of Loans. Promptly after receiving a Notice of Borrowing, the Agent shall notify each Lender of the contents of such Notice of Borrowing, of such Lender's Percentage of the Advances or Borrowings requested by such Notice of Borrowing and, in the case of a LIBOR Borrowing, the applicable LIBOR Period. In the case of an Advance, each Lender shall make available to the Agent at the Agent's Office its Lender's Percentage of such requested Advance, in lawful money of the United States of America in immediately available funds, prior to 1:00 p.m. (New York City time) on the specified date.
The Agent shall, unless it shall have determined that one of the conditions set forth in Article III has not been satisfied, by 3:00 p.m. (or in the case of a LIBOR Borrowing, 12 p.m.) (New York City time) on such day, credit the amounts received by it in like funds to the Borrowers Account, to repay Swingline Loans, to repay Reimbursement Obligations, to pay expenses incurred by the Agent for the Borrowers' account or in such other manner as the Agent shall reasonably determine.

            (c) Agent May Assume Funding. Unless the Agent shall have received notice from a Lender prior to the date of any particular Advance that such Lender will not make available to the Agent such Lender's Percentage of such Advance, the Agent may assume that such Lender has made such amount available to it on the date of such Advance in accordance with subsection (b) of this Section 2.3, and may (but shall not be obligated to), in reliance upon such assumption, make available a corresponding amount for the account of the Borrowers on such date. If and to the extent that such Lender shall not have so made such amount available to the Agent, such Lender and the Borrowers severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the day such amount is made available to the Borrowers until the day such amount is repaid to the Agent, at (i) in the case of the Borrowers, a rate per annum equal to the greater of (x) the Federal Funds Rate and (y) the interest rate applicable thereto pursuant to Section 2.4, and
(ii) in the case of such Lender, a rate per annum equal to (x) for each day from the day such amount is made available to the Borrowers through the third succeeding Business Day, the Federal Funds Rate for such day as determined by the Agent and (y) for each day thereafter until the day such amount is repaid to the Agent, the Base Rate for such day. If such Lender shall repay such corresponding amount to the Agent, the amount so repaid shall constitute such Lender's Loan included in such Borrowing for purposes of this Agreement.

            (d) Lender's Failure to Fund. The failure of any Lender to make an Advance on the date of any Borrowing shall not relieve any other Lender of its obligation hereunder, if any, to make its Advance on that date. Neither the Agent nor any Lender shall be responsible for the failure of any other Person to make any Advance hereunder on the date required therefor.

            (e) Reliance on Notices; Appointment of Borrower Representative. Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any Notice of Borrowing or similar notice believed by Agent to be genuine. Agent may assume that each Person executing and delivering any notice in accordance herewith was duly authorized, unless the responsible individual acting thereon for Agent has actual knowledge to the contrary. Each Borrower hereby designates Curative Health Services, Inc. as its representative and agent on its behalf for the purposes of issuing Notices of Borrowing, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, requesting Letters of Credit, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or Borrowers under the Loan Documents. Borrower Representative hereby accepts such appointment. Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from Borrower Representative as a notice or communication from all Borrowers, and may give any notice or communication required or permitted to be given to any Borrower or Borrowers hereunder to Borrower Representative on behalf of such Borrower or Borrowers. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

            Section 2.4. Interest on Loans.

            (a) Interest. Each Loan shall bear interest on the outstanding principal amount thereof from the date of the applicable Advance until repaid in full, whether before or after default, judgment or the institution of proceedings under any bankruptcy, insolvency or other similar law, as provided in this Section 2.4. Unless the Default Rate has been imposed, each Loan shall bear interest on the outstanding principal amount thereof until due at a rate per annum equal to (i) to the extent and so long as it is a Base Rate Loan, the Base Rate as in effect from time to time plus the Applicable Margin, and (ii) to the extent and so long as it is a LIBOR Loan, the LIBOR Rate plus the Applicable Margin.

            (b) Interest Options. Subject to the provisions hereof, all or portions of the Loans, at the option of the Borrower Representative, may be made or Continued as, or Converted into, Base Rate Loans or one or more LIBOR Loan, or any combination thereof; provided that LIBOR Loans may not be Converted, but may be Continued, and such Continuation may occur on (and only on) the last day of an applicable LIBOR Period; provided, further, that Loans of any Class may only be part of a Borrowing consisting of Loans of the same Class; and provided, further, that no Advances shall be made as part of, and no Loans shall be Continued as, LIBOR Loans, and all existing LIBOR Loans shall be Converted into Base Rate Loans on the last day of the applicable LIBOR Period, so long as a Default shall have occurred and be continuing and the Agent shall have determined in its sole discretion to suspend the Borrowers' LIBOR Borrowing option. Each LIBOR Borrowing shall be in a minimum amount of $500,000 and in greater whole multiples of $500,000. There shall at no time be in effect more than five (5) LIBOR Borrowings.

            (c) Post-Default Interest. During the period that any Default or Event of Default shall have occurred and be continuing, at the election of the Agent (or at the written request of Required Lenders), all Loans and other outstanding Obligations shall bear interest at the Default Rate. Agent shall endeavor to give Borrower Representative notice of the imposition of such Default Rate within a reasonable time thereafter; provided that the failure to give such notice shall not invalidate the imposition of such Default Rate or result in any liability of the Agent or Lenders to any Credit Party or any other Person.

            (d) Payments. Interest due pursuant to this Agreement shall be payable (i) in the case of any Loans, on the Interest Payment Date, and (ii) in the case of any other Obligation, when any portion of such Obligation shall be due (whether at maturity, by reason of prepayment or acceleration or otherwise), but only to the extent then accrued on the amount then so due. Interest at the Default Rate shall be payable on demand.

            (e) Determination. Each determination by the Agent of the interest rate hereunder shall be conclusive and binding for all purposes, absent clear and convincing evidence to the contrary.

            Section 2.5. Letters of Credit.

            (a) Letters of Credit. Upon the terms and subject to the conditions set forth herein, from time to time during the period commencing on the Closing Date and ending on the date that is thirty (30) days prior to the Revolving Credit Commitment Termination Date, the Revolving Credit Commitment may, in addition to Advances under the Revolving Loan, be utilized, upon the request of Borrower Representative on behalf of the applicable Borrower, for (i) the issuance of standby letters of credit for the account of such Borrower by GE Capital or any other L/C Issuer approved by the Agent, (ii) the issuance of commercial letters of credit for the account of such Borrower by any L/C Issuer other than GE Capital approved by Agent or (iii) the issuance of standby letters of credit or commercial letters of credit for the account of such Borrower under risk participation agreements entered into by GE Capital, as L/C Issuer, with other banks or financial institutions (the letters of credit described in clauses (i), (ii) and (iii) will be referred to hereinafter collectively as "Letters of Credit"). Immediately upon the issuance by a L/C Issuer of a Letter of Credit, and without further action on the part of Agent or any of the Lenders, each Lender with a Revolving Credit Commitment shall be deemed to have purchased from such L/C Issuer a participation in such Letter of Credit (or in its obligation under a risk participation agreement with respect thereto) equal to such Lender's Percentage of the aggregate amount available to be drawn under such Letter of Credit. Immediately after each such Letter of Credit is issued and participations therein are sold to the Lenders as provided in this subsection:

                        (i) the Aggregate L/C Exposure shall not exceed the L/C
            Limit;

                        (ii) in the case of each Lender, its Outstanding Amount
            shall not exceed its Revolving Credit Commitment; and

                        (iii) the aggregate Outstanding Amount of all the
            Lenders shall not exceed the lesser of the Maximum Commitment Amount or the Borrowing Availability then in effect.

If required to obtain such issuance by an L/C Issuer that is not Agent, an affiliate or a subsidiary thereof or a Lender, Agent agrees to enter into risk participation agreements with respect to the obligations of the applicable Borrower under the Letter of Credit pursuant to which Agent acquires the credit risk with respect to such Borrower's payment and performance of its obligations arising under and with respect to such Letter of Credit to the L/C Issuer. Upon any such issuance and/or entering in to a risk participation agreement, without further action by any party hereto, (x) each Revolving Lender shall be deemed to have purchased from Agent and/or such L/C Issuer, and (y) such L/C Issuer and/or Agent shall be deemed to have sold to each Revolving Lender, a participation in the then existing or thereafter arising Reimbursement Obligations with respect to such Letter of Credit, on the terms specified in this Agreement, in each case equal to such Lender's Percentage thereof.

            (b) Permitted Terms. Each Letter of Credit must (i) support a transaction entered into in the ordinary course of business of the applicable Borrower and (ii) be in a form, for an amount and contain such terms and conditions as are reasonably satisfactory to each of the L/C Issuer and the Agent in its sole discretion. No Letter of Credit shall have an expiration date later than the close of business on the earlier of: (A) the date that is one (1) year after such Letter of Credit is issued (or, in the case of any renewal or extension thereof, one (1) year after the expiration of such renewal or extension) and (B) the date that is thirty (30) Business Days prior to the Revolving Credit Commitment Termination Date. Notwithstanding the foregoing, a Letter of Credit may provide for automatic extensions of its expiration date for one (1) or more successive one year periods; provided that the L/C Issuer that issued such Letter of Credit has the right to terminate such Letter of Credit on each such annual expiration date and no renewal term may extend the term of the Letter of Credit to a date that is later than thirty (30) Business Days prior to the Revolving Credit Commitment Termination Date.

            (c) Request for Issuance of Letter of Credit. The Borrower Representative shall give Agent at least three (3) Business Days' prior written notice requesting the issuance of any Letter of Credit. The notice shall be accompanied by the form of the Letter of Credit (which shall be acceptable to the Agent and the L/C Issuer) and a completed application for standby letter of credit, master standby agreement, application for agreement for documentary letter of credit or master documentary agreement (as applicable), in each case, in form and substance satisfactory to Agent.

            (d) Notice of Proposed Extensions of Expiration Dates. The L/C Issuer or the Borrower Representative shall give the Agent at least three (3) Business Days' notice before such L/C Issuer extends (or allows an automatic extension of) the expiration date of any Letter of Credit issued by it (whether such extension results from a request therefor by the Borrower Representative or, in the case of an evergreen Letter of Credit, from the absence of a request by the Borrower Representative for the termination thereof). Such notice shall
(i) identify such Letter of Credit, (ii) specify the date on which such extension is to be made (or the last day on which such L/C Issuer can give notice to prevent such extension from occurring) and (iii) specify the date to which such expiration date is to be so extended. Upon receipt of such notice, the Agent shall promptly notify each Lender of the contents thereof. No L/C Issuer shall extend (or allow the extension of) the expiration date of any Letter of Credit if (x) the extended expiration date would be after (A) the date that is one (1) year after the date on which such Letter of Credit is to be extended or (B) the date that is the thirty (30) Business Days before the Revolving Credit Commitment Termination Date or (y) such L/C Issuer shall have been notified by the Agent or the Required Lenders expressly to the effect that any condition specified in Section 3.4 is not satisfied at the time such Letter of Credit is to be extended; provided that, in the case of such notice from the Agent or Required Lenders, such L/C Issuer receives such notice prior to the date notice of non-renewal is required to be given by such L/C Issuer and such L/C Issuer has had a reasonable period of time to act on such notice.

            (e) Notice of Issuances. Promptly upon issuing any Letter of Credit, the relevant L/C Issuer will notify the Agent of the date of such Letter of Credit, the amount thereof, the beneficiary or beneficiaries thereof and the expiration date. Upon receipt of such notice, the Agent shall promptly notify each Revolving Lender of the contents thereof and the amount of such Revolving Lender's participation in the relevant Letter of Credit. Promptly upon issuing any Letter of Credit, the relevant L/C Issuer will send a copy of such Letter of Credit to the Agent.

            (f) Drawings. Upon receiving a demand for payment under any Letter of Credit from the beneficiary thereof, the relevant L/C Issuer shall determine, in accordance with the terms of such Letter of Credit, whether such demand for payment should be honored. If such L/C Issuer determines that any such demand for payment should be honored, such L/C Issuer shall (i) promptly notify the Borrower Representative and the Agent as to the amount to be paid by such L/C Issuer as a result of such demand and the date on which such amount is to be paid (an "L/C Payment Date") and (ii) on such L/C Payment Date make available to such beneficiary in accordance with the terms of such Letter of Credit the amount of the drawing under such Letter of Credit.

            (g) Reimbursement and Other Payments by the Borrowers. If any amount is drawn under any Letter of Credit:

                        (i) the Borrowers irrevocably and unconditionally agrees
            to reimburse the relevant L/C Issuer for all amounts paid by such L/C Issuer immediately upon such drawing, together with interest on the amount drawn at the rate applicable to Base Rate Loans for each day from and including the date such amount is drawn to but excluding the date such reimbursement payment is due and payable. Such reimbursement payment shall be due and payable on the relevant L/C Payment Date and Borrowers hereby authorize and direct Agent, at Agent's option, to debit any Borrower's account (by increasing the outstanding principal balance of the Revolving Loan) in the amount of any payment made by an L/C Issuer with respect to any Letter of Credit; and

                        (ii) in addition, the Borrowers agree to pay to the
            relevant L/C Issuer interest on any and all amounts not paid by the Borrowers when due hereunder with respect to a Letter of Credit, for each day from and including the date when such amount becomes due, but excluding the date such amount is paid in full, payable on demand, at a rate per annum equal to the Default Rate.

Each payment to be made by the Borrowers pursuant to this Section 2.5(g) shall be made to the relevant L/C Issuer in federal or other funds immediately available to it at its address specified in or pursuant to Section 11.3.

            (h) Payments by Lenders with Respect to Letters of Credit. In the event Agent elects not to debit Borrowers' account for any Reimbursement Obligations and the Borrowers fail to reimburse the relevant L/C Issuer as and when required by Section 2.5(g) above for all or any portion of any amount drawn under a Letter of Credit issued by it:

                        (i) such L/C Issuer may notify the Agent of such unpaid
            Reimbursement Obligation and request that the Revolving Lenders reimburse such L/C Issuer for their respective Percentages thereof. Upon receiving any such notice from an L/C Issuer, the Agent shall promptly notify each Revolving Lender of such unpaid Reimbursement Obligation and such Lender's Percentage thereof. Upon receiving such notice from the Agent, each Lender shall make available to such L/C Issuer, at its address specified in or pursuant to Section 11.3, an amount equal to such Revolving Lender's Percentage of such unpaid Reimbursement

            Obligation as set forth in such notice, in federal or other funds immediately available to such L/C Issuer, by 3:00 p.m. (New York City time) (A) on the day such Revolving Lender receives such notice if it is received at or before 12:00 Noon (New York City time) on such day or (B) on the first Business Day following such Lender's receipt of such notice if it is received after 12:00 Noon (New York City time) on the date of receipt, in each case together with interest on such amount for each day from and including the relevant L/C Payment Date to but excluding the day such payment is due from such Revolving Lender at the Federal Funds Rate for such day. Upon payment in full thereof, such Revolving Lender shall be subrogated to the rights of such L/C Issuer against the Borrowers to the extent of such Revolving Lender's Percentage of such unpaid Reimbursement Obligation (including interest accrued thereon). Nothing in this
            Section 2.5(h) shall affect any rights any Revolving Lender may have against any L/C Issuer for any action or omission for which such L/C Issuer is not indemnified under Section 2.5(j); and

                        (ii) if any Revolving Lender fails to pay any amount
            required to be paid by it pursuant to this Section 2.5(h) on the date on which such payment is due, interest shall accrue on such Revolving Lender's obligation to make such payment, for each day from and including the date such payment became due to but excluding the date such Lender makes such payment, at a rate per annum equal to (x) for each day from the day such payment is due through the third succeeding Business Day, inclusive, the Federal Funds Rate for such day as determined by the relevant L/C Issuer and (y) for each day thereafter, the Base Rate for such day. Any payment made by any Revolving Lender after 3:00 p.m. (New York City time) on any Business Day shall be deemed for purposes of the preceding sentence to have been made on the next succeeding Business Day.

If the Borrowers shall reimburse any L/C Issuer for any drawing with respect to which any Revolving Lender shall have made funds available to such L/C Issuer in accordance with this Section 2.5(h), such L/C Issuer shall promptly upon receipt of such reimbursement distribute to such Revolving Lender its Percentage thereof, including interest, to the extent received by such L/C Issuer.

            (i) Obligation Absolute. The obligation of the Borrowers to reimburse Agent and any applicable Revolving Lenders for payments made with respect to any L/C Obligation shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest or other formalities, and the obligation of each applicable Revolving Lender to make payments to Agent with respect to Letters of Credit shall be unconditional and irrevocable. Such obligations of the Borrowers and Revolving Lenders shall be paid strictly in accordance with the terms hereof under all circumstances including the following:

                        (i) any lack of validity or enforceability of any Letter
            of Credit or this Agreement or the other Loan Documents or any other agreement relating to the Letter of Credit;

                        (ii) the existence of any claim, setoff, defense or
            other right that any Credit Party or any of their respective Affiliates or any Lender may at any time have against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such transferee may be acting), Agent, any Lender, or any other Person, whether in connection with this Agreement, the Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between the Credit Party or any of their respective Affiliates and the beneficiary of the Letter of Credit);

                        (iii) any draft, demand, certificate or any other
            document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                        (iv) payment by Agent (except as otherwise expressly
            provided in paragraph (k)(ii)(C) below) or any L/C Issuer under any Letter of Credit or L/C Obligation against presentation of a demand, draft or certificate or other document that does not comply with the terms of such Letter of Credit or L/C Obligation;

                        (v) any other circumstance or event whatsoever that is
            similar to any of the foregoing;

                        (vi) the fact that a Default or an Event of Default has
            occurred and is continuing;

                        (vii) any amendment or waiver of or any consent or
            departure from all or any of the provisions of any Letter of Credit or any Loan Document; or

                        (viii) any other act or omission to act or delay of any
            kind of any L/C Issuer, Agent, any Lender or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this subsection, constitute a legal or equitable discharge of any Borrowers' obligations hereunder.

            (j) Indemnification; Nature of Lenders' Duties.

                        (i) In addition to amounts payable as elsewhere provided
            in this Agreement, each Borrower hereby agrees to pay and to protect, indemnify and save harmless Agent and each Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and allocated costs of internal counsel) that Agent or any Lender may incur or be subject to as a consequence, direct or indirect, of
            (A) the issuance of any Letter of Credit or the incurrence of any L/C Obligation in respect thereof, or (B) the failure of Agent or any Lender seeking indemnification or of any L/C Issuer to honor a demand for payment under any Letter of Credit or of the Agent to make any payment under any L/C Obligation as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than to the extent solely as a result of the gross negligence or willful misconduct of Agent or such Lender (as finally determined by a court of competent jurisdiction).

                        (ii) As between Agent and any Lender, on the one hand,
            and any Borrower, on the other hand, such Borrower assumes all risks of the acts and omissions of, or misuse of any Letter of Credit by, beneficiaries of any Letter of Credit. In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law, neither Agent nor any Lender shall be responsible for (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged, (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason, (C) the failure of the beneficiary of any Letter of Credit to comply fully with conditions required to demand payment under such Letter of Credit; provided that in the case of any payment by Agent under any Letter of Credit or L/C Obligation, Agent shall be liable only to the extent such payment was made solely as a result of its gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit or L/C Obligation complies on its face with any applicable requirements for a demand for payment under such Letter of Credit or any guaranty thereof, (D) errors, omissions, interruptions or delays in transmission or delivery of any messages by mail, cable, telegraph, telex or otherwise, whether or not they may be in cipher, (E) errors in interpretation of technical terms,
            (F) any loss or delay in the transmission or otherwise of any document required to make a payment under any Letter of Credit or L/C Obligation, (G) the credit of the proceeds of any drawing under any Letter of Credit or L/C Obligation and (H) any consequences arising from causes beyond the control of Agent or any Lender. None of the above shall affect, impair or prevent the vesting of any of Agent's or any Lender's rights or powers hereunder or under this Agreement.

                        (iii) Nothing contained herein shall be deemed to limit
            or expand any waivers, covenants or indemnities made by any Borrower in favor of any L/C Issuer in any letter of credit application, reimbursement agreement or similar document, instrument or agreement between any Borrower and such L/C Issuer, including the application for standby Letter of Credit, master standby agreement, application for documentary Letter of Credit or master agreement for documentary Letter of Credit.

            (k) Cash Collateral.

                        (i) If the Borrowers are required to provide cash
            collateral for any L/C Obligations pursuant to this Agreement prior to the Commitment Termination Date, the Borrowers will pay to Agent for the ratable benefit of itself and the Revolving Lenders cash in an amount equal to one hundred five percent

            (105%) of the maximum amount then available to be drawn under each applicable Letter of Credit. Such cash shall be held by Agent in a cash collateral account (the "Cash Collateral Account") maintained at a bank or financial institution acceptable to Agent in its sole discretion. The Cash Collateral Account shall be in the name of the Borrowers and shall be pledged to, and subject to the control of, Agent, for the benefit of Agent and the Revolving Lenders, in a manner satisfactory to Agent. Each Borrower hereby pledges and grants to Agent, on behalf of itself and the Revolving Lenders, a security interest in all such funds and Cash Equivalents held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the L/C Obligations and other Obligations, whether or not then due. This Agreement, including the provisions of this Section 2.5(k), Obligations shall constitute a security agreement under applicable law.

                        (ii) If any L/C Obligations, whether or not then due and
            payable, shall for any reason be outstanding on the Commitment Termination Date, the Borrowers shall either (A) provide cash collateral therefor in the manner described above, (B) cause all such Letters of Credit and L/C Obligations, if any, to be canceled and returned, or (C) deliver a stand-by letter (or letters) of credit in guaranty of such L/C Obligations, which stand-by letter (or letters) of credit shall be of like tenor and duration (plus thirty (30) additional days) as, and in an amount equal to one hundred five percent (105%) of the aggregate maximum amount then available to be drawn under, the Letters of Credit to which such outstanding L/C Obligations relate and shall be issued by a Person, and shall be subject to such terms and conditions, as are satisfactory to Agent in its sole discretion.

                        (iii) From time to time after funds are deposited in the
            Cash Collateral Account by the Borrowers, whether before or after the Commitment Termination Date, Agent may apply such funds or Cash Equivalents then held in the Cash Collateral Account to the payment of any amounts, and in such order as Agent may elect, as shall be or shall become due and payable by the Borrowers to Agent and the Revolving Lenders with respect to such L/C Obligations and, upon the satisfaction in full of all L/C Obligations, to any other Obligations of the Borrowers then due and payable.

                        (iv) Neither the Borrowers nor any Person claiming on
            behalf of or through any Borrower shall have any right to withdraw any of the funds or Cash Equivalents held in the Cash Collateral Account, except that upon the termination of all L/C Obligations and the payment of all amounts payable by the Borrowers to Agent and Lenders in respect thereof, any funds remaining in the Cash Collateral Account shall be applied to other Obligations then due and owing and upon payment in full of such Obligations, any remaining amount shall be paid to the Borrower or as otherwise required by law. Interest earned on deposits in the Cash Collateral Account shall be for the account of Agent.

                        (v) Borrowers agree to execute such Control Letters and
            such other documents and instruments as the Agent shall require with respect to the security interests created under this Section.

            Section 2.6. Swingline Loans.

            (a) Swingline Commitment. Upon the terms and subject to the conditions set forth herein, from time to time during the Swingline Availability Period, the Swingline Lender agrees to advance funds to the Borrowers pursuant to this Section; provided that, immediately after each such Advance is made (and after giving effect to any substantially concurrent application of the proceeds thereof to repay outstanding Advances or Reimbursement Obligations and to any Lender interest therein):

                        (i) the aggregate outstanding principal amount of the
            Swingline Loans shall not exceed the Swingline Commitment;

                        (ii) in the case of each Lender, its Outstanding Amount
            shall not exceed its Revolving Credit Commitment; and

                        (iii) the aggregate Outstanding Amount of all the
            Lenders shall not exceed the lesser of (A) the Revolving Credit Availability then in effect and (B) the aggregate Revolving Credit Commitment then in effect.

Each Swingline Advance shall be in a minimum amount of $100,000 or integral multiples of $10,000 in excess thereof. Subject to the foregoing limits, the Borrowers may borrow, repay and reborrow Swingline Advances at any time during the Swingline Availability Period.

            (b) Notice of Swingline Borrowing. The Borrower Representative shall give the Swingline Lender notice (a "Notice of Swingline Borrowing"), substantially in the form of Exhibit D-2 hereto, not later than 11:00 a.m. (New York City time) on the date of each requested Swingline Advance, specifying:

                        (i) the date of such Advance, which shall be a Business
            Day; and

                        (ii) the amount of such Advance.

            (c) Funding of Swingline Loans. As promptly as practicable following receipt of a Notice of Swingline Borrowing, the Swingline Lender shall, unless the Swingline Lender determines that any applicable condition specified in
Article III has not been satisfied, make available the amount of such Swingline Advance in federal or other funds immediately available as provided in Section 2.3(b).

            (d) Interest. The Swingline Loans shall bear interest on the outstanding principal amount thereof, for each day from and including the day such Swingline Advance is made to but excluding the date repaid, at a rate per annum equal to the rate applicable to Base Rate Advances for such day. Such interest shall be payable on the Interest Payment Date.

            (e) Optional Prepayment of Swingline Loans. The Borrowers may prepay the Swingline Loans in whole at any time, or from time to time in part, by giving notice of such prepayment to the Swingline Lender not later than 12:00 Noon (New York City time) on the date of prepayment and paying the principal amount to be prepaid, together with interest accrued thereon to the date of prepayment, to the Swingline Lender in the manner provided in Section 2.14 not later than 3:00 p.m. (New York City time) on the date of prepayment.

            (f) Mandatory Prepayment of Swingline Loan. The Borrowers shall prepay the Swingline Loans, together with interest accrued thereon to the date of prepayment, upon the acceleration of the Obligations pursuant to Article
VIII. On the date of each Revolving Credit Advance, the Agent shall apply the proceeds thereof to prepay all Swingline Loans then outstanding, together with interest accrued thereon to the date of prepayment.

            (g) Maturity of Swingline Loan. The Swingline Loans outstanding on the Swingline Maturity Date shall be due and payable on such date, together with interest accrued thereon to such date.

            (h) Refunding Unpaid Swingline Loans. If (x) the Swingline Loans are not paid in full on the Swingline Maturity Date or (y) the Swingline Loans become immediately due and payable pursuant to Article VIII, the Swingline Lender (or the Agent on its behalf) may, by notice to the Lenders (including the Swingline Lender, in its capacity as a Lender), require each Lender to pay to the Swingline Lender an amount equal to such Lender's Percentage of the aggregate unpaid principal amount of the Swingline Loans then outstanding. Such notice shall specify the date on which such payments are to be made, which shall be the first Business Day after such notice is given. Not later than 12:00 Noon (New York City time) on the date so specified, each Lender shall pay the amount so notified to it to the Swingline Lender at its address specified in or pursuant to Section 11.3, in federal or other funds immediately available in New York, New York. The amount so paid by each Lender shall constitute a Base Rate Advance to the Borrowers and each Lender hereby irrevocably agrees (absent gross negligence of the Swingline Lender as determined by a court of competent jurisdiction) to the making of such Base Rate Advance notwithstanding (i) the amount of such Advance may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Section 3.1 or 3.4. as applicable, are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the failure of any such request or deemed request for Revolving Loans to be made by the time otherwise required in Section 2.1, (v) the date of such mandatory Advance or
(vi) any reduction in the Revolving Credit Commitments or termination of the Revolving Credit Commitments immediately prior to such mandatory Advance contemporaneously therewith; provided that, if the Lenders are prevented from making such Base Rate Revolving Credit Advances to the Borrowers by the provisions of the United States Bankruptcy Code or otherwise, the amount so paid by each Lender shall constitute a purchase by it of a participation in the unpaid principal amount of the Swingline Loan and interest accruing thereon after the date of such payment; provided that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is purchased and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Swingline Lender, to the extent not paid to the Swingline Lender by the Borrowers in accordance with the terms of subsection (d) hereof, interest on the principal amount of participation purchased for each day from and including the day upon which such borrowing would otherwise have occurred to, but excluding, the date of payment for such participation. Each Lender's obligation to make such payment or to purchase such participation under this subsection shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (1) any set-off, counterclaim, recoupment, defense or other right which such Lender or any other Person may have against the Swingline Lender or the Borrowers, (2) the occurrence or continuance of a Default or an Event of Default or the termination of the Commitments, (3) any adverse change in the condition (financial or otherwise) of the Borrowers or any other Person, (4) any breach of this Agreement by any party hereto or (5) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

            (i) Termination of Swingline Commitment. The Borrowers may, upon at least three (3) Business Days' notice to the Swingline Lender and the Agent, terminate the Swingline Commitment at any time, if no Swingline Loans are outstanding at such time. Unless previously terminated, the Swingline Commitment shall terminate at the close of business on the Swingline Maturity Date.

            Section 2.7. Certain Fees.

            (a) Agent Fees. The Borrowers shall pay to GE Capital, individually, the Fees as and when required pursuant to the GE Capital Fee Letter at the times specified for payment therein.

            (b) Unused Line Fee. As additional compensation for the Revolving Lenders, the Borrowers shall pay to Agent, for the ratable benefit of such Revolving Lenders, in arrears, on the first Business Day of each month prior to the Commitment Termination Date and on the Commitment Termination Date, a fee (the "Unused Line Fee") for the Borrowers' non-use of available funds in an amount equal to (i) the Applicable Margin (calculated on the basis of a 360 day year for the number of actual days elapsed) multiplied by (ii) the difference between (x) the Maximum Commitment Amount (as it may be reduced from time to time) minus (y) the average for the period of the daily closing balances of the aggregate Revolving Loans and the Swingline Loans outstanding during the period for which such Fee is due.

            (c) Prepayment Fee. If the Borrowers shall pay after acceleration or prepay all or any portion of the Term Loan, or prepay the Revolving Loans and reduce or terminate the Revolving Credit Commitments, whether voluntarily or involuntarily and whether before or after acceleration of the Obligations, or if any of the Commitments are otherwise terminated, the Borrowers shall pay to Agent, for the ratable benefit of Lenders as liquidated damages and compensation for the costs of being prepared to make funds available hereunder an amount equal to (i) the Applicable Percentage multiplied by (ii) the sum of (A) the principal amount of the Term Loan paid after acceleration or prepaid, plus (B) the amount of the reduction of the Revolving Credit Commitment. The Credit Parties agree that the Applicable Percentages are a reasonable calculation of Lenders' lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early termination of the Commitments. Notwithstanding the foregoing, no prepayment fee shall be payable by the Borrowers upon (i) a mandatory prepayment made pursuant to Sections 2.8 and 2.15; provided that the Borrowers do not permanently reduce or terminate the Revolving Credit Commitment upon any such prepayment and, in the case of prepayments and corresponding Commitment reductions made pursuant to Section 2.8(b) or Section 2.8(c), the transaction giving rise to the applicable prepayment and reduction is not prohibited under
Article VII, or (ii) any prepayment of the Term Loan occurring on or prior to December 31, 2003 from proceeds of Permitted Dispositions.

            (d) Letter of Credit Fee. (i) The Borrowers agree to pay to the Agent for the ratable benefit of Revolving Lenders, with respect to the L/C Obligations incurred hereunder, (A) for the benefit of the Agent and the L/C Issuer, all customary costs and expenses incurred by the Agent and the L/C Issuer on account of such L/C Obligations, (B) for the ratable benefit of the Revolving Lenders, for each day during any month in which any L/C Obligation shall remain outstanding, a fee (the "Letter of Credit Fee") in an amount equal to (x) the Applicable Margin (calculated on the basis of a 360 day year for actual days elapsed) multiplied by (y) the maximum amount available for drawing (whether or not such day is a Business Day and whether or not the conditions for drawing thereunder have been satisfied) under all Letters of Credit at the close of business on such day, and (C) for the sole benefit of the L/C Issuer, a fronting fee (the "Fronting Fee") in an amount equal to .125% of the face amount of each Letter of Credit. The Letter of Credit Fee shall be paid to Agent for the ratable benefit of the Revolving Lenders monthly in arrears, on the first day of each month and on the Commitment Termination Date. The Fronting Fee shall be paid to the Administrative Agent, for the benefit of the L/C Issuer on the date of issuance of the applicable Letter of Credit. In addition, the Borrowers shall pay to any L/C Issuer, on demand, such fees (including all per annum fees), customary charges and expenses of such L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of any Letter of Credit or otherwise payable pursuant to the application and related documentation under which any Letter of Credit is issued. During any period during which the Default Rate shall have been imposed pursuant Section 2.4(c), or, in the absence of such imposition, during any period during which the Required Lenders could have imposed the Default Rate pursuant to such Section and instead elect to impose the provisions of this paragraph, the Letter of Credit Fee otherwise in effect pursuant to the preceding paragraph shall be increased by two percent (2%) per annum.

            Section 2.8. Mandatory Repayments and Prepayments.

            (a) Prepayment of Excess Outstanding Amount; Maturity of
Obligations.

                        (i) If at any time the aggregate unpaid principal
            balance of the Revolving Loans exceeds the Revolving Credit Availability, then, the Borrowers shall immediately prepay Revolving Loans without premium or penalty (except to the extent required by Section 2.7(c) in connection with a prepayment and termination of this Agreement) in an aggregate principal amount sufficient to eliminate such excess (or if no such Loans and Swingline Loans are outstanding, deposit cash in a collateral account in accordance with
            Section 2.5(k)).

                        (ii) The Revolving Credit Commitment of each Lender
            shall terminate at the opening of business on the Revolving Credit Commitment Termination Date, and there shall become due and the Borrowers shall pay on the Revolving Credit Commitment Termination Date, the entire outstanding principal amount of each Revolving Loan and of each L/C Obligation, together with


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

            accrued and unpaid interest thereon to but excluding the Revolving Credit Commitment Termination Date.

                        (iii) To the extent not otherwise repaid, the entire
            outstanding principal amount of the Term Loans, together with all accrued and unpaid interest thereon, shall become due and payable in full upon the opening of business on the Term Loan Maturity Date.

            (b) Asset Dispositions. Immediately upon any Credit Party's receipt of Net Cash Proceeds of any Asset Disposition or any sale of Stock of any Subsidiary of any Credit Party, the Borrowers shall prepay an aggregate principal amount of Loans (and to the extent that any Net Cash Proceeds in excess of the outstanding principal amount of Loans, cash collateralize L/C Obligations in accordance with Section 2.5(k)) equal to one hundred percent (100%) of all such Net Cash Proceeds. Notwithstanding the foregoing, so long as no Default or Event of Default shall have occurred and be continuing, Borrowers shall be permitted to use an amount up to (i) the entire proceeds of any Permitted Disposition to consummate a Permitted Acquisition(s) within 90 days after the date of consummation of such Permitted Disposition (such 90-day period referred to herein as the "Reinvestment Period"); provided that at all times during the Reinvestment Period and prior to the use the proceeds of the Permitted Disposition to consummate Permitted Acquisitions, Borrowers shall cause such proceeds to be deposited in a depository account at a financial institution satisfactory to Agent, which account shall be subject to a tri-party control agreement, in form and substance satisfactory to Agent, (ii) up to $5,000,000 individually or in the aggregate in proceeds of any Permitted Disposition to satisfy in full the Department of Justice Obligations, (iii) the entire amount of the proceeds of any dispositions of obsolete or worn-out property to the extent permitted under clause (b)(iii) of Section 7.8 to purchase assets that are used or useful in the business of Borrowers the Credit Parties within 180 days after receipt of such proceeds by any Credit Party, and
(iv) the entire amount of the proceeds of any sales or settlement of disputed or delinquent Accounts to the extent permitted under clause (b)(v) of Section 7.8. If Borrowers fail to use any portion of (x) the proceeds of the Permitted Disposition to consummate Permitted Acquisitions or to satisfy the Department of Justice Obligations within the Reinvestment Period, or (y) fails to timely reinvest the proceeds of any asset disposition permitted under clause (b)(iii) of Section 7.8 in accordance with clause (iii) above of this Section 2.8(b), Borrowers shall immediately apply such proceeds against principal in accordance with Section 2.10(b). Any prepayment under this Section 2.8(b) shall be applied in accordance with Section 2.10(b).

            (c) Stock Issuances. If any Credit Party issues Stock, immediately upon receipt of the Net Cash Proceeds thereof (other than (i) proceeds of the issuance of Stock by any Borrower received on or before the Closing Date, (ii) proceeds from the issuance of Stock to officers, directors and employees of any Borrower, (iii) proceeds of the issuance of Stock to any Borrower or any Subsidiary of any Borrower) and (iv) Stock of Holdings issued in connection with Permitted Acquisitions, provided that (x) no cash is received by any Credit Party in connection with the issuance of such Stock (other than payment of nominal par value for the shares issued) and (y) no Change of Control would result therefrom), such Borrower shall prepay an aggregate principal amount of Loans (and to the extent of any Net Cash Proceeds in excess of the outstanding principal amount of Loans, cash collateralize L/C Obligations in accordance with
Section 2.5(k)) in an amount equal to one hundred percent (100%) of all such Net Cash

Proceeds. Any prepayment under this Section 2.8(c) shall be applied in accordance with Section 2.10(b).

            (d) Excess Cash Flow. On the date that is fifteen (15) days after the earlier of (i) the date on which the Borrowers' annual audited financial statements for any Fiscal Year are delivered pursuant to Section 5.1(b) or (ii) the date on which such annual audited financial statements were required to be delivered for such Fiscal Year pursuant to such Section, Borrowers shall prepay an aggregate principal amount of the Loans (and to the extent of any Excess Cash Flow in excess of the outstanding principal amount of Loans, cash collateralize L/C Obligations in accordance with Section 2.5(k)) in an amount equal to fifty percent (50%) of Excess Cash Flow for such Fiscal Year. Any prepayment of Loans under this Section 2.8(d) shall be applied in accordance with Section 2.10(b) and shall be accompanied by a certificate signed by the Borrower Representative's chief financial officer certifying the manner in which Excess Cash Flow and the resulting prepayment were calculated, which certificate shall be in form and substance reasonably satisfactory to Agent.

            (e) Seller Indemnity Payments. Promptly upon receipt by any Credit Party or any Subsidiary of any Seller Indemnity Payment, an amount equal to 100% of the Net Cash Proceeds of such payment; provided that: (i) if such Seller Indemnity Payment is being made to such Credit Party to reimburse the Credit Parties for the cost of any claim or expense paid by such Credit Party to a Person not an Affiliate of any Credit Party and/or any judgment, settlement or award in connection therewith (or are to be used to pay the same within thirty days following the receipt of such Net Cash Proceeds; provided that to the extent any such amounts are not so applied, they shall be applied to prepay the Loans and/or L/C Obligations on or before such thirtieth day), then the Net Cash Proceeds of all such Seller Indemnity Payments may be retained by the applicable Credit Party rather than being paid to the Agent under this Section 2.8(e); and
(ii) any other Seller Indemnity Payments not covered by the immediately proceeding clause (i) in an aggregate amount up to $250,000 may be retained by the applicable Credit Party rather than being paid to the Agent under this
Section 2.8(e).

            Section 2.9. Optional Prepayments. Borrowers may prepay the Loans in whole or in part (in minimum principal amounts of $100,000 or in any larger integral multiple of $10,000, or the total remaining amount outstanding) upon at least three (3) Business Days' (or, in the case of Base Rate Revolving Loans, one (1) Business Day's) prior irrevocable written notice to the Lenders, subject to the payment of any prepayment fee provided in Section 2.7(c) and the payment of any prepayment charges incurred pursuant to Section 9.4(d). The aggregate principal amount of Loans designated for prepayment in any notice of optional prepayment given pursuant to this Section shall become due and payable on the date fixed for prepayment as specified in such notice.

            Section 2.10. Application of Payments. (a) Prepayments pursuant to
Section 2.9 may be applied to either Revolving Loans or Term Loans, at the Borrower Representative's election, provided that prepayments on the Loans pursuant to Sections 2.8(b), 2.8(c), 2.8(d) and 2.8(e) shall be applied as provided in Section 2.10(b).

            (b) With respect to the prepayments described in Sections 2.8(b), 2.8(c), 2.8(d) and 2.8(e), such prepayments shall first be applied (i) to the pro rata payment of Term

Loans in the inverse order of maturity of the scheduled installments of such Loans and (ii) at any time after the Term Loans shall have been prepaid in full, such prepayments shall be applied to reduce the outstanding principal balance of the Revolving Loans pro rata. Considering each Type of Loan being prepaid separately, any such prepayment shall be applied first to Base Rate Loans of the Type required to be prepaid before application to LIBOR Loans of the Type required to be prepaid, in each case in a manner which minimizes any resulting LIBOR breakage fee.

            (c) Each payment or prepayment of less than all of the outstanding aggregate principal amount of the Loans of any Class shall be applied pro rata to the Loans of that Class of all Lenders according to the respective outstanding principal amounts of Loans of that Class held by each such Lender.

            Section 2.11. Reduction of Revolving Credit Commitments. (a) The Revolving Credit Commitment shall be permanently reduced (i) by the amount of each payment made pursuant to Sections 2.11(b) applied to Revolving Loans to the extent directed by the Borrower Representative, and (ii) to zero Dollars ($0) on the Commitment Termination Date.

            (b) The Borrowers shall have the right, at any time after the repayment in full of the Term Loans, to terminate in whole the Revolving Credit Commitments and this Agreement or, from time to time, irrevocably to reduce in part the amount of the Revolving Credit Commitments upon at least fifteen (15) days' prior written notice from Borrower Representative to the Agent. Such notice shall be irrevocable on the part of the Borrowers and shall specify the effective date of such termination or reduction, whether a termination or reduction is being made, and, in the case of any reduction, the amount thereof (which shall be in an amount of $100,000 or an integral multiple $10,000 in excess thereof). Upon any such reduction, the Borrowers shall simultaneously prepay any outstanding Revolving Loans (without premium except for the prepayment fee as required by Section 2.7(c) and except for the payment of any charges incurred pursuant to Section 9.4(d)) to the extent necessary so that the aggregate outstanding principal amount of the Revolving Loans does not exceed the amount of the Revolving Credit Commitment after giving effect to any partial reduction thereof. The aforesaid prior notice requirement shall not apply to the Agent's exercise of remedies under Section 8.2. The amount of the Revolving Credit Commitment may not be reinstated if it is reduced or if this Agreement is terminated by the Borrowers.

            (c) In the event the Borrowers exercise their rights under Section 2.11(b) to reduce the Revolving Credit Commitment or under Section 2.9 to prepay any portion of any Term Loan, the Borrowers agree that any such prepayment or reduction shall be accompanied by (i) in the case of a prepayment in full and termination of this Agreement, the payment by the Borrowers to the Agent for the ratable account of the Lenders of all accrued and unpaid interest and all fees and other remaining Obligations hereunder, (ii) if such prepayment or reduction shall occur on or prior to the third anniversary of the Closing Date, the prepayment fee provided for in Section 2.7(c) and (iii) the payment of any prepayment charges incurred pursuant to Section 9.4(d).

            Section 2.12. Loan Account and Accounting. The Agent shall maintain a loan account (the "Loan Account") on its books to record all Loans, all payments made by the

Borrowers, and all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations. All entries in the Loan Account shall be made in accordance with the Agent's customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on the Agent's most recent printout or other written statement, shall, absent clear and convincing evidence to the contrary, be presumptive evidence of the amounts due and owing to each Lender and the Agent by the Borrowers; provided that any failure to so record or any error in so recording shall not limit or otherwise affect the Borrowers' duty to pay the Obligations. The Agent shall render to the Borrower Representative a monthly accounting of transactions with respect to the Loans setting forth the balance of the Loan Account. Unless the Borrower Representative notifies the Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within thirty
(30) days after the date thereof, each and every such accounting shall (absent clear and convincing error) be deemed final, binding and conclusive upon the Credit Parties in all respects as to all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by the Borrowers.

            Section 2.13. Computation of Interest and Fees. Unused Line Fees pursuant to Section 2.7(b), Letter of Credit Fees pursuant to Section 2.7(d) and all interest hereunder and under the Notes shall be calculated for any period on the basis of a 360-day year for the actual number of days elapsed during such period, including the first day but excluding the last day of such period.

            Section 2.14. General Provisions Regarding Payments. All payments (including prepayments) to be made by the Credit Parties under any Loan Document, including payments of principal of and interest on the Notes, fees, expenses and indemnities, shall be made without set-off or counterclaim and in immediately available funds to each Lender's Payment Account before 1:00 p.m. (New York City time) on the date when due. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon, shall be payable at the then applicable rate during such extension. For purposes of computing interest and Fees and determining Borrowing Availability as of any date, all payments shall be deemed received on the first Business Day following the Business Day on which immediately available funds therefor are received in the Collection Account prior to 1:00 p.m. (New York City time). Payments received after 1:00 p.m. (New York City time) on any Business Day or on a day that is not a Business Day shall be deemed to have been received on the following Business Day.

            Section 2.15. Maximum Interest. (a) In no event shall the interest charged with respect to the Loans, the Notes or any other Obligations of any Credit Party under the Loan Documents exceed the maximum amount permitted under the laws of the jurisdiction whose law is specified as the governing law of this document pursuant to Section 11.10 or of any other applicable jurisdiction. For the purposes of making any such determination hereunder, the Loans hereunder shall be deemed a single loan in the amount of the Commitments.

            (b) Notwithstanding anything to the contrary herein or elsewhere, if at any time the rate of interest payable for the account of any Lender hereunder or any other Loan Document (the "Stated Rate") would exceed the highest rate of interest permitted under any applicable law to be charged by such Lender (the "Maximum Lawful Rate"), then for so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable for the account of such Lender shall be equal to the Maximum Lawful Rate; provided that if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, the Borrowers shall, to the extent permitted by law, continue to pay interest for the account of such Lender at the Maximum Lawful Rate until such time as the total interest received by such Lender is equal to the total interest which such Lender would have received had the Stated Rate been (but for the operation of this provision) the interest rate payable. Thereafter, the interest rate payable for the account of such Lender shall be the Stated Rate unless and until the Stated Rate again would exceed the Maximum Lawful Rate, in which event this provision shall again apply.

            (c) In no event shall the total interest received by any Lender exceed the amount which such Lender could lawfully have received had the interest been calculated for the full term hereof at the Maximum Lawful Rate with respect to such Lender.

            (d) In computing interest payable with reference to the Maximum Lawful Rate applicable to any Lender, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.

            (e) If any Lender has received interest hereunder in excess of the Maximum Lawful Rate with respect to such Lender, such excess amount shall be applied to the reduction of the outstanding principal balance of its Loans or to other amounts (other than interest) payable hereunder, and if no such principal or other amounts are then outstanding, such excess or part thereof remaining shall be paid to the Borrowers.

            Section 2.16. Additional Borrowers. The Borrower Representative may request in writing from time to time that any Subsidiary of Holdings be allowed to become a Borrower under this Agreement (each, an "Additional Borrower"); provided that such Subsidiary shall not become an Additional Borrower unless and until each and every of the following conditions precedent with respect to such Subsidiary have been satisfied or provided for in a manner reasonably satisfactory to Agent or waived in writing by Agent and the Lenders: (a) such Subsidiary shall have been formed or acquired by Holdings or any other Borrower;
(b) the Agent shall have consented in writing to such Subsidiary becoming an Additional Borrower; (c) no Default or Event of Default shall exist at the time of or after giving effect to such Subsidiary's becoming an Additional Borrower; and (d) the Agent shall have received the following documents with respect to such Subsidiary (each duly executed and delivered by the appropriate Persons specified below): (i) from such Subsidiary, the other Borrowers and the Guarantors, a joinder agreement in form and substance reasonably satisfactory to Agent (each, a "Joinder Agreement"), (ii) from such Subsidiary and the other Borrowers, a replacement Revolving Note in favor of each Revolving Lender in the form of Exhibit A, a replacement Term Note in favor of each Term Lender in the form of Exhibit B, and a replacement Swing Line Note in favor of the Swing Line Lender substantially in the form of Exhibit C, and (iii) from such and any other applicable Credit Parties, the various Loan Documents with respect to such Subsidiary required to be delivered under Section 6.14.


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

                                  ARTICLE III.

                                   CONDITIONS

            Section 3.1. Conditions to Closing. The obligation of each Lender to make any Extension of Credit on the Closing Date or for the Agent or any Lender to take, fulfill or perform any other action hereunder, shall be subject to satisfaction of all of the following conditions in a manner satisfactory to
Agent:

            (a) This Agreement or counterparts hereof, the Notes and the Borrower Security Agreement shall have been duly executed by the Borrowers, and delivered to the Agent and Lenders; and Agent shall have received such documents, instruments, agreements and legal opinions as Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Related Transactions Documents, including an opinion of counsel to the Credit Parties substantially in the form of Exhibit I and the other documents, instruments agreements and opinions listed in the Closing Checklist attached hereto as Exhibit K, each in form and substance reasonably satisfactory to the Agent;

            (b) (i) Agent shall have received a fully executed original of a pay-off letter reasonably satisfactory to Agent confirming that all of the Prior Lender Obligations will be repaid in full from the proceeds of the Term Loan and the initial Revolving Credit Advance and all Liens upon any of the property of the Borrowers or any of their Subsidiaries in favor of Prior Lender shall be deemed automatically released immediately upon such payment, and (ii) all letters of credit issued or guaranteed by Prior Lender shall have been cash collateralized, supported by a guaranty in favor of Agent or supported by a Letter of Credit issued pursuant to this Agreement, as mutually agreed upon by Agent and the Borrower Representative;

            (c) Agent shall have received (i) evidence satisfactory to it in its sole discretion that the Credit Parties have obtained all required consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents and the consummation of the Related Transactions or (ii) an Officer's Certificate in form and substance satisfactory to Agent affirming that no such consents or approvals are required;

            (d) Agent shall have received the Fees required to be paid by the Borrowers on the Closing Date in the respective amounts specified in Section 2.7 or in the GE Capital Fee Letter and shall have reimbursed the Agent for all fees, costs and expenses of closing presented as of the Closing Date;

            (e) The organizational and capital structure of each Credit Party and the terms and conditions of all Indebtedness of each Credit Party shall be acceptable to Agent in its sole discretion;

            (f) Agent shall have completed its business and legal due diligence, including a roll forward of its previous Collateral audit, with results satisfactory to Agent in its sole discretion;


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

            (g) As of the Closing Date, there will have been (i) since December 31, 2002, no material adverse change, individually or in the aggregate, in the business, financial or other condition of the Borrowers, the industry in which the Borrowers operate, or the Collateral or in the prospects or projections of the Borrowers, (ii) except as disclosed on Disclosure Schedule 3.1(g), no litigation commenced which, if successful, could reasonably be expected to have a Material Adverse Effect, and (iii) since December 31, 2002, no material increase in the liabilities, liquidated or contingent, of the Borrowers, or a material decrease in the assets of the Borrowers;

            (h) Agent shall have received copies of all Acquisition related diligence materials for Acquisitions completed by any Credit Party within the past two Fiscal Years, which shall, among other things, include information in sufficient detail to allow Agent to perform pre-acquisition and post-acquisition analysis of the financial performance of each acquired entity;

            (i) After giving effect to any Extensions of Credit to be made on the Closing Date, Borrowers shall be in compliance with all financial covenants set forth in this Agreement and Agent shall have received such certificates and information as it may request in order to verify such pro forma compliance with the financial covenants;

            (j) After giving effect to any Extensions of Credit to be made on the Closing Date, Borrowers shall have Borrowing Availability (calculated on a pro forma basis with trade payables being paid currently, expenses and liabilities being paid in the ordinary course of business and without acceleration of sales and without deterioration of working capital) of at least $10,000,000 in the aggregate; and

            (k) Agent shall have received the following, in each case, in form and substance satisfactory to Agent: (i) a Parent Guaranty, Parent Security Agreement and a Parent Pledge agreement, in each case duly executed by Parent, and (ii) a UCC pre-authorization letter, authorizing Agent to file UCC financing statements naming Parent as debtor with respect to the security grant and the collateral covered by the Collateral Documents executed by Parent.

            (l) Borrower Representative shall have executed and delivered to Agent the Post-Closing Letter Agreement.

            Section 3.2. [RESERVED]

            Section 3.3. [RESERVED]

            Section 3.4 Conditions to Each Extension of Credit. The obligation of any Lender to make any Extension of Credit (including on the Closing Date), is subject to the satisfaction of the following additional conditions:

            (a) receipt by the Agent of a Notice of Borrowing in accordance with
Section 2.3(a)(i);

            (b) no event or circumstance having a Material Adverse Effect shall have occurred since the date of this Agreement as determined by the Agent and the Required Lenders;


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

            (c) immediately before and after giving effect to such Extension of Credit, no Default or Event of Default shall have occurred and be continuing; and

            (d) the representations and warranties of the Credit Parties contained in the Loan Documents shall be true and correct in all material respects on and as of the date of and after giving effect to such Extension of Credit, except for such changes therein as are expressly permitted by the terms of this Agreement or consented to in writing by the Required Lenders and except to the extent that such representations and warranties are expressly stated to be made as of an earlier date, in which case they shall be true as of such earlier date.

Each Extension of Credit hereunder shall be deemed to constitute, as of the date thereof, (i) a representation and warranty by each Borrower on the date of such Extension of Credit as to the facts specified in clauses (b), (c) and (d) of this Section and (ii) a reaffirmation by Borrowers of the cross-guaranty provisions set forth in Section 12 and of the granting and continuance of Agent's Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents.

                                   ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES

            To induce each Lending Party to enter into the Loan Documents and to make Extensions of Credit, each Borrower, jointly and severally, makes the following representations and warranties to each Lending Party, each and all of which shall survive the execution and delivery of this Agreement:

            Section 4.1. Existence and Organizational Power; Compliance with Organizational Documents. Each Credit Party (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) is duly qualified to conduct its business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not result in a Material Adverse Effect, (c) has the requisite power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, (d) has all organizational powers necessary for the conduct of its business as now conducted or hereafter proposed to be conducted, and (e) is in full compliance with all provisions of its Organizational Documents.

            Section 4.2. Governmental Approvals, Compliance with Laws and Compliance with Agreements with Third Parties. Each Credit Party possesses in full force and effect all Governmental Approvals (including, as applicable, accreditations, licenses and certifications as a provider of health care services including those necessary for it to be eligible to receive payment and compensation and to participate under Medicare, Medicaid, TRICARE or CHAMPVA or any Blue Cross/Blue Shield or equivalent program) necessary for the conduct of its business and is in compliance with all provisions of all Healthcare Laws and all other Applicable Laws, except where the failure to possess such Governmental Approval or of such Governmental Approval to be in full force and effect or the failure to comply with Healthcare Laws or Applicable Laws could not reasonably be expected to have a Material Adverse Effect. No Credit Party is in breach of or default under or with respect to any contract, agreement, lease


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

or other instrument to which it is a party or by which any of its property is bound or affected, which breach or default could reasonably be expected to have a Material Adverse Effect.

            Section 4.3. Organizational and Governmental Approvals; No Contravention. The execution, delivery and performance by each Credit Party of the Loan Documents and Related Transaction Documents to which it is a party, and the consummation of the transactions contemplated to occur thereunder, (a) are within its organizational powers, have been duly authorized by all necessary organizational action, (b) require no Governmental Approval (other than the filing of UCC-1 financing statements, and such other filings as have been made and are in full force and effect), (c) do not contravene, or constitute a default under (i) any provision of Applicable Law the violation of which could reasonably be expected to have a Material Adverse Effect, (ii) the Organizational Documents of such Credit Party or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon any Credit Party and
(d) do not result in the creation or imposition of any Lien (other than the Liens created by the Collateral Documents) on any asset of any such Credit Party.

            Section 4.4. Binding Effect; Liens of Collateral Documents. (a) Each Loan Document and each Related Transaction Document to which any Credit Party, is a party constitutes a valid and binding agreement of such Credit Party in each case enforceable in accordance with its terms, subject to (i) the effect of any applicable bankruptcy, fraudulent transfer, moratorium, insolvency, reorganization or other similar laws affecting the rights of creditors generally and (ii) the effect of general principles of equity whether applied by a court of equity or law.

            (b) The Collateral Documents create valid security interests in the Collateral purported to be covered thereby, which security interests are perfected security interests, prior to all other Liens other than Permitted Prior Liens.

            Section 4.5. Financial Statements.

            (a) The financial information set forth in the financial statements listed on, and attached to, Disclosure Schedule 4.5(a) present fairly, in all material respects, in accordance with GAAP, the consolidated and consolidating financial position of the Credit Parties as at their respective dates and the consolidated and consolidating income, shareholders' equity and cash flows of the Credit Parties for the respective periods to which such statements relate (except in the case of unaudited interim financial statements for the absence of footnotes and normally recurring year-end adjustments). Any information other than financial information presented in such statements is true, correct and complete in all material respects. Except as disclosed or reflected in such financial statements or in Disclosure Schedule 4.5(a), no Credit Party has any liabilities, contingent or otherwise, nor any unrealized or anticipated losses, that, singly or in the aggregate, have had or might have a Material Adverse Effect.

            (b) The Budget delivered on the date hereof and attached hereto as Disclosure Schedule 4.5(b) was prepared by the Borrowers in light of the past operations of its businesses, but including future payments of known contingent liabilities, and reflect projections for the five year period beginning on April 1, 2003 on a month-by-month basis for the first year and on a year-by-year basis thereafter. The Budget is based upon estimates and assumptions stated


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

therein, all of which the Borrowers believe to be reasonable and fair in light of current conditions and current facts known to the Borrowers and, as of the Closing Date, reflect the Borrowers' good faith and reasonable estimates of the future financial performance of the Borrowers and its Subsidiaries and of the other information projected therein for the period set forth therein.

            Section 4.6. Material Adverse Effect. Between December 31, 2002 and the Closing Date: (a) no Credit Party has incurred any obligations, contingent or noncontingent liabilities, liabilities for Charges, long-term leases or unusual forward or long-term commitments that, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect; (b) no contract, lease or other agreement or instrument has been entered into by any Credit Party or has become binding upon any Credit Party's assets and no law or regulation applicable to any Credit Party has been adopted that has had or could reasonably be expected to have a Material Adverse Effect; (c) no Credit Party is in default and, to the best of each Credit Party's knowledge, no third party is in default under any material contract, lease or other agreement or instrument; and (d) no event has occurred, that alone or together with other events, could reasonably be expected to have a Material Adverse Effect.

            Section 4.7. Litigation. Except as disclosed on Disclosure Schedule 4.7, there is no action, suit, investigation or proceeding (collectively, "Litigation") pending or, to the knowledge of any Credit Party, threatened against or affecting any Credit Party or its property before any court or arbitrator or any Governmental Authority, that has a reasonable likelihood of being determined adversely to any Credit Party and that, if so determined, could reasonably be expected to have a Material Adverse Effect. There is no Litigation pending or, to the best knowledge of any Credit Party, threatened against or affecting, any party to this Agreement or any of the Related Transaction Documents before any court or arbitrator or any Governmental Authority which questions or challenges the validity of this Agreement or any of the other Related Transaction Documents or any transaction contemplated herein or therein.

            Section 4.8. Due Diligence Questionnaire; Full Disclosure. The Questionnaire is complete and correct in all respects. None of the Information (financial or otherwise) contained in the Questionnaire or otherwise furnished by or on behalf of any Credit Party to the Agent or any other Lending Party hereunder or in connection with the Loan Documents or the Related Transaction Documents or any of the transactions contemplated here by or thereby contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in the light of the circumstances under which such statements were made.

            Section 4.9. No Adverse Fact. No fact or circumstance is known to any Credit Party that, either alone or in conjunction with all other such facts and circumstances, has had or reasonably could be expected in the future to have a Material Adverse Effect, that has not been set forth or referred to in the financial statements referred to in Section 4.5 or in a writing specifically captioned "Disclosure Statement" and delivered to the Agent prior to the Agreement Date.

            Section 4.10. Ownership of Property, Liens. Each Credit Party is the lawful owner of, has good and marketable title to and is in lawful possession of, or has valid leasehold interests in, all properties and other assets (real or personal, tangible, intangible or mixed) purported to be owned, leased, subleased or used as the case may be, by such Credit Party on the most recent balance sheet referred to in Section 4.5 or, if more recent, delivered pursuant to Section 5.1, and none of such Credit Party's properties or assets is subject to any Liens, except Liens permitted pursuant to
Section 7.2.

            Section 4.11. Environmental Laws. Each Credit Party and its respective operations are (a) in material compliance with the requirements of all Environmental Laws and (b) not the subject of any investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to a Release of any Hazardous Material into the environment or the work place or the use of any such substance in any of its products or manufacturing operations, which noncompliance or remedial action could reasonably be expected to have a Material Adverse Effect.

            Section 4.12. ERISA. Each member of the Controlled Group has fulfilled its obligations under the minimum funding standards of ERISA and the IRC with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the IRC with respect to each Plan. No member of the Controlled Group has (a) sought a waiver of the minimum funding standard under Section 412 of the IRC in respect of any Plan, (b) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security under ERISA or the IRC or (c) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

            Section 4.13. Subsidiaries; Capitalization. Borrowers have no Subsidiaries on the Closing Date other than as set forth on Disclosure Schedule
4.13. Disclosure Schedule 4.13 sets forth the correct legal name and jurisdiction of organization of each of the Borrowers and their Subsidiaries. The authorized Stock of each of the Credit Parties are as set forth on Disclosure Schedule 4.13. All issued and outstanding Stock of each of the Credit Parties are duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens other than those in favor of Agent for the benefit of the Lending Parties, and such Stock was issued in compliance with all Applicable Laws. The identity of the holders of the Stock of each of the Credit Parties and the percentage of their fully diluted ownership of the Stock of each of the Credit Parties is set forth on Disclosure Schedule 4.13. No Stock of any Credit Party, other than that described above, is issued and outstanding. Except as provided in Disclosure Schedule 4.13, there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Credit Party of any Stock of any such entity. All outstanding Indebtedness and Guaranteed Obligations of each Credit Party as of the Closing Date (except for the Obligations) is described in Disclosure Schedule 4.13.

            Section 4.14. Government Regulations. No Credit Party is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940. No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the


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

Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder.

            Section 4.15. Margin Regulations. No Credit Party is engaged, nor will it engage, principally or as one of its activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "Margin Stock"). No Credit Party owns any Margin Stock and none of the proceeds from the Loans have been or will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the loans under this Agreement to be considered a "purpose credit" within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve Board. No Credit Party will take or permit to be taken any action that might cause any Loan Document to violate any regulation of the Federal Reserve Board.

            Section 4.16. Taxes. All tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by any Credit Party have been filed with the appropriate Governmental Authority and all Charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding Charges or other amounts which are the subject of a Permitted Contest or charges related to certain state and/or local taxes (other than income, gross receipts, sales, franchise or use taxes) in an aggregate amount not to exceed $50,000 at any time. Proper and accurate amounts have been withheld by each Credit Party from its respective employees for all periods in compliance with Applicable Laws and such withholdings have been timely paid to the respective Governmental Authorities.

            Section 4.17. Intellectual Property. Each Credit Party owns or has rights to use all Intellectual Property material to the conduct of its business as now or heretofore conducted by it or proposed to be conducted by it, without actual or claimed infringement upon the rights of third parties.

            Section 4.18. Solvency. Both before and after giving effect to (a) the Extensions of Credit to be made or extended on the Closing Date or such other date as Extensions of Credit requested hereunder are made or extended, the issuance of the guaranties of the Obligations and the pledge of assets as security therefor by all of the Credit Parties, (b) the disbursement of the proceeds of such Extensions of Credit pursuant to the instructions of the Credit Parties, (c) the consummation of the transactions contemplated in the Related Transactions Documents, and (d) the payment and accrual of all transaction costs in connection with the foregoing, the Borrowers and the other Credit Parties, taken as a whole, are Solvent.

            Section 4.19. Insurance. Disclosure Schedule 4.19 lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by each Credit Party, as well as a summary of the terms of each such policy.


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

            Section 4.20. Brokers. No broker or finder acting on behalf of any Credit Party brought about the obtaining, making or closing of the Loans, and no Credit Party has any obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

            Section 4.21. Compliance with HIPAA. To the extent that and for so long as (i) any Credit Party is a "covered entity" as defined in 45 C.F.R. ss. 160.103, (ii) any Credit Party and/or its business and operations are subject to or covered by the HIPAA Administrative Requirements codified at 45 C.F.R. Parts 160 & 162 (the "Transactions Rule") and/or the HIPAA Security and Privacy Requirements codified at 45 C.F.R. Parts 160 & 164 (the "Privacy and Security Rules"), and/or (iii) any Credit Party sponsors any "group health plans" as defined in 45 C.F.R. ss. 160.103, such Credit Party has: (x) completed, or will complete on or before any applicable compliance date, surveys, audits, inventories, reviews, analyses and/or assessments, including risk assessments, (collectively "Assessments") of all areas of its business and operations subject to HIPAA and/or that could reasonably be expected to be adversely affected by the failure of such Credit Party to be HIPAA Compliant (as defined below) to the extent that such Credit Party reasonably believes that these Assessments are appropriate or required for such Credit Party to be HIPAA Compliant; (y) developed, or will develop on or before any applicable compliance date, a detailed plan and time line for becoming HIPAA Compliant (a "HIPAA Compliance Plan"); and (z) implemented, or will implement on or before any applicable compliance date, those provisions of its HIPAA Compliance Plan necessary to ensure that such Credit Party is HIPAA Compliant; provided, however, that subsections (x), (y) and (z) of this Section 4.21 as they relate to the Transactions Rule shall not apply to MedCare for the period beginning on the date of this Agreement and continuing until the later to occur (and including such date) of (1) October 15, 2003 and (2) such other date as may be adopt by the U.S. Department of Health and Human Services ("HHS") as the compliance deadline for the Transactions Rule (including any extensions of such deadline adopted by HHS). For purposes of this Agreement, "HIPAA Compliant" shall mean that such Credit Party (1) is, or on or before any applicable compliance date, including any extensions of such date adopted by HHS, will be, in full compliance with any and all of the applicable requirements of HIPAA, including all requirements of the Transactions Rule and the Privacy and Security Rules and
(2) is not subject to, and could not reasonably be expected to become subject to, any civil or criminal penalty or any investigation, claim or process that could reasonably be expected to have a Material Adverse Effect.

            Section 4.22. Matters Concerning the Permitted Restructuring. Each of the Borrowers hereby represents and warrants that as of the date of this Agreement and continuing until the Permitted Restructuring Start Date: (a) none of Name Change Subsidiary, Merger Sub or Parent owns any assets and conducts any business except that Parent owns the Stock of Merger Sub and the Stock of Name Change Subsidiary, and (b) Parent has no Indebtedness other than the Obligations. Each of the Borrowers hereby represents and warrants that on and after the Permitted Restructuring Start Date, (a) Name Change Subsidiary will own no assets and conduct no business, (b) Merger Sub will own no assets, (c) Parent will not engage in any business activity other than business activities directly related to the provision of administrative services to the Borrowers, including, but not limited to, accounting, legal, business development and certain marketing services and other business activities directly related to being a holding company, (d) Parent will not own any assets other than (x) prior to effectiveness of the Initial Merger, the Stock of Merger Sub and Name Change Subsidiary, and (y) immediately subsequent to effectiveness of the Initial Merger and prior to the Termination Date, the Stock of each of the Borrowers and the Stock of Curative Health Services III Co., and (e) Parent has no Indebtedness other than (A) the Obligations and (B) following the consummation of the Initial Merger, the assumption by Parent of certain Indebtedness of Holdings existing on the Closing Date as described on Disclosure Schedule 1.1 (Permitted Restructuring).

            Section 4.23. Matters Concerning Prior Acquisitions. Each of the Borrowers hereby represents and warrants that if the "Second Closing" (as such term is defined in the Home Care Purchase Agreement) has not occurred by the "Second Closing Deadline" (as such term is defined in the Home Care Purchase Agreement) and the Home Care Seller terminates the Home Care Purchase Agreement in accordance with Section 6.1(d) thereof, after giving effect to any such termination, Holdings and CHSNY, as buyers under the Home Care Purchase Agreement (a) will be entitled to retain all rights, titles and interests in and to the ownership of the assets of and operation of the pharmacy services business purchased under the Home Care Purchase Agreement, and (b) will be entitled to retain all rights, titles and interests in and to all profits, proceeds and distributions of any kind generated in connection with the home health business purchased under the Home Care Purchase Agreement to the extent that such profits, proceeds and distributions were generated from services performed by Holdings, CHSNY or any Affiliate thereof after the Effective Date (as such term is defined in the Home Care Purchase Agreement) and prior to the effective date of such termination.

                                   ARTICLE V.

                               REPORTING COVENANTS

            So long as any Lending Party has any Commitment hereunder or any Extension of Credit or other Obligation (other than contingent indemnity obligations not then due) remains outstanding, each Credit Party shall comply with each of the provisions in this Article V:

            Section 5.1. Financial Statements and Reports. The Credit Party shall deliver the following to each Lending Party at its address specified pursuant to Section 4.5:

            (a) Quarterly Financials. As soon as available, but in any event within 45 days after the end of each Fiscal Quarter:

            (i) consolidated and consolidating balance sheets of the Credit Parties as of the close of such Fiscal Quarter and the related consolidated and consolidating statements of income and cash flow for such Fiscal Quarter and for that portion of the Fiscal Year ending as of the close of such Fiscal Quarter, in each case setting forth in comparative form the figures for the corresponding period in the prior year;

            (ii) a management discussion and analysis that includes a comparison of performance for such Fiscal Quarter to the corresponding period in the prior year; and


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            (iii) a Compliance Certificate by Borrower Representative in the
                  form of Exhibit 5.1(a).

            (b) Annual Financials. As soon as available, but in any event within 90 days after the end of each Fiscal Year:

            (i) audited consolidated and consolidating balance sheets and related audited consolidated and consolidating statements of income, retained earnings and cash flows for the Credit Parties, setting forth in comparative form in each case the figures for the previous Fiscal Year, and reported on without a "going concern" or other qualification or exception by an independent certified public accounting firm of national standing acceptable to Agent;

            (ii) a management discussion and analysis that includes a comparison to Budget for such Fiscal Year and a comparison of performance for such Fiscal Year to the prior year;

            (iii) a Compliance Certificate by Borrower Representative in the
                  Form of Exhibit 5.1(b); and

            (iv) the annual letters collected by such accountants in connection with their audit examination detailing contingent liabilities and material litigation matters.

            (c) Annual Budgets. As soon as available following the end of each Fiscal Year, but in any event not later than 30 days after the end of such Fiscal Year, an annual operating plan for the Credit Parties (the "Budget"), on a consolidated and consolidating basis, approved by the Board of Directors of each Borrower, for the following Fiscal Year, which (i) includes a statement of all of the material assumptions on which such plan is based, (ii) includes monthly balance sheets, income statements and statements of cash flows for the following year and (iii) integrates sales, gross profits, operating expenses, operating profit, cash flow projections and Borrowing Availability projections, all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, representing management's good faith estimates of future financial performance based on historical performance), and including plans for personnel, Capital Expenditures and facilities.

            (d) Management Letters. Within five Business Days after receipt thereof by any Credit Party, copies of all management letters, exception reports or similar letters or reports received by such Person from its independent certified public accountants.

            (e) Defaults and other Material Events.As soon as practicable, and in any event within five (5) Business Days after any executive or financial officer of any Credit Party obtains knowledge of the existence of any event that could reasonably be expected to have a Material Adverse Effect or of any Default, telephonic or telecopied notice specifying the nature of such event or Default, including the anticipated effect thereof, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day.


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            (f) Litigation. As soon as practicable, and in any event within fifteen (15) days after any executive or financial officer of any Credit Party obtains knowledge that any Litigation commenced or threatened against any Credit Party, individually or in the aggregate, (i) seeks damages in excess of $500,000, (ii) seeks injunctive relief against any Credit Party involving property of any Credit Party valued in excess of $500,000 or a transaction in which such Credit Party is a party where the payments to be made or received or the subject matter of such transaction exceeds individually or in the aggregate an amount equal to $500,000 or otherwise could reasonably be expected to have a Material Adverse Effect, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets or against any Credit Party or any member of a Controlled Group in connection with any Plan, (iv) alleges criminal misconduct by any Credit Party, (v) alleges material violations of any Healthcare Laws,
(vi) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Liabilities, which could reasonably be expected to have a Material Adverse Effect, or (vii) if adversely determined against any Credit Party, could reasonably be expected to have a Material Adverse Effect.

            (g) Other Securities Reports. Promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements sent by any Credit Party to its security holders, (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any Credit Party with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority and
(iii) all press releases and other statements made available by any Credit Party to the public concerning material changes or developments in the business of any such Credit Party.

            (h) Supplemental Disclosures. Supplemental disclosures, if any, required by Section 6.7.

            (i) Damage to Collateral. Disclosure of any loss, damage, or destruction to the Collateral in the amount of $100,000 or more individually or in the aggregate, whether or not covered by insurance.

            (j) Defaults under Material Agreements. Immediately upon receipt, copies of any notice to any Credit Party of claimed default by any third party to any Credit Party with respect to or by any Credit Party of any material lease or agreement to which any Credit Party is a party that involves payments in excess of $500,000 individually or in the aggregate per annum or involves property of any Credit Party having a value in excess of $500,000 individually or in the aggregate.

            (k) Litigation Update. To Agent, at the time of delivery of each of the quarterly financial statements delivered pursuant to Section 5.1(a) (and in any event promptly upon request by Agent), a written update as to the status of the E2M litigation described on Disclosure Schedule 4.7, including a description of the procedural status, any settlement discussions and any motions, orders, pleadings or judgments filed or entered.

            (l) Other Documents. Promptly upon request, such other financial and other information respecting any Credit Party's business or financial condition as Agent or any Lender shall from time to time reasonably request.


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

            Section 5.2. Collateral Reports. Each Credit Party shall deliver to Agent or to Agent and Lenders, as required, the various Collateral Reports at the times and in the manner set forth below.

            (a) To Agent, at the time of delivery of each of the quarterly financial statements delivered pursuant to Section 5.1(a), a reconciliation of the outstanding Loans as set forth in the quarterly Loan Account statement provided by Agent to the general ledger and quarterly financial statements delivered pursuant to Section 5.1(a), in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

            (b) To Agent, at the time of delivery of each of the quarterly financial statements delivered pursuant to Section 5.1(a), (i) a listing of government contracts of the Borrowers subject to the Federal Assignment of Claims Act of 1940; and (ii) a list of any applications for the registration of any patent, trademark or copyright filed by any Credit Party with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in the prior Fiscal Quarter;

            (c) To the Agent, the results of each physical verification, if any, that the Borrowers or any of their Subsidiaries may in their discretion have made, or caused any other Person to have made on its behalf, of all or any portion of their Inventory (and, if an Event of Default) has occurred and is continuing, the Borrowers shall, upon the request of Agent, conduct, and deliver the results of, such physical verifications as Agent may require);

            (d) To the Agent, such appraisals of the Borrowers' assets as Agent may request at any time after the occurrence and during the continuance of a Default, such appraisals to be conducted by an appraiser, and in form and substance reasonably satisfactory to Agent;

            (e) To Agent, within five (5) Business Days after receipt thereof, copies of (i) any and all default notices received under or with respect to any leased location or public warehouse where any Collateral is located, and (ii) such other notices or documents with respect to any owned or leased Real Property of any Credit Party as Agent may reasonably request.

            (f) To Agent, within five (5) Business Days after receipt thereof, copies of any material amendments to any Real Property leases of any Credit Party; and

            (g) Such other reports, statements and reconciliations with respect to the Collateral or Obligations of any or all Credit Parties as Agent shall from time to time request in its reasonable discretion.

            Section 5.3. Accuracy of Financial Statements and Information

      (a) Future Financial Statements. All financial statements delivered pursuant to Section 5.1(a) or (b), shall (i) in the case of the financial information set forth therein, present fairly, in all material respects, in accordance with GAAP the consolidated and consolidating financial position of the Credit Parties, as at their respective dates and the consolidated and consolidating income, shareholders' equity, and consolidated cash flows of the Credit Parties for the respective periods to which such statements relate (subject, in the case of the financial


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

statements delivered pursuant to Section 5.1(a), to the absence of footnotes and normally recurring year-end adjustments) and (ii) in the case of any other information presented, be true, correct and complete in all material respects, and the furnishing of the same to the Lending Parties shall constitute a representation and warranty by the Credit Parties made on the date the same are furnished to the Lending Parties to that effect.

      (b) Future Information. All Information furnished to any Lending Party by or on behalf of any Credit Party on and after the Agreement Date in connection with or pursuant to this Agreement or any other Loan Document or in connection with or pursuant to any amendment or modification of, or waiver under, this Agreement or any other Loan Document, shall, at the time the same is so furnished, but in the case of Information dated as of a prior date, as of such date, (i) in the case of any such information prepared in the ordinary course of business, be complete and correct in all material respects in the light of the purpose prepared, and, in the case of any such Information required by the terms of this Agreement or the preparation of which was requested by any Lending Party, be complete and correct in all material respects to the extent necessary to give true and accurate knowledge of the subject matter thereof, and (ii) not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading, and the furnishing of the same to any Lending Party shall constitute a representation and warranty by the Credit Parties made on the date the same are so furnished to the effect specified in clauses (i) and (ii).

                                   ARTICLE VI.

                              AFFIRMATIVE COVENANTS

            So long as any Lending Party has any Commitment hereunder or any Extension of Credit or other Obligation (other than contingent indemnity obligations not then due) remains outstanding, each Borrower shall, and shall cause each Credit Party to, comply with each of the covenants in this Article VI unless compliance with such covenants has previously been waived in writing by Agent and/or Lenders, as applicable, in their sole and absolute discretion, in accordance with Section 11.5:

            Section 6.1. Payment of Obligations. Each Credit Party (a) shall pay and discharge, at or before maturity, all of its respective obligations and liabilities, including Charges, the non-payment or discharge of which could reasonably be expected to have a Material Adverse Effect except where the same is the subject of a Permitted Contest, (b) shall maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same and (c) shall not breach in any respect, or permit to exist any default under, the terms of any lease, commitment, contract, instrument or obligation to which it is a party, or by which its properties or assets are bound, the breach of or default under which could reasonably be expected to have a Material Adverse Effect, subject to Permitted Contests.

            Section 6.2. Conduct of Business and Maintenance of Existence. Each Credit Party will continue to conduct its business substantially as now conducted by the Credit Parties or as otherwise permitted hereunder, and will preserve, renew and keep in full force and effect its


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

corporate, company or partnership, as applicable, existence, rights, privileges and franchises necessary or desirable in the normal conduct of business except to the extent that such failure (a) results from any merger or consolidation of any Credit Party to the extent such merger or consolidation is expressly permitted under Section 7.8 of this Agreement, (b) is directly related to and necessary to carry out the Permitted Disposition, provided that (i) the successor or surviving entity of any entity that is merged or consolidated in connection with the Permitted Restructuring shall have taken such steps as are necessary and required under this Agreement to become an Additional Borrower or Guarantor as required by Agent, and (ii) Agent for the benefit of itself and the other Lenders shall have a valid and perfected first priority security interest in the Collateral and all of the assets of such surviving or successor entity or
(c) is directly related to and necessary to carry out the Permitted
Restructuring.

            Section 6.3. Maintenance of Assets and Properties. Each Credit Party will keep all material assets and properties useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, and will cause to be made all appropriate repairs, renewals and replacements thereof.

            Section 6.4. Insurance; Damage to or Destruction of Collateral. (a) The Credit Parties shall, at their sole cost and expense, maintain the policies of insurance described on Disclosure Schedule 4.19 as in effect on the date hereof or otherwise in form with such deductibles as is customary for similarly situated businesses, and amounts and with insurers reasonably acceptable to Agent. Such policies of insurance (or the loss payable and additional insured endorsements delivered to Agent) shall contain provisions pursuant to which the insurer agrees to provide thirty (30) days prior written notice to Agent in the event of any non-renewal, cancellation or amendment of any such insurance policy. If any Credit Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above, or to pay all premiums relating thereto, Agent may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto that Agent deems advisable; provided that Agent shall have no obligation to obtain insurance for any Credit Party or pay any premiums therefor, but to the extent it does obtain such insurance or pay such premiums, Agent shall not be deemed to have waived any Default arising from any Credit Party's failure to maintain such insurance or pay any premiums therefor. All sums so disbursed by Agent hereunder, including reasonable attorneys' fees, court costs and other charges related thereto, shall be payable by Borrowers on demand by the Agent and shall constitute additional Obligations hereunder secured by the Collateral.

            (b) Agent reserves the right at any time upon any change in any Credit Party's risk profile (including any change in the product mix maintained by any Credit Party or any laws affecting the potential liability of such Credit Party) to require additional forms and limits of insurance to, in Agent's opinion, adequately protect both Agent's and Lender's interests in all or any portion of the Collateral and to ensure that each Credit Party is protected by insurance in amounts and with coverage customary for its industry. If requested by Agent, each Credit Party shall deliver to Agent from time to time a report of a reputable insurance broker, satisfactory to Agent, with respect to its insurance policies.

            (c) Each Credit Party shall deliver to Agent, in form and substance satisfactory to Agent, endorsements to (i) all "All Risk" and business interruption insurance


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

naming Agent, on behalf of itself and Lenders, as loss payee, and (ii) all general liability and other liability policies naming Agent, on behalf of itself and Lenders, as additional insured. Each Credit Party irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent), so long as any Event of Default has occurred and is continuing or the anticipated insurance proceeds exceed $250,000, as such Credit Party's true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such "All Risk" policies of insurance, endorsing the name of such Credit Party on any check or other item of payment for the proceeds of such "All Risk" policies of insurance and for making all determinations and decisions with respect to such "All Risk" policies of insurance; provided that Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney. After deducting from such proceeds the expenses, if any, incurred by Agent in the collection or handling thereof, Agent may, at its option, (i) apply such proceeds to the reduction of the Obligations in accordance with Section 2.8(b) or (ii) permit or require the applicable Credit Party to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral within 180 days of such casualty with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction; provided that if such Credit Party shall not have completed or entered into binding agreements to complete such replacement, restoration, repair or rebuilding within 180 days of such casualty, Agent may apply such insurance proceeds to the Obligations in accordance with Section 2.8(b). Notwithstanding the foregoing, if the casualty giving rise to such insurance proceeds could not reasonably be expected to have a Material Adverse Effect and such insurance proceeds do not exceed $250,000 in the aggregate, Agent shall permit the applicable Credit Party to replace, restore, repair or rebuild the property; provided that if such Credit Party shall not have completed or entered into binding agreements to complete such replacement, restoration, repair or rebuilding within 180 days of such casualty, Agent may apply such insurance proceeds to the Obligations in accordance with Section 2.8(b). All insurance proceeds that are to be made available to any Credit Party to replace, repair, restore or rebuild the Collateral shall be applied by Agent to reduce the outstanding principal balance of the Revolving Loan (which application shall not result in a permanent reduction of the Revolving Credit Commitment) and upon such application, Agent shall establish a Reserve against the Revolving Credit Availability in an amount equal to the amount of such proceeds so applied. Thereafter, such funds shall be made available to that Credit Party to provide funds to replace, repair, restore or rebuild the Collateral as follows: (x) the Borrower Representative shall request a Revolving Credit Advance be made to such Credit Party in the amount requested to be released; (y) so long as the conditions set forth in Section 3.4, as applicable, have been met, Revolving Lenders shall make such Revolving Credit Advance and (z) in the case of insurance proceeds applied against the Revolving Loan, the Reserve established with respect to such insurance proceeds shall be reduced by the amount of such Revolving Credit Advance. To the extent not used to replace, repair, restore or rebuild the Collateral, such insurance proceeds shall be applied in accordance with Section 2.8(b).

            Section 6.5. Compliance with Laws. Each Credit Party will (a) comply with all laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its assets and properties if noncompliance with any such law, rule, regulation, order or restriction could reasonably be expected to have a Material Adverse Effect, (b) conform with and duly observe all laws, rules and regulations and all other valid requirements of any regulatory authority with respect to the conduct of its business, including without limitation Titles XVIII and XIX of the Social Security Act, Medicare Regulations,


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

Medicaid Regulations, and all laws, rules and regulations of Governmental Authorities, pertaining to the business of the Credit Parties except where any such failure to comply or observe could not reasonably be expected to have a Material Adverse Effect, and (c) obtain and maintain all licenses, permits, certifications and approvals of all applicable Governmental Authorities as are required for the conduct of its business as currently conducted and herein contemplated, including without limitation professional licenses, CLIA certifications, Medicaid Certifications and Medicare Certifications, if failure to do so could have a Material Adverse Effect. Specifically, but without limiting the foregoing, and except where any such failure to comply could not reasonably be expected to have a Material Adverse Effect (i) each Credit Party's billing policies, arrangements, protocols and instructions will comply with reimbursement requirements under Medicare, Medicaid and other medical reimbursement programs and will be administered by properly trained personnel; and (ii) each Credit Party's medical director compensation arrangements and other arrangements with referring physicians will comply with applicable state and federal self-referral and anti-kick-back laws, including without limitation 42 U.S.C. Section 1320a-7b(b)(1) - (b)(2) 42 U.S.C. and 42 U.S.C. Section
2395nn.

            Section 6.6. Inspection of Property, Books and Records. Each Credit Party will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities and will permit the Agent, who may be accompanied by the representatives of any Lender upon such Lender's written request, to visit and inspect any of its properties, to examine and make abstracts or copies from any of its books and records subject to applicable confidentiality laws relating to patient medical care records (to the extent not waived by the patient), to conduct a collateral audit and analysis of its inventories and accounts receivable and to discuss its affairs, finances and accounts with its officers, employees and independent public accountants, all at such reasonable times during regular business hours and as often as may reasonably be desired; provided that, so long as no Default or Event of Default shall have occurred and be continuing, the Agent shall have provided the appropriate Credit Party with reasonable prior notice and shall conduct such visit in a manner that does not unreasonably interfere with the conduct of such Credit Party's business; and provided further that Agent agrees that except (a) during the occurrence and continuance of a Default or Event of Default, (b) in connection with any Acquisition (other than a Permitted Acquisition) and (c) for audits of Additional Subsidiaries pursuant to Section 6.14, no Credit Party shall be responsible for any audit fess with respect to more than two (2) audits during any Fiscal Year. Representatives of each Lender will be permitted to accompany representatives of Agent during each visit, inspection and discussion referred to in the immediately preceding sentence. Agent and Lenders agree that to the extent that (x) any documents or records requested for inspection pursuant to this Section 6.6 are, at the time of such request, subject to a legitimate attorney-client privilege in favor of a Credit Party as a result of threatened or potential litigation or adverse action involving such Credit Party and another Person (other than a Lender or Agent) and (y) such disclosure would destroy such attorney-client privilege, such Agent or Lender, as applicable, shall afford Borrower Representative an opportunity to consult with such Agent or Lender, as applicable, prior to disclosure of such documents or records. Without in any way limiting the foregoing, Borrowers will participate and will cause the chief executive officer and the chief financial officer of the Borrowers and such other officers of the Credit Parties as the Agent shall designate to participate in a meeting with Agent and Lenders to discuss the financial results and condition of the Credit Parties at least once during each year, which meeting shall be


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

held at such time during regular business hours and such place as may be reasonably requested by Agent.

            Section 6.7. Supplemental Disclosure. From time to time as may be reasonably requested by Agent (which request will not be made more frequently than once each year absent the occurrence and continuance of a Default or an Event of Default), the Credit Parties shall supplement each Disclosure Schedule hereto, or any representation herein or in any Loan Document, with respect to any matter hereafter arising that, if existing or occurring as of the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or as an exception to such representation or that is necessary to correct any information in such Disclosure Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Disclosure Schedule, such Disclosure Schedule shall be appropriately marked to show the changes made therein); provided that (a) no such supplement to any such Disclosure Schedule or representation shall amend, supplement or otherwise modify any Disclosure Schedule or representation, or be deemed a waiver of any Default resulting from the matters disclosed therein, except as consented to by Agent and Required Lenders in writing, and (b) no supplement shall be required or permitted as to representations and warranties that relate solely to the Closing Date or are expressly stated to be made as of an earlier date.

            Section 6.8. Use of Proceeds. The proceeds of Revolving Loans and Swingline Loans shall be used by the Borrowers solely for the purpose of funding working capital and other general corporate purposes of the Borrowers and any of their Subsidiaries that are Credit Parties and financing all or a portion of the purchase price of Permitted Acquisitions. The proceeds of the Term Loans shall be used on the Closing Date solely for the purpose of (a) the Refinancing and
(d) to fund any payments, fees or other obligations due on the date hereof in connection with the transactions contemplated by this Agreement. Letters of Credit shall be used solely for general corporate purposes of the Borrowers and any of their Subsidiaries that are Credit Parties. No Extension of Credit and none of the proceeds of any Extension of Credit will be used in violation of any Applicable Law.

            Section 6.9. Further Assurances. Each Credit Party shall, at its own cost and expense, cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances (a) as may from time to time be necessary or as the Agent may from time to time reasonably request to carry out the intent and purposes of the Loan Documents and the transactions contemplated thereby, including all such actions to establish, preserve, protect and perfect the estate, right, title and interest of the Agent to the Collateral (including Collateral acquired after the date hereof), including first priority Liens thereon, subject only to Liens permitted by
Section 7.2, and (b) as the Agent may from time to time reasonably request, to establish, preserve, protect and perfect first priority Liens in favor of the Agent on any and all assets of the Credit Parties and the proceeds thereof, now owned or hereafter acquired, that do not constitute Collateral on the date hereof. The Borrower Representative shall promptly give notice to the Agent of the acquisition after the Closing Date by any Credit Party of any Real Property (including leaseholds in respect of Real Property) or any trademark, copyright or patent.

            Section 6.10. Hedging Facilities. Upon request of the Agent, within 60 days after request by Agent, the Borrowers, at their sole cost and expense, shall enter into, and cause


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

to be maintained in effect one or more Interest Rate Protection Agreements having terms, conditions and tenures, and being otherwise in form and substance reasonably satisfactory to Agent, to the extent necessary so that, until the Term Loan Maturity Date, interest on Indebtedness in a principal amount equal to at least 50% of the total outstanding principal amount of the Term Loan is effectively fixed or capped at rates which are reasonably acceptable to the Agent.

            Section 6.11. Environmental Matters. Each Credit Party shall and shall cause each Person within its control to (a) conduct its operations and keep and maintain its Real Property in compliance with all Environmental Laws and Environmental Permits other than noncompliance that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect,
(b) implement any and all investigative, remedial, removal and response actions that are appropriate or necessary to maintain the value and marketability of the Real Property or to otherwise comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Property of any Credit Party, and (c) promptly forward to Agent a copy of any order, notice, request for information or any communication or report received by such Credit Party in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in Environmental Liabilities in excess of $250,000, in each case whether or not any Governmental Authority has taken or threatened any action in connection with any violation, Release or other matter. If Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by any Credit Party or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of the Real Property of any Credit Party, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, then each Credit Party shall, upon Agent's written request (i) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports, at the Borrowers' expense, as Agent may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to Agent and shall be in form and substance reasonably acceptable to Agent, and (ii) permit Agent or its representatives to have access to all Real Property for the purpose of conducting such environmental audits and testing as Agent deems appropriate, including subsurface sampling of soil and groundwater; provided that the Borrowers shall reimburse Agent for the costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder.

            Section 6.12. Landlord and Warehouseman Waivers. The Credit Parties shall deliver to the Agent waivers of contractual and statutory landlord's, mortgagee's or warehouseman's Liens in form and substance reasonably satisfactory to the Agent under each lease, mortgage, warehouse agreement or similar agreement to which any Credit Party is a party.

            Section 6.13. Mortgages on Real Property; Title Insurance and Survey. Within thirty (30) days after the acquisition of any Real Property having a fair market value in excess of $250,000 by any Credit Party, such Credit Party will furnish the Agent with a Mortgage covering each parcel of Real Property acquired by such Credit Party (the "Mortgaged Property"), together with an ALTA extended coverage lender's policy of title insurance in a


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

policy amount equal to one hundred percent (100%) of the greater of (x) the purchase price of such acquired property (including any liabilities assumed in connection with the acquisition) or (y) the fair market value of such property, insuring such Mortgage as a valid, enforceable first Lien on the Credit Party's interest in the Mortgaged Property covered thereby, subject only to Permitted Encumbrances and to such other exceptions as are reasonably satisfactory to the Agent, together with an ALTA survey with respect to each parcel of the Mortgaged Property acquired, in form and substance reasonably satisfactory to the Agent, and legible copies of all documents affecting title, which shall show all recording information. The policy, including each of the exceptions to coverage contained therein, shall be subject to the approval of the Agent, and shall be issued by a title company acceptable to the Agent. Attached to the policy shall be any and all endorsements reasonably required by the Agent, including (a) a comprehensive endorsement (ALTA 100 or equivalent) covering restrictions and other matters, (b) a broad form zoning endorsement, which specifically ensures that applicable parking requirements, if any, have been satisfied, (c) an endorsement ensuring that the lien of each Mortgage is valid against any applicable usury laws or other laws prohibiting the charging of interest on interest in the state(s) where such Mortgaged Property is located, (d) an endorsement ensuring that the Mortgaged Property has access to a dedicated public street, (e) a revolving credit endorsement, (f) a contiguity endorsement,
(g) a survey and "same as" endorsement and (h) an endorsement deleting the so-called "doing business" exclusion.

            Section 6.14. Additional Subsidiaries. Within 30 days (or such shorter period of time as may be required in this Agreement in connection with the Permitted Restructuring) after the creation or acquisition of any Subsidiary by any Credit Party, such Credit Party (other than Credit Parties that become Additional Borrowers pursuant to Section 2.16) shall cause to be executed and delivered, (i) by such new Subsidiary, a Subsidiary Guaranty Agreement substantially in the form of Exhibit G to this Agreement and pursuant to which such Subsidiary shall guarantee the payment and performance of all of the Obligations, (ii) by such new Subsidiary, a Guarantor Security Agreement substantially in the form of Exhibit H to this Agreement pursuant to which the Agent (for the benefit of itself and the Lenders) shall be granted a first priority (subject to Permitted Encumbrances) and perfected security interest in all Collateral (as defined in the Security Agreement) of such Subsidiary that is either (x) property in which a security interest can be granted and perfected under the Code or (y) Intellectual Property registered with the United States Patent and Trademark Office or the United States Copyright Office, (iii) by such new Subsidiary if it owns any real property, a Mortgage in form and substance reasonably satisfactory to Agent) pursuant to which the Agent (for the benefit of itself and the Lenders) shall be granted a first priority (subject to Permitted Encumbrances) and perfected Lien in such Mortgaged Properties together with the other documents relating to such Mortgaged Properties described in
Section 6.13, (iv) by such Subsidiary if it owns any Intellectual Property that is registered with the United States Patent and Trademark Office or the United States Copyright Office, an Intellectual Property Security Agreement in substantially the form of the Intellectual Property Security Agreement delivered by the other Credit Parties on the Closing Date (or otherwise in form and substance reasonably satisfactory to Agent) and pursuant to which the Agent (for the benefit of itself and the Lenders) shall be granted a first priority (subject to Permitted Encumbrances) and perfected security in all of such Intellectual Property, (v) by the Credit Party that is such Subsidiary's direct parent company or companies, a Pledge Agreement substantially in the form of the Pledge Agreement delivered by the other Credit Parties on the Closing Date (or otherwise in form and substance reasonably satisfactory to the


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Agent) and pursuant to which all of the Stock of such new Subsidiary owned by each such parent company shall be pledged to the Collateral Agent (for the benefit of itself and the Lenders) on a first priority and perfected basis to secure the Obligations, and (vi) by the applicable Credit Parties, such other related documents (including closing certificates, legal opinions and other documents of the types described in Exhibit I) as the Agent may reasonably request, all in form and substance reasonably satisfactory to the Agent; provided, however, that clause (i) above shall not apply to any newly-formed Subsidiary that becomes an Additional Borrower in accordance with Section 2.16.

            Section 6.15. Compliance Program. Each Credit Party will maintain, and be operated in accordance with, a compliance program substantially in accordance with the compliance program described in Schedule 6.15.

            Section 6.16. Cash Management Systems. The Credit Parties will establish and maintain the cash management systems described below (the "Cash Management Systems"):

            (a) Commencing on or prior to the Closing Date, (i) the Borrowers will, or cause each of their Subsidiaries to, request in writing and otherwise take reasonable steps to ensure that all Account Debtors in respect of Government Accounts forward payment directly to an account of a Credit Party designated as a Government Receivables Deposit Account on Disclosure Schedule 6.16(a) (each a "Government Receivables Deposit Account"), (ii) the Credit Parties will, or will cause each of their Subsidiaries to, establish lock boxes ("Lock Boxes") or at Agent's discretion, blocked accounts at one or more of the banks set forth in Disclosure Schedule 6.16(c) ("Blocked Accounts"), and shall request in writing and otherwise take such reasonable steps to ensure that all Account Debtors with respect to Private Accounts forward payment directly to such Lock Boxes and (iii) the Credit Parties will deposit and cause their Subsidiaries to deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all Collateral (whether or not otherwise delivered to a Lock Box) into the Blocked Accounts. Until so deposited, all such payments shall be held in trust by each Credit Party and any of its Subsidiaries for the Agent and shall not be commingled with any other funds or property of any Credit Party. On or before the Closing Date, Borrower Representative shall have established a concentration account in its name (the "Concentration Account") at the bank that shall be designated as the Concentration Account bank for Borrowers in Disclosure Schedule 6.16(a) (the "Concentration Account Bank") which bank shall be reasonably satisfactory to Agent.

            (b) Any Borrower may maintain, in its name, an account (each a "Disbursement Account" and collectively, the "Disbursement Accounts") at a bank reasonably acceptable to Agent into which Agent shall, from time to time, deposit proceeds of Revolving Credit Advances and Swingline Advances made to the Borrowers pursuant to Section 2.1 for use by the Borrowers solely in accordance with the provisions of Section 6.8.

            (c) On or before the Closing Date (or such later date as Agent shall consent to in writing), each Credit Party shall deliver to Agent (i) for each Government Receivables Deposit Account, a tri-party deposit account agreement between Agent, the bank at which each Government Receivables Deposit Account is maintained and each Credit Party, in form and


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substance satisfactory to Agent (each a "Government Receivables Deposit Account
Agreement"), which Government Receivables Deposit Account Agreement shall become operative on or prior to the Closing Date, and (ii) for the accounts of Credit Parties designated as a Blocked Account on Disclosure Schedule 6.16(c) and for the Concentration Account and any Disbursement Accounts, a tri-party blocked account agreement or lockbox account agreement between Agent, the bank at which such Blocked Accounts or Disbursement Account is maintained and Credit Parties, in form and substance satisfactory to Agent (each a "Blocked Account Agreement"), which Blocked Account Agreement shall become operative on or prior to the Closing Date. Each such Blocked Account Agreement shall provide, among other things, that from and after the Closing Date (A) with respect to banks at which any Blocked Accounts or Disbursement Account is maintained, such bank agrees to forward immediately all amounts in each Blocked Account to the Concentration Account and to commence the process of daily sweeps from each of the Concentration Accounts and Disbursement Accounts into the Collection Account.

            (d) By 10:00 a.m. (New York time) on each Business Day, each Credit Party will cause the entire available balance in each Government Receivables Deposit Account to be transferred to the Blocked Accounts. The balance from time to time standing to the credit of the Blocked Accounts shall be distributed as directed by the Credit Parties in accordance with the provisions of the Blocked Account Agreement. Borrowers shall not, and shall not cause or permit any Subsidiary thereof to, accumulate or maintain cash in disbursement accounts or payroll accounts as of any date of determination in excess of checks outstanding against such accounts as of that date and amounts necessary to meet minimum balance requirements.

            (e) So long as no Default or Event of Default has occurred and is continuing, Borrowers may amend Disclosure Schedule 6.16(a) and (c) to add or replace a bank, Government Receivables Deposit Account, the Concentration Account, any Blocked Account or any Disbursement Account; provided, that (i) Agent shall have consented in writing in advance to the opening of such account with the relevant bank and (ii) prior to the time of the opening of such account, Borrowers or their Subsidiaries, as applicable, and such bank shall have executed and delivered to Agent a tri-party blocked account agreement, in form and substance satisfactory to Agent in its sole discretion. Borrowers shall close any of its accounts (and establish replacement accounts in accordance with the foregoing sentence) promptly and in any event within 30 days following notice from Agent to Borrower Representative that the creditworthiness of any bank holding an account is no longer acceptable in Agent's reasonable judgment, or as promptly as practicable and in any event within 60 days following notice from Agent to Borrower Representative that the operating performance, funds transfer or availability procedures or performance with respect to accounts or lockboxes of the bank holding such accounts or Agent's liability under any tri-party blocked account agreement with such bank is no longer acceptable in Agent's reasonable judgment.

            (f) The Government Receivables Deposit Accounts, the Concentration Account, the Blocked Accounts and the Disbursement Accounts shall be cash collateral accounts, with all cash, checks and other similar items of payment in such accounts securing payment of the Loans and all other Obligations, and in which Borrowers and each Subsidiary thereof shall have granted a Lien to Agent, on behalf of itself and Lenders, pursuant to the Security Agreement.


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

            (g) All amounts deposited in the Collection Account shall be deemed received by Agent in accordance with Section 2.14 and shall be applied (and allocated) by Agent in accordance with Section 2.10. In no event shall any amount be so applied unless and until such amount shall have been credited in immediately available funds to the Collection Account.

            (h) Borrowers shall and shall cause its Affiliates, officers, employees, agents, directors or other Persons acting for or in concert with Borrowers (each a "Related Person") to (i) hold in trust for Agent, for the benefit of itself and Lenders, all checks, cash and other items of payment received by Borrowers or any such Related Person, and (ii) within 1 Business Day after receipt by Borrowers or any such Related Person of any checks, cash or other items of payment, deposit the same into a Blocked Account or the Concentration Account. Borrowers and each Related Person thereof acknowledges and agrees that all cash, checks or other items of payment constituting proceeds of Collateral are part of the Collateral. All proceeds of the sale or other disposition of any Collateral, shall be deposited directly into a Blocked Account or the Concentration Account (or if proceeds of Government Accounts into a Government Receivables Deposit Account).

            Section 6.17. Accreditation and Licensing. Each Borrower shall keep itself and its Subsidiaries fully licensed with all licenses required to operate such Person's business under Applicable Law and maintain its qualification for participation in, and payment under, Medicare, Medicaid, TRICARE, CHAMPVA and any other federal, state or local governmental program or private program providing for payment or reimbursement for services rendered by such Person, except to the extent that the loss or relinquishment of such qualification would not or could not reasonably be expected to have a Material Adverse Effect; provided, however, that nothing in this Agreement shall require that any Credit Party participate in the TRICARE or CHAMPVA programs if it elects not to accept patients covered by such programs. The Borrowers will promptly furnish the Agent with copies of all reports and correspondence relating to any loss or revocation (or threatened loss or revocation) of any qualification described in this Section.

            Section 6.18 Certain Additional Covenants. In addition to (and not in limitation of) any other restrictions imposed on the Credit Parties contained herein and in the other Loan Documents, Borrowers hereby covenant and agree in connection with the Permitted Restructuring that:

            (a) Borrower Representative shall give Agent and its legal counsel prior written notice of any proposed name change, reincorporation or merger or consolidation of Parent, Holdings, any Borrower or any Subsidiary thereof in connection with the Permitted Restructuring or otherwise and will take all actions and execute and deliver all documents and instrument as requested from time to time by Agent to ensure Agent on behalf of itself and Lenders continues to have a valid, first priority (subject only to permitted encumbrances) Lien upon all of the Collateral after giving effect to any such name change, reincorporation, merger or consolidation;

            (b) Not later than ten Business Days after the Permitted Restructuring Start Date, Borrower Representative shall have delivered the following documents and opinions to Agent, in each case, in form and substance satisfactory to Agent:


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            (i) legal opinion covering matters with respect to Parent, the other
Credit Parties and the Loan Documents executed and delivered by Parent to Agent and Lenders, including due incorporation, valid existence, good standing, power and authority, enforceability, no conflict, valid creation and perfection of security interests, the Initial Merger and the Name Change Merger have been consummated in accordance with applicable law (which shall reflect the legality and effectiveness of such mergers in form and substance satisfactory to Agent and its counsel), and the continued enforceability of the Loan Documents and the Liens in favor of Agent and Lenders granted pursuant thereto after giving effect to such mergers, and such other matters as Agent may reasonably request;

            (ii) secretary's certificate of Parent as to incumbency and other matters together with following attachments (A) Articles of Incorporation of Parent, certified by Secretary of State of Minnesota, (B) bylaws of Parent, (C) board resolutions or consents authorizing execution of all Loan Documents by Parent, and (D) good standing certificate issued by Secretary of State;

            (c) From and after the Closing Date, Parent shall not (i) engage in any business activity other than business activities directly related to the provision of administrative services to the Borrowers, including, but not limited to, accounting, legal, business development and certain marketing services and other business activities directly related to being a holding company; (ii) incur any Indebtedness other than (x) the Obligations and (x) following the consummation of the Initial Merger, the assumption by Parent of certain Indebtedness of Holdings existing on the Closing Date as described on Disclosure Schedule 1.1 (Permitted Restructuring); (iii) create or acquire any Subsidiaries (whether in connection with any Acquisition or otherwise) except as expressly described on Disclosure Schedule 1.1 (Permitted Restructuring); or
(iv) engage in any Acquisition except for the acquisition of Stock of Subsidiaries of Holdings and certain assets of Holdings in connection with the Permitted Restructuring.

                                  ARTICLE VII.

                               NEGATIVE COVENANTS

            So long as any Lender has any Commitment hereunder or any Extension of Credit or other Obligation (other than contingent indemnity obligations not then due) remains outstanding, each Borrower shall, and shall cause each Credit Party to, comply with each of the covenants in this Article VII unless compliance with such covenants has previously been waived in writing by Agent and/or Lenders, as applicable, in their sole and absolute discretion, in accordance with Section 11.5:

            Section 7.1. Indebtedness. No Credit Party will, and no Credit Party will permit any Subsidiary to, directly or indirectly, create, incur, assume, guarantee or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except for:

                        (a) Indebtedness outstanding on the date of this
            Agreement to the extent set forth in Disclosure Schedule 7.1, and any refinancings, refundings, renewals or extensions thereof; provided, however, that after giving effect to any


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            such refinancings, refundings, renewals or extensions (i) the principal amount of such Indebtedness shall not be increased, (ii) such Indebtedness shall remain unsecured, (iii) the scheduled maturity date thereof shall not be shortened and (iv) in the case of any such Indebtedness that constitutes subordinated Indebtedness, no refinancing, refunding, renewal or extension thereof shall be permitted without the prior written consent of the Agent and Required Lenders;

                        (b) Indebtedness under the Loan Documents;

                        (c) Indebtedness incurred or assumed for the purpose of
            financing all or any part of the cost of acquiring any asset (including through Capital Leases) in an aggregate principal amount outstanding not greater than $500,000 at any time; provided that such Indebtedness is incurred within twenty (20) days following such purchase and does not exceed one hundred percent (100%) of the purchase price of the subject assets;

                        (d) Indebtedness of a Credit Party to another Credit
            Party, provided that: (i) upon request of Agent, each Credit Party shall have executed and delivered to each other Credit Party, on the Closing Date, a demand note (collectively, the "Intercompany Notes") to evidence any such intercompany Indebtedness owing at any time by such Credit Party to such other Credit Parties which Intercompany Notes shall be in form and substance reasonably satisfactory to Agent and shall be pledged and delivered to Agent pursuant to the applicable Pledge Agreement or Security Agreement as additional collateral security for the Obligations; (ii) each Credit Party shall record all intercompany transactions on its books and records in a manner reasonably satisfactory to Agent; (iii) the obligations of each Credit Party under any such Intercompany Notes shall be subordinated to the Obligations of such Credit Party hereunder in a manner reasonably satisfactory to Agent; and (iv) no Default would occur and be continuing after giving effect to any such proposed intercompany loan;

                        (e) Indebtedness consisting of Guaranteed Obligations to
            the extent that such Guaranteed Obligations are permitted pursuant to Section 7.3 or to the extent that the underlying Indebtedness being guaranteed is expressly permitted pursuant to this Section 7.1;

                        (f) Indebtedness under any Interest Rate Protection
            Agreement entered into pursuant to Section 6.10;

                        (g) reimbursement obligation of Holdings in connection
            with the Well Fargo Letter of Credit, together with any refinancing, refunding, renewal or extension thereof; provided, however, that after giving effect to any such refinancing, refunding, renewal or extension the principal amount of such Indebtedness shall not be increased;

                        (h) Indebtedness of the Borrowers incurred in connection
            with any Permitted Acquisition, provided that (i) such Indebtedness (including, without


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

            limitation, any "earnouts" or similar payment obligations) is subordinated to the Obligations pursuant to (x) a Subordination Agreement substantially in the form of Exhibit N duly executed by the holders of such Indebtedness or (y) a subordination agreement in form and substance satisfactory to Agent and the Lenders in the exercise of their good faith discretion, (ii) such Indebtedness (including, without limitation, any "earnouts" or similar payment obligations) has a stated maturity date of not less than 91 days after the Term Loan Maturity Date and is not subject to mandatory redemption, (iii) such Indebtedness (including, without limitation, any "earnouts" or similar payment obligations) is in such amounts satisfactory to Agent and the Lenders in the exercise of their good faith discretion, and (iv) the instrument evidencing such Indebtedness (including, without limitation, any "earnouts" or similar payment obligations) does not contain any covenants or events of default that are more restrictive than the covenants and events of default of the type contained in the Subordinated Notes as in effect on the date hereof or otherwise materially adverse to Agent and Lenders; and

                        (i) other Indebtedness of the Credit Parties in an
            aggregate principal amount (whether fixed or contingent, drawn or undrawn) not to exceed at any time $500,000.

            Section 7.2. Liens; Negative Pledges. No Credit Party shall create, incur, assume or permit to exist any Lien on or with respect to its Accounts or any of its other properties or assets (whether now owned or hereafter acquired), including but not limited to the Collateral, except for (a) Permitted Encumbrances, (b) Liens in existence on the date hereof and summarized on Disclosure Schedule 7.2 securing the Indebtedness described on Disclosure
Schedule 7.1 and permitted refinancings, extensions and renewals thereof, including extensions or renewals of any such Liens; provided that the principal amount of the Indebtedness so secured is not increased and the Lien does not attach to any other property or assets of any Credit Party, (c) Liens created after the date hereof by conditional sale or other title retention agreements (including Capital Leases) or in connection with Indebtedness permitted by
Section 7.1(c); provided that such Liens attach only to the assets subject to such purchase money debt, (d) any Lien on any asset securing Indebtedness permitted under Section 7.1(h) incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof, (e) encumbrances in the nature of non-exclusive licenses of granted by Credit Parties to customers in the ordinary course of business, provided that such licenses do not impair in any respect the presently existing or hereafter created Liens in favor of Agent on any of the Collateral; (f) banker's liens on Deposit Accounts of Credit Parties to the extent and only to the extent that (i) such Deposit Accounts are not required pursuant to the express terms of this Agreement or any of the other Loan Documents to be subject to a Control Agreement in favor of Agent, or (ii) Agent shall have entered into a Control Agreement which subordinates, waives or otherwise imposes limits upon such Liens on terms satisfactory to Agent in its sole discretion, (g) other Liens securing Indebtedness not exceeding $500,000 in the aggregate at any time outstanding, so long as such Liens do not attach to any Accounts or Inventory and (h) Liens granted in favor of Wells Fargo Bank, N.A. in that certain investment account described on Disclosure Schedule 7.2 securing the Wells Fargo Letter of Credit, provided that the aggregate value of all funds and


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

financial assets deposited in or credited to such investment account shall not at any time exceed $500,000. In addition, no Credit Party shall become a party to any agreement, note, indenture or instrument, or take any other action, that would prohibit the creation of a Lien on any of its properties or other assets in favor of Agent, on behalf of itself and Lenders, in each case entered into in the ordinary course of business, except operating leases, Capital Leases or Licenses which prohibit Liens upon the assets or properties that are subject to such operating lease, Capital Lease or License.

            Section 7.3. Guaranteed Obligations. No Credit Party shall create, incur, assume or permit to exist any Guaranteed Obligations except (a) by endorsement of instruments or items of payment for deposit to the general account of any Credit Party, (b) for Guaranteed Obligations incurred for the benefit of any other Credit Party if the primary obligation is expressly permitted by this Agreement and (c) Guaranteed Obligations in existence on the date hereof and described on Disclosure Schedule 7.1.

            Section 7.4. Capital Stock; Nature of Business. No Credit Party shall (a) except in connection with the Permitted Restructuring, make any change in its capital structure as described in Disclosure Schedule 7.4, including the issuance or sale of any shares of Stock, warrants or other securities convertible into Stock or any revision of the terms of its outstanding Stock; provided that so long as no Change of Control occurs as a result of such action
(i) Holdings may issue or sell shares of its common Stock for cash so long as the proceeds thereof are applied in prepayment of the Obligations as required by
Section 2.8(c), (ii) Holdings may issue shares of its Stock in connection with the exercise of options by employees, officers and directors under any employee stock option plan existing on the Closing Date or in connection with the exercise of any options not granted pursuant to a stock option plan but in connection with any Acquisition or granted to new hires; provided that (x) such options and plans shall not provide in the aggregate for the issuance of options to acquire more than 40% of the common Stock of Holdings, on a fully-diluted basis, and (y) Holdings will not in connection with either the exercise of any such options or the reservation of shares of Stock for issuance in connection with the exercise of any such options repurchase any of its Stock unless such repurchase is expressly permitted under Section 7.5 of this Agreement, (iii) Holdings may issue shares of its Stock upon the exercise of any warrants, and
(iv) Holdings may issue shares of its Stock in connection with a Permitted Acquisition, where such Stock constitutes a portion of the purchase consideration for such Permitted Acquisition, or (b) amend its Organizational Documents in a manner that would adversely affect Agent or Lenders or such Credit Party's duty or ability to repay the Obligations. No Credit Party shall engage in any business materially different than the businesses currently engaged in by it on the Closing Date; provided, however, that the Credit Parties shall not be deemed in violation of this covenant as a result of any change in Credit Parties business due solely to the consummation of the Permitted Disposition.

            Section 7.5. Restricted Payments. No Credit Party shall make any Restricted Payment, except (a) intercompany loans between Credit Parties to the extent permitted by Section 7.1, (b) dividends and distributions by Subsidiaries of any Credit Party paid to such Credit Party, (c) employee loans permitted under Section 7.10(b), (d) payments of principal and interest of Intercompany Notes issued in accordance with Section 7.1, (e) Holdings or any Subsidiary thereof may redeem or repurchase for cash, at fair value, the equity interests of Holdings or a Subsidiary (or options to purchase equity interests) from any director, officer or


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

employee of Holdings or a Subsidiary upon the death, disability, retirement or other termination of such director, officer or employee; provided that all such repurchases under this clause (e) shall not exceed $750,000 in any Fiscal Year,
(f) Holdings may engage in cashless exercises of stock options with its officers, employees and directors provided that no cash or property is paid to or given by any Credit Party to such officer, employee, director or any other Person in connection with such exercise and no Credit Party incurs any Indebtedness in connection with such transaction, and (g) scheduled payments of interest with respect to Subordinated Debt; provided that, in each case with respect to clauses (d), (e), (f) and (g) above (and both before and after giving effect to any such Restricted Payment) (i) no Default or Event of Default has occurred and is continuing, (ii) the Borrowers shall have Borrowing Availability of at least $8,000,000, and (iii) the Restricted Payments shall be made at such times as will permit the delivery of financial statements necessary to determine current compliance with the financial covenants set forth herein prior to each such Restricted Payment.

            Section 7.6. No Restrictions on Subsidiary Distributions to Borrowers. Except as provided in this Agreement, the Borrowers will not and will not permit any of their Subsidiaries directly or indirectly to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to
(a) pay dividends or make any other distribution on any of such Subsidiary's Stock owned by any Borrower or any other Subsidiary, (b) pay any Indebtedness owed to the Borrowers or any other Subsidiary, (c) make loans or advances to any Borrower or any other Subsidiary or (d) transfer any of its property or assets to any Borrower or any other Subsidiary.

            Section 7.7. ERISA. No Credit Party shall, or shall cause or permit any member of a Controlled Group to, cause or permit to occur an event that could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA or cause or permit to occur an ERISA Event to the extent such ERISA Event could reasonably be expected to have a Material Adverse Effect.

            Section 7.8. Consolidations; Mergers; Sales of Assets; Creation of Subsidiaries. No Credit Party will (a) consolidate or merge with or into any other Person other than (i) the merger of a wholly owned Subsidiary of a Borrower with and into a Borrower (provided that such Borrower is the surviving corporation) or another wholly owned Subsidiary of a Borrower, (ii) the Initial Merger and the Name Change Merger, provided no Default or Event of Default exists or would result therefrom, and (iii) mergers and consolidations in connection with the Permitted Restructuring, provided that (y) the successor or successor entity of such merger or consolidation shall have taken such steps as are necessary and required under this Agreement to become an Additional Borrower or Guarantor as required by Agent and (z) Agent for the benefit of itself and the other Lenders shall have a valid and perfected first priority security interest in the Collateral and all of the assets of such surviving or successor entity (subject only to Permitted Encumbrances), (b) sell, lease or otherwise transfer, or grant any Person an option to acquire, directly or indirectly, any of its properties or assets or consummate any Asset Disposition, other than (i) sales of Inventory and data collection and management services for fair value in the ordinary course of businesses, (ii) dispositions of Temporary Cash Investments, (iii) dispositions of obsolete or worn-out property in the ordinary course of business provided that the aggregate fair market value of all such assets disposed of pursuant to this clause (b)(iii) after the date hereof does not exceed $250,000 in any Fiscal Year, (iv) dispositions for


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cash and fair value of Equipment, Fixtures, and other assets that the Borrowers determine in good faith are no longer used or useful in the business of the Credit Parties; provided that (x) immediately after any such disposition the aggregate fair market value of all such assets disposed of pursuant to this clause (b)(iv) after the date hereof does not exceed $1,000,000 and the aggregate fair market value of all such assets disposed of during the Fiscal Year in which such disposition is made does not exceed $500,000, and (y) the net proceeds of all such Asset Dispositions under this clause (b)(iv) are applied to prepay the Loan pursuant to Section 2.8(b), (v) sale or settlement of disputed or delinquent Accounts at a discount in the ordinary course of Borrowers' business and consistent with past practice as of the Closing Date; provided that the aggregate face amount of all such Accounts does not to exceed $100,000 in any Fiscal Year, (vi) the sale or issuance of any Subsidiary's capital stock to a Borrower or the merger of one of more Subsidiaries of a Borrower into another Credit Party, (vii) dispositions of property from any Subsidiary of a Borrower to a Credit Party, including, without limitation, Restricted Payments permitted under Section 7.5 or transfers of stock of Subsidiaries in connection with any merger or consolidation permitted under Section 7.8(a), (viii) the Permitted Disposition; (ix) any transfers of assets from one Credit Party to another Credit Party to the extent such transfer is necessary to carry out of the Permitted Restructuring, provided that Agent shall retain and continue to have at all times on and after consummation of such transfer have a first priority perfected security interest in such assets (subject only to Permitted Encumbrances), (x) any transfers of assets from Name Change Subsidiary to Parent deemed to occur as a matter of law as a result of the consummation of the Name Change Merger, provided that (x) no Default or Event of Default exists or would result therefrom, and (y) Agent shall retain and continue to have at all times on and after consummation of such transfer have a first priority perfected security interest in all assets of the Parent (subject only to Permitted Encumbrances), (xi) any transfers of assets from Merger Sub to Holdings deemed to occur as a matter of law as a result of the consummation of the Initial Merger, provided that (x) no Default or Event of Default exists or would result therefrom, and (y) Agent shall retain and continue to have at all times on and after consummation of such transfer have a first priority perfected security interest in all assets of Holdings (subject only to Permitted Encumbrances), and
(xii) dispositions for cash and fair value of hyperbaric oxygen chambers, provided that the aggregate fair market value of all such assets disposed of pursuant to this clause (b)(xii) after the date hereof does not exceed $750,000, or (c) shall form a Subsidiary unless all applicable requirements of Sections
6.13 and 6.14 are met with respect to such Subsidiary.

            Section 7.9. Purchase of Assets; Investments. No Credit Party will acquire all or substantially all of the assets of, engage in any joint venture or Partnership with any Person, or make, acquire or own any Investment other than (a) Cash Equivalents or Temporary Cash Investments; (b) Investments in another Credit Party, including Investments made in connection with the Permitted Restructuring provided that the beneficiary of any such Investment shall be a Credit Party and Agent shall at all times have a first priority perfected security interest in all of the assets of such beneficiary (subject only to Permitted Encumbrances); (c) Investments existing on the Closing Date and described on Disclosure Schedule 7.9, (d) Permitted Acquisitions; and (e) other Investments not exceeding $500,000 in the aggregate at any time outstanding. Without limiting the generality of the foregoing, no Credit Party will (i) except in connection with Permitted Acquisitions and subject to compliance with Section 6.14, acquire or create any Subsidiary without the consent of the Required Lenders or (ii) engage in any joint venture or partnership with any other Person.


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            Section 7.10. Transactions with Affiliates (a) No Credit Party will, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of any Credit Party on terms that are less favorable to such Credit Party than those which might be obtained at the time from a Person who is not an Affiliate of such Credit Party, except (i) Restricted Payments to the extent expressly permitted under Sections 7.5(a) and (c), and
(ii) mergers and consolidations to the extent expressly permitted under Section 7.8(a).

            (b) No Credit Party shall enter into any lending or borrowing transaction with any employees of any Credit Party, except with respect to loans existing on the Closing Date and disclosed on Disclosure Schedule 7.10(b), and except loans to its respective employees (other than officers except to the extent permitted by law) in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes up to a maximum of $250,000 in the aggregate at any one time outstanding.

            Section 7.11. Amendments or Waivers. Without the prior written consent of the Agent and the Required Lenders, no Credit Party will agree to (a) any amendment to or waiver of or in respect of any Loan Documents, or (b) any other material amendment to or waiver of any material contract constituting a part of the Collateral which could reasonably be expected to have a Material Adverse Effect on the Credit Parties, or (c) any amendment or waiver of any document governing any Subordinated Debt.

            Section 7.12. Fiscal Year. The Borrowers and their Subsidiaries shall not change their Fiscal Year from a Fiscal Year ending December 31.

            Section 7.13. Capital Expenditures. The Credit Parties will not make or commit to make any Capital Expenditures in excess of $5,000,000 (the "Capex Limit") in the aggregate during any Fiscal Year.

            Section 7.14. Lease Limits. No Credit Party will become or remain liable in any way, whether by assignment, as a guarantor or other surety or otherwise, for the obligations of any lessee under any operating lease, synthetic lease or similar off-balance sheet financing, if the aggregate amount of all rents (or substantially equivalent payments) paid by the Credit Parties under all such leases would exceed $4,000,000 in any Fiscal Year.

            Section 7.15. Total Leverage Ratio. The Borrowers shall not permit the Total Leverage Ratio as of the last day of any Fiscal Quarter to be greater than 2.75 to 1.00.

            Section 7.16. Senior Leverage Ratio. The Borrowers shall not permit the Senior Leverage Ratio as of the last day of any Fiscal Quarter to be greater than 2.25 to 1.00.

            Section 7.17. Fixed Charge Coverage Ratio. The Borrowers shall not permit the Fixed Charge Coverage Ratio, determined on a consolidated basis for the Borrowers and their consolidated Subsidiaries, for the twelve (12) months ending as of the last day of any Fiscal Quarter, to be less than 2.00 to 1.00.

            Section 7.18. Pro Forma Adjustments. In calculating compliance with the covenants specified in Sections 7.15, 7.16 and 7.17 above and the definition of Revolving Credit


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Availability, the following adjustments shall be made to reflect the effect of acquisitions and dispositions occurring after the Closing Date and during the relevant test period:

            (a) For the purposes of Sections 7.15, 7.16 and 7.17 above, the EBITDA attributable to such acquisition, based on the actual EBITDA of such acquired entity for such period, shall be included as if such entity had been acquired on the first day of such period to the extent that the relevant financial information with respect to it for the portion of such period prior to such acquisition can be determined with reasonable accuracy and shall be adjusted to eliminate, as of the first day of such period, any Indebtedness repaid or refinanced in such acquisition and to include any Indebtedness incurred in connection with such acquisition (including any portion thereof used to fund the aforementioned refinancing);

            (b) For the purposes of Section 7.17, Fixed Charges shall include, as of the first day of such period and for the entire period, any Fixed Charges associated with any acquired entity, including, any interest attributable to any Indebtedness incurred in connection with such acquisition, but excluding any interest or other Fixed Charges attributable to any Indebtedness refinanced in such acquisition (including any portion thereof used to fund the aforementioned refinancing);

            (c) For the purposes of Section 7.17, for any test period which occurs prior to the date when four (4) Fiscal Quarters have ended since the Closing Date, and that requires adjustments pursuant to clauses (i) and (ii) above, the Fixed Charge Coverage Ratio shall be calculated by annualizing the results for the Borrowers and their Subsidiaries before making the adjustments referred to in such clauses and then making the adjustment described in such clauses based on the actual results of the newly acquired entities for the twelve (12) months ended as of the end of the relevant test period; and

            (d) For the purposes of Section 7.15 and 7.16, Indebtedness and Senior Funded Debt of the Borrowers and their Subsidiaries shall be adjusted (A) upward to reflect any Indebtedness or Senior Funded Debt incurred or assumed in connection with such acquisition or disposition and (B) adjusted downward to reflect any Indebtedness or Senior Funded Debt repaid, retired or disposed of in connection with such acquisition, disposition or Service Agreement termination to the extent that the Borrowers and/or their Subsidiaries have been released from all liability therefor.

            (e) For the purposes of Sections 7.15, 7.16 and 7.17 of the EBITDA attributable to any entity all or substantially all of whose stock, equity interest or assets were disposed of shall be excluded as if such entity had been disposed of on the first day of such period and shall be adjusted to eliminate, as of the first day of such period, any Indebtedness repaid, retired or disposed of in connection with such disposition or termination to the extent that the Borrowers and/or the remaining Subsidiaries have been released from all liability therefor.

            (f) For the purposes of Section 7.17, Fixed Charges shall exclude, as of the first day of such period and for the entire period, and Fixed Charges associated with any entity disposed of, including, any interest or other Fixed Charges attributable to any Indebtedness repaid, retired or disposed of in such disposition or termination, to the extent that the Borrowers and/or the remaining Subsidiaries have been released from all liability therefor.


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            Section 7.19. Accounts Receivable Days Sales Outstanding. Accounts
Receivable Days Sales Outstanding shall not at any time exceed 90 days during any three month period commencing with the Fiscal Quarter ended March 31, 2003.

            Section 7.20. Sale-Leasebacks. No Credit Party shall engage in any sale-leaseback, synthetic lease or similar transaction involving any of its assets.

                                  ARTICLE VIII.

                                EVENTS OF DEFAULT

            Section 8.1. Events of Default. The occurrence of any one or more of the following events for any reason whatsoever (whether voluntary or involuntary, by operation of law or otherwise) shall constitute an event of default hereunder (each, an "Event of Default"):

                        (a) any Borrower (i) fails to make any payment of
            principal of, or interest on, or Fees owing in respect of, the Loans or any of the other Obligations when due and payable; provided that in the case of any failure to pay interest or fees, such failure shall have continued for a period of three (3) days or (ii) fails to pay or reimburse Agent or Lenders for any expense reimbursable hereunder or under any other Loan Document within ten (10) days following Agent's or any Lender's demand for such reimbursement or payment of expenses;

                        (b) any Credit Party shall fail to observe or perform
            any covenant applicable to it contained in Section 5.1, Section 6.1,
            Section 6.2 (so far as it requires each Credit Party to maintain its existence), Section 6.5, Section 6.8, Section 6.9, Section 6.10,
            Section 6.16, Section 6.17, Section 6.18 or Article VII hereof;

                        (c) any Credit Party shall fail to observe or perform
            any covenant or agreement contained in the Loan Documents (other than those covered by clause (a) or (b) above) and such failure shall have continued for a period of thirty (30) days after notice thereof has been given to the Borrower Representative by the Agent;

                        (d) any representation, warranty, certification or
            statement made by any Credit Party in any Related Transactions Documents or in any certificate, disclosure schedule, financial statement or other document delivered by or on behalf of any Credit Party pursuant to the Related Transactions Documents shall prove to have been incorrect in any respect (or in any material respect if such representation, warranty, certification or statement is not by its terms already qualified as to materiality) when made (or deemed made);

                        (e) any Credit Party shall fail to make any payment when
            due in respect of any Indebtedness (other than the Obligations) the aggregate outstanding principal amount of which Indebtedness, either individually or in the


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            aggregate with all other Indebtedness with respect to which the
            Credit Parties have failed to make a payment, equals or exceeds $1,000,000;

                        (f) any event or condition shall occur which (i) results
            in the acceleration of the maturity of Indebtedness of any Credit Party of the holder or holders thereof in an outstanding principal amount in excess of $1,000,000, individually or in the aggregate with all other Indebtedness of the Credit Parties (other than the Obligations), or (ii) enables (or, with the giving of notice or lapse of time or both, would enable) the holder or holders of Indebtedness of any Credit Party in an outstanding principal amount in excess of $1,000,000, individually or in the aggregate with all other Indebtedness of the Credit Parties (other than the Obligations), or any Person acting on such holder's behalf to accelerate the maturity of any such Indebtedness, or (iii) results in a violation of, or a default under, any provision of the Organizational Documents of any Credit Party;

                        (g) any Credit Party shall (i) commence a voluntary case
            or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its properties or assets, (ii) consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, (iii) cease to be solvent (as represented in Section 4.18) or make a general assignment for the benefit of creditors or (iv) fail generally, not be able or admit in writing its inability to pay its debts as they become due, or take any action in furtherance of, or indicating its consent to, or approval of or acquiescence in any of the foregoing;

                        (h) an involuntary case or other proceeding shall be
            commenced against any Credit Party seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days, or an order for relief shall be entered against any Credit Party under any bankruptcy laws as now or hereafter in effect, or any Credit Party shall take any action in furtherance of, or indicating its consent to, or approval of or acquiescence in any of the foregoing;

                        (i) (i) institution of any steps by any Borrower or any
            member of the Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, such Borrower or any member of the Controlled Group could reasonably be expected to be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $1,000,000, (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302 of ERISA, (iii) there shall occur any withdrawal or partial withdrawal from a Multiemployer Plan and the


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

            withdrawal liability (without unaccrued interest) to Multiemployer Plans as a result of such withdrawal (including any outstanding withdrawal liability that any Borrower and the members of the Controlled Group have incurred on the date of such withdrawal) exceeds $1,000,000, (iv) with respect to any Plan, any Borrower or any member of the Controlled Group shall incur an accumulated funding deficiency or request a funding waiver from the IRS, or (v) there shall occur an ERISA Event or a non-exempt prohibited transaction within the meaning of Section 406 of ERISA or IRC
            Section 4975; provided, that the events listed in clauses (iv) and
            (v) hereof shall constitute Events of Default only if the liability, deficiency or waiver request, whether or not assessed, could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;

                        (j) (i) Any member of a Controlled Group shall engage in
            any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the IRC) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan (other than a Permitted Encumbrance) shall arise on the assets of any Borrower or any Controlled Group,
            (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, with Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) any Borrower, any of its Subsidiaries or any member of any Controlled Group shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the insolvency or reorganization of, any Multi-employer Plan or (vi) any other similar event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect;

                        (k) a judgment or order for the payment of money which,
            individually or when aggregated with other such judgments or orders, equals or exceeds $1,000,000, shall be rendered against any Credit Party and such judgment or order shall continue unsatisfied and unstayed for a period of ten (10) days or any judgment shall be rendered against any Credit Party that exceeds by more than $1,000,000 any insurance coverage applicable thereto as to which the insurance company has acknowledged coverage and such judgment or order shall continue unsatisfied and unstayed for a period of ten
            (10) days;

                        (l) a Change of Control shall occur;

                        (m) the auditor's report or reports on the audited
            statements delivered pursuant to Section 5.1(b) shall include any material qualification


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            (including with respect to the scope of audit) or exception or any adverse statement as to the ability of any Credit Party to continue as a going concern;

                        (n) any material provision of any Related Transaction
            Documents shall for any reason cease to be valid, binding and enforceable against any Credit Party for any reason, or any Credit Party shall so assert in writing or the Lien created by any of the Collateral Documents shall at any time fail to constitute a valid and perfected first priority Lien subject to no prior or equal Lien except Permitted Encumbrances on any portion of the Collateral purported to be secured thereby which is deemed material by the Agent, or any Credit Party shall so assert in writing;

                        (o) any Credit Party shall be prohibited, enjoined or
            otherwise materially restrained from conducting the business theretofore conducted by it by virtue of any determination, ruling, decision, decree or order of any Governmental Authority and such determination, ruling, decision, decree or order remains unstayed and in effect for any period of ten (10) days beyond any period for which any business interruption insurance policy of the Credit Parties shall provide full coverage to such Credit Party with respect to any losses and lost profits; or

                        (p) any of the Related Transactions Documents (other
            than the Loan Documents) shall for any reason fail to constitute the valid and binding agreement of any party thereto, or any such party shall so assert in writing, or refuse or fail to perform in any respect its obligations thereunder and, in each case such failure or refusal could reasonably be expected to result in any Credit Party incurring a liability, individually or in the aggregate, in excess of $1,000,000 in connection therewith or could reasonably be expected to result in a Material Adverse Effect;

                        (q) any Credit Party fails to (i) obtain or maintain any
            operating licenses or Environmental Permits required by environmental authorities, (ii) begin, continue or complete any remediation activities as required by any environmental authorities,
            (iii) store or dispose of any hazardous materials in accordance with applicable environmental laws and regulations, or (iv) comply with any environmental laws, in each case, if any such failure in clauses
            (i) through (iv) above, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

                        (r) any material damage to, or loss, theft or
            destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen
            (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of any Credit Party, if any such event or circumstance, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;


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                        (s) the loss, suspension or revocation of, or failure to
            renew, any license or permit now held or hereafter acquired by any Credit Party, in each case, if such loss, suspension, revocation or failure to renew, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; or

                        (t) any Credit Party shall be suspended or excluded from
            any Medicaid Provider Agreement, Medicaid Certification, Medicare Provider Agreement, Medicare Certification or any medical reimbursement program, and such exclusion or suspension arises from fraud or other claims or allegations that could reasonably be expected to have a Material Adverse Effect.

            Section 8.2. Remedies.

                  (a) If any Default or Event of Default has occurred and is continuing, Agent may, and at the written request of the Required Lenders shall, without notice or demand, suspend the Revolving Credit Commitment with respect to additional Advances and/or the incurrence of additional L/C Obligations, whereupon any additional Advances and additional L/C Obligations shall be made or incurred in Agent's sole discretion (or in the sole discretion of the Required Lenders, if such suspension occurred at their direction) so long as such Default or Event of Default is continuing. If any Default or Event of Default has occurred and is continuing, Agent may (and at the written request of Required Lenders shall), without notice except as otherwise expressly provided herein, increase the rate of interest applicable to the Loans in accordance with
      Section 2.4(c) and other outstanding Obligations.

                  (b) If any Event of Default has occurred and is continuing, Agent may, and at the written request of the Required Lenders shall, without notice or demand (i) terminate the Revolving Credit Commitment with respect to further Advances or the incurrence of further L/C Obligations (ii) declare all or any portion of the Obligations, including all or any portion of any Loan, to be forthwith due and payable, and require that the L/C Obligations be either cash collateralized as provided in Section 2.5(k) or fully supported by a back-up letter of credit (other than a Letter of Credit issued under this Agreement) issued for the benefit of Agent, in form and substance satisfactory to Agent, from an issuer satisfactory to Agent, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by the Borrowers and each other Credit Party, or (iii) exercise any rights and remedies provided to Agent under the Loan Documents, the other Related Transactions Documents or at law or equity, including all remedies provided under the Code; provided that upon the occurrence of an Event of Default specified in Sections 8.1(g) or 8.1(h), the Revolving Credit Commitment shall be immediately terminated and all of the Obligations, including the outstanding Loans, shall become immediately due and payable without declaration, notice or demand by any Person.

            Section 8.3. Waivers by Credit Parties. Except as otherwise provided for in this Agreement or by applicable law, each Credit Party waives (including for purposes of Section 12) (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release,


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compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent on which any Credit Party may in any way be liable, and hereby ratifies and confirms whatever Agent may do in this regard, (b) all rights to notice and a hearing prior to Agent's taking possession or control of, or to Agent's replevy, attachment or levy upon the Collateral or any bond or security that might be required by any court prior to allowing Agent to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshaling and exemption laws.

                                   ARTICLE IX.

                            EXPENSES AND INDEMNITIES

            Section 9.1. Expenses. Whether or not the transactions contemplated hereby are consummated, the Credit Parties, jointly and severally, agree (a) to pay on demand all fees, costs and expenses (including reasonable attorneys' fees and expenses and the allocated cost of internal legal staff) incurred by Agent, Lead Arranger and any appraisers, auditors and consultants retained by the Agent or Lead Arranger in connection with (i) the examination, review, due diligence investigation, documentation, negotiation, closing and syndication of the transactions contemplated herein and in the Related Transactions Documents and in connection with the continued administration of the Loan Documents including any amendments, modifications, consents and waivers, (ii) creating, perfecting and maintaining Liens pursuant to the Loan Documents, including filing and recording fees and expenses, the costs of any bonds required to be posted in respect of future filing and recording fees and expenses, and title investigations and (iii) any matters contemplated by or arising out of the Loan Documents, including Agent's customary field audit charges and the reasonable fees, expenses and disbursements of the Agent, Lead Arranger or any accountants or other experts retained by the Agent or Lead Arranger (including any affiliate of Agent or Lead Arranger as shall be engaged for such purpose) in connection with accounting and collateral audits or reviews of the Credit Parties and their affairs, (b) to promptly pay reasonable documentation charges assessed by Agent for amendments, waivers, consents and any of the documentation prepared by Agent's internal legal staff, and (c) to promptly pay all fees, costs and expenses (including attorneys' fees and expenses and the allocated cost of internal legal staff) incurred by Agent and Lenders in connection with any action to enforce any Loan Document or to collect any payments due from Borrowers or any other Credit Party. All fees, costs and expenses for which any Credit Party is responsible under this Section 9.1 shall be deemed part of the Obligations when incurred, and shall be payable on demand in accordance with
Section 2.14.

            Section 9.2. Indemnity. Whether or not the transactions contemplated hereby are consummated, the Credit Parties, jointly and severally, agree to indemnify, pay and hold harmless each Lending Party and any subsequent holder of any of the Notes or any other Obligation, and each of such Person's officers, directors, employees, attorneys, agents and Affiliates (collectively, the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnitee and the allocated cost of internal legal staff) in connection with any claim, investigative, administrative or judicial proceeding, whether or not such Indemnitee shall be designated a party thereto and including any such proceeding initiated by or on behalf of any


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Credit Party, and the expenses of investigation by experts, engineers, environmental consultants and similar technical personnel and any commission, fee or compensation claimed by any broker (other than any broker retained by any Lending Party) asserting any right to payment for the transactions contemplated hereby, which may be imposed on, incurred by or asserted against such Indemnitee as a result of or in connection with the transactions contemplated hereby or by the Loan Documents or the other Related Transactions Documents (including, without limitation, (i)(A) as a direct or indirect result of the presence on or under, or Release from, any Real Property now or previously owned, leased or operated by any Credit Party of any Hazardous Materials or any Hazardous Materials contamination, (B) arising out of or relating to the offsite disposal of any Hazardous Materials generated or present on any such Real Property or (C) arising out of or resulting from the environmental condition of any such Real Property or the applicability of any governmental requirements relating to Hazardous Materials, whether or not occasioned wholly or in part by any condition, accident or event caused by any act or omission of any Credit Party, and (ii) proposed and actual Extensions of Credit under this Agreement) and the use or intended use of any Extension of Credit or the proceeds thereof, except that the Credit Parties shall have no obligation hereunder to an Indemnitee with respect to any liability resulting solely from the gross negligence or willful misconduct of such Indemnitee as finally determined by a court of competent jurisdiction. To the extent that the undertaking set forth in the immediately preceding sentence may be unenforceable, each Credit Party shall contribute the maximum portion which it is permitted to pay and satisfy under Applicable Law to the payment and satisfaction of all such indemnified liabilities incurred by the Indemnitees or any of them. Without limiting the generality of any provision of this Section, to the fullest extent permitted by law, each Credit Party hereby waives all rights for contribution or any other rights of recovery with respect to liabilities, losses, damages, costs and expenses arising under or relating to Environmental Laws that it might have by statute or otherwise against any Indemnitee, except to the extent that such items are finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Indemnitee. An Indemnitee under this
Section 9.2 shall endeavor to notify the Borrower Representative of any event requiring indemnification within ten (10) Business Days following such Indemnitee's receipt of notice of commencement of any action or proceeding, or such Indemnitee's obtaining knowledge of the occurrence of any event, giving rise to a claim for indemnification hereunder, provided that the failure to give such notice shall not invalidate or otherwise impair the rights of the Indemnitee to indemnification under this Section 9.2 or result in any liability of such Indemnitee, the Agent or any Lender to any Credit Party or any other Person.

            Section 9.3. Taxes. The Credit Parties jointly and severally agree to pay each Lending Party, promptly following demand therefor, all Charges (excluding income or other similar taxes imposed on any Lender or any holder of a Note by the jurisdictions under the laws of which such Person seeking payment is organized or conducts business or any political subdivision thereof), including any interest or penalties thereon, at any time payable or ruled to be payable in respect of the existence, execution or delivery of this Agreement, the Related Transactions Documents or the making of any Extension of Credit, and to indemnify and hold each Lending Party, and each and every holder of the Notes or any other Obligation harmless against liability in connection with any such Charges.


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

            Section 9.4. Capital Adequacy; Increased Costs; Illegality; Funding Losses.

            (a) If any Lender shall have determined that the introduction of or any change in after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law) from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder, then the Borrowers shall from time to time upon demand by such Lender (with a copy of such demand to the Agent) promptly pay to the Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of such reduction that, at a minimum, shows the basis of the computation thereof submitted by such Lender to the Borrower Representative and to the Agent shall be conclusive and binding on the Borrowers for all purposes, absent manifest error.

            (b) If, as a result of either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Loan, then the Borrowers shall from time to time, upon demand by such Lender (with a copy of such demand to the Agent), promptly pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower Representative and to the Agent by such Lender, shall be conclusive and binding on the Borrowers for all purposes, absent manifest error.

            (c) Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any Loan based on LIBOR, then, unless that Lender is able to make or to continue to fund or to maintain such LIBOR Loan at another branch or office of that Lender without, in that Lender's opinion, adversely affecting it or its Loans or the income obtained therefrom, on notice thereof and demand therefor by such Lender to the Borrower Representative through the Agent, (i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate and (ii) all outstanding LIBOR Loans shall be deemed automatically converted into Base Rate Loans.

            (d) To induce Lenders to permit LIBOR Loans on the terms provided herein, if (i) any LIBOR Loan is repaid in whole or in part prior to the last day of any applicable LIBOR Period (whether that repayment is made pursuant to any provision of this Agreement or any other Loan Document or is the result of acceleration, by operation of law or otherwise), (ii) any Borrower shall default in payment when due of the principal amount of or interest on any LIBOR Loan,
(iii) any Borrower shall default in making any borrowing of, Conversion into or Continuation of any LIBOR Loan after the Borrower Representative has given notice requesting the same in accordance herewith, or (iv) any Borrower shall fail to make any prepayment of a LIBOR Loan after the Borrower Representative has given a notice thereof in accordance herewith, then the Borrowers shall indemnify and hold harmless each Lender from and against all losses, costs and expenses resulting from or arising from any of the foregoing. Such indemnification shall include any loss (but excluding loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained. For the purpose of calculating amounts payable to a Lender under this subsection, each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of such LIBOR Loan and having a maturity comparable to the relevant LIBOR Period; provided, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. As promptly as practicable under the circumstances, each Lender shall provide the Borrower Representative with its written calculation of all amounts payable pursuant to this Section 9.4(d), and such calculation shall be conclusive and binding on the Borrowers for all purposes, absent manifest error. The Borrowers shall pay to Lenders all amounts required to be paid by it hereunder promptly upon demand therefor.

                                   ARTICLE X.

                                    THE AGENT

            Section 10.1. Appointment and Authorization. L/C Issuer and each Lender hereby irrevocably designates and appoints as the Agent of L/C Issuer and Lenders under this Agreement, and L/C Issuer and each such Lender irrevocably authorizes as the Agent for L/C Issuer and Lenders, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with L/C Issuer or any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement, the other Loan Documents or otherwise exist against the Agent. In performing its functions and duties under this Agreement, Agent shall act solely as agent of Lenders and the L/C Issuer and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Borrower or any other Credit Party.

            Section 10.2. Delegation of Duties. The Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care. Without limiting the foregoing, the Agent may appoint one of its affiliates as its agent to perform the functions of the Agent hereunder relating to the advancing of funds to the Borrowers and distribution of funds to L/C Issuer and the Lenders and to perform such other related functions of the Agent hereunder as are reasonably incidental to such functions.


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

            Section 10.3. Agent and Affiliates. Agent shall have the same rights and powers under the Loan Documents as any other Lender and may exercise or refrain from exercising the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity. The Agent and its Affiliates may lend money to and generally engage in any kind of business with any Credit Party or Affiliate thereof as if it were not an Agent hereunder.

            Section 10.4. Action by Agent. The duties of Agent shall be mechanical and administrative in nature. Agent shall not have by reason of this Agreement a fiduciary relationship to any Lending Party or any other Person. The obligations of the Agent hereunder are only those expressly set forth herein and under the other Loan Documents. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article VIII.

            Section 10.5. Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for any Borrower), accountants and other experts selected by it and shall not be liable for (a) any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts, or (b) any negligence or misconduct of any of its legal counsel, accountants or other experts, provided that Agent has exercised due care in the selection of such Persons.

            Section 10.6. Liability of Agent. Neither the Agent nor any of its directors, officers, agents, representatives, employees or Affiliates shall be liable for any action taken or not taken by it in connection with the Loan Documents (a) with the consent or at the request or direction of the Required Lenders, or (b) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents, representatives, employees or Affiliates shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made under or in connection with any Loan Document or any Extension of Credit hereunder, (ii) the performance or observance of any of the covenants or agreements of any Credit Party, (iii) the satisfaction of any condition specified in Article III, except to confirm receipt of items required to be delivered to the Agent, (iv) the validity, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith, or (v) the value, validity, effectiveness, genuineness, enforceability or sufficiency of any of the Loan Documents or for any failure of any Borrower or any other Credit Party to perform its obligations under this Agreement or any other Loan Document. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, other writing (which may be a bank wire, telex, facsimile transmission or similar writing) or conversation believed by it to be genuine or to be signed by the proper party or parties.

            Section 10.7. Indemnification. The L/C Issuer and each Lender shall, ratably in accordance with its Revolving Credit Commitment or Term Loan Commitment (whether or not such Commitments have been terminated), indemnify the Agent (to the extent not reimbursed by the Credit Parties) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Agent's gross negligence or willful misconduct) that the Agent may suffer or incur in connection with the Loan Documents or any action taken or omitted by the Agent under this Agreement or any other Loan Document. The agreements in this Section 10.7 shall survive the termination of this Agreement and payment of the Notes and all other amounts payable hereunder.

            Section 10.8. Credit Decision. L/C Issuer and each Lender acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representation or warranty to it and that no act by the Agent hereinafter taken, including any review of the affairs of any Borrower or any other Credit Party, shall be deemed to constitute any representation or warranty by the Agent to L/C Issuer or any Lender. L/C Issuer and each Lender acknowledges that it has, independently and without reliance upon the Agent, L/C Issuer or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and to make the Extensions of Credit hereunder. L/C Issuer and each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in connection with its taking or not taking any action under the Loan Documents. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide L/C Issuer or any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Borrower or any other Credit Party which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

            Section 10.9. Successor Agent. The Agent may resign at any time by giving thirty (30) days' prior written notice thereof to the Lenders and the Borrower Representative. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent which, absent the occurrence and continuance of a Default or Event of Default, must be acceptable to the Borrower Representative (such acceptance not to be unreasonably withheld or delayed). If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be an institution organized or licensed under the laws of the United States of America or of any State thereof and which, absent the occurrence and continuance of a Default or Event of Default, must be acceptable to the Borrower Representative (such acceptance not to be unreasonably withheld or delayed). Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

            Section 10.10. Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any Borrower), independent accountants


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

and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless (a) a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent and (b) the Agent shall have received the written agreement of such assignee to be bound hereby as fully and to the same extent as if such assignee were an original Lender party hereto, in each case in form satisfactory to the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the L/C Issuer and Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under any of the Loan Documents in accordance with a request of the Required Lenders or all of the Lenders, as may be required under this Agreement, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

            Section 10.11. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or the Borrower Representative referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the L/C Issuer and the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the L/C Issuer and Lenders except to the extent that this Agreement expressly requires that such action be taken, or not taken, only with the consent or upon the authorization of the Required Lenders, or all of the Lenders, as the case may be.

                                   ARTICLE XI.

                                  MISCELLANEOUS

            Section 11.1. Survival. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the other Loan Documents. The provisions of Article IX and the indemnities contained in this Agreement and the other Loan Documents shall survive the termination of this Agreement.

            Section 11.2. No Waivers; Remedies Cumulative. No failure or delay by the Agent, the L/C Issuer or any Lender in exercising any right, power or privilege under any Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by law, by other agreement or otherwise.

            Section 11.3. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including prepaid overnight courier, facsimile transmission


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

or similar writing) and shall be given to such party at its address or facsimile number set forth in this Section or on the signature pages hereof (or, in the case of any such Lender who becomes a Lender after the date hereof, in a notice delivered to the Borrower Representative and the Agent by the assignee Lender forthwith upon such assignment) or at such other address or facsimile number as such party may hereafter specify in writing for the purpose by notice to the Agent and the Borrower Representative. Each such notice, request or other communication shall be effective (a) if given by facsimile, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received by the sender, (b) if given by mail, upon the earlier of actual receipt and five (5) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, properly addressed and with proper postage prepaid, (c) one (1) Business Day after deposit with a reputable overnight courier property addressed and with all charges prepaid or (d) when received, if by any other means.

            Notices shall be addressed as follows:

      If to any Borrower or
      Borrower Representative:                    c/o  Curative Health Services, Inc.
                                                  150 Motor Parkway
                                                  Hauppauge, New York 11788
                                                  Attention:  Chief Financial Officer
                                                  Facsimile No: (631) 232-9323
                                                  Telephone No.: (631) 232-7015

      With a copy to:                             Curative Health Services, Inc.
                                                  150 Motor Parkway
                                                  Hauppauge, New York 11788
                                                  Attention: General Counsel
                                                  Facsimile No.: (631) 233-8106
                                                  Telephone No.: (631) 232-7016

      If to Agent, L/C Issuer or GE Capital:      General Electric Capital Corporation
                                                  2 Bethesda Metro Center
                                                  Suite 600
                                                  Bethesda, MD 20814
                                                  Attention:  Curative Health Services, Inc.
                                                              Account Manager
                                                  Facsimile No: (301) 347-3175
                                                  Telephone No.: (301) 664-9816

      With a copy to:                             General Electric Capital Corporation
                                                  2 Bethesda Metro Center
                                                  Suite 600
                                                  Bethesda, MD 20814
                                                  Attention:  Legal Department
                                                  Facsimile No: (301) 664-9849
                                                  Telephone No.: (301) 664-9866


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

If to L/C Issuer or a Lender: To the address set forth on the signature page hereto or in the applicable Assignment Agreement.

            Section 11.4. Severability. In case any provision of or obligation under this Agreement or any other Loan Document shall be invalid, illegal or unenforceable in any applicable jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

            Section 11.5. Amendments and Waivers. Any provision of this Agreement or any other Loan Document may be amended or waived only if such amendment or waiver is in writing and is signed by the Borrowers and the Agent (if authorized by the Required Lenders) or the Required Lenders (and, if the rights or duties of the Agent, the Swingline Lender or the L/C Issuer are affected thereby, by the Agent, Swingline Lender or L/C Issuer as applicable); provided, that no such amendment or waiver shall, unless signed by all the Lenders (i) increase or decrease any Commitment of any Lender (except for a ratable decrease in the Commitments of all Lenders) or subject any Lender to any additional obligation, (ii) reduce the principal of or rate of interest on any Obligation or the amount of any Fees payable hereunder, (iii) postpone the date fixed for any (A) payment of (1) principal of any Loan or Reimbursement Obligation pursuant to Section 2.8, (2) of interest on any Loan or Reimbursement Obligation or (3) any fees hereunder, or (B) termination of any Commitment, (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans and Reimbursement Obligations which shall be required for the Lenders or any of them to take any action under this Section or any other provision of this Agreement, (e) release all or substantially all of the Collateral, (f) release all or substantially all of the Guarantors or (g) amend this Section 11.5 or the definition of "Required Lenders."

            Section 11.6. Successors and Assigns; Registration. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (including any transferee of any Note or other Obligation), except that no Borrower may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Lenders. Notwithstanding the foregoing, in the absence of an Event of Default, each Lender covenants for the benefit of the Borrowers that it will not assign Loans, Obligations or the Commitments (or any combination thereof) except with the prior written consent of the Borrower Representative and the Agent (which consent shall not be unreasonably withheld or delayed), provided, that each Lender retains the unrestricted right to transfer, sell or assign any or all of its interest and obligations in the Loans and the Commitments without respect to this sentence in the following cases: (i) to any Lender or any Affiliate of any Lender; (ii) to any Person to the extent required to comply with any order, directive or request from any Governmental Authority;
(iii) to any Person in connection with the sale by any Lender of all or any substantial portion of such Lender's corporate finance or healthcare capital portfolio; or (iv) to a Qualified Assignee. Any assignment made pursuant to this
Section 11.6 shall be made pursuant to an Assignment Agreement substantially in the form of Exhibit J (each such agreement referred to herein as an "Assignment Agreement").

            (b) Any assignment shall be for an equal percentage of such assignor Lender's Loans and its Commitment, and any such assignee Lender shall, upon its registration in the Note

Register referred to below, become a "Lender" for all purposes hereunder. The Agent shall receive a fee of $3,500 in connection with any such assignment (including, without limitation, an assignment to an existing Lender). Upon any such assignment, the assignor Lender shall be released from its Commitments to the extent assigned to and assumed by the assignee Lender.

            (c) Upon any assignment of any Note(s), the assigning Lender shall surrender its Note(s) to the Borrower Representative for exchange or registration of transfer, and the Borrowers will promptly execute and deliver in exchange therefor a new Note or Note(s) of the same tenor and registered in the name of the assignor Lender (if less than all of such Lender's Notes are assigned) and the name of the assignee Lender.

            (d) Each Lender may sell participations in all or any part of the Loans, its Notes, its Commitments or its L/C Exposure. Any participation by a Lender shall be made with the understanding that all amounts payable by the Borrowers hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder. None of the Borrowers or any other Credit Parties shall have any obligation or duty to any participant. Neither the Agent, L/C Issuer nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred. No Lender shall, as between the Borrowers and that Lender, or Agent and/or L/C Issuer and that Lender, be relieved of any of its obligations hereunder as a result of any participation in all or any part of the Loans, its Note, its Commitments or other Obligations.

            (e) The Agent shall maintain a register (the "Note Register") of the Lenders and all assignee Lenders that are the holders of all the Notes and other Obligations issued pursuant to this Agreement. Upon five (5) Business Days' prior written notice to the Agent, the Agent will allow any Lender to inspect and copy such list at the Agent's principal place of business during normal business hours. Prior to the due presentment for registration of transfer of any Note or other Obligation, the Agent may deem and treat the Person in whose name a Note or Other Obligation is registered as the absolute owner of such Note or Obligation for the purpose of receiving payment of principal of and premium and interest on such Note or Obligation and for all other purposes whatsoever, and the Agent shall not be affected by notice to the contrary.

            (f) Each Lender (including any assignee Lender at the time of such assignment) represents that it (i) is acquiring its Note(s) or Obligations solely for investment purposes and not with a view toward, or for sale in connection with, any distribution thereof, (ii) has received and reviewed such information as it deems necessary to evaluate the merits and risks of its investment in such Note(s) or Obligations, (iii) is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act and (iv) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Note(s) or Obligations, including a complete loss of its investment.

            (g) Each Lender understands that the Notes or Obligations are being offered only in a transaction not involving any public offering within the meaning of the Securities Act, and that, if in the future such Lender decides to resell, pledge or otherwise transfer the Notes or

Obligations, the Notes or Obligations may be resold, pledged or transferred only
(i) to a person who such Lender reasonably believes is a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such resale, pledge or transfer is being made in reliance on Rule 144A under the Securities Act or (ii) pursuant to an exemption from registration under the Securities Act.

            (h) Each Lender understands that the Notes will, unless otherwise agreed by the Borrowers and the holder thereof, bear a legend to the following effect:

      THIS SECURITY IS NOT BEING REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) TO A BORROWER, (2) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER THAT IS AWARE THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

            (i) If any Note becomes mutilated and is surrendered by the Lender with respect thereto to the Borrower Representative, or if any Lender claims that any of its Notes have been lost, destroyed or wrongfully taken, the applicable Borrower shall execute and deliver to such Lender a replacement Note(s), upon the affidavit of such Lender attesting to such loss, destruction or wrongful taking with respect to such Note(s) and such lost, destroyed, mutilated, surrendered or wrongfully taken Note(s) shall be deemed to be canceled for all purposes hereof. Such affidavit shall be accepted as satisfactory evidence of the loss, wrongful taking or destruction thereof and no indemnity shall be required as a condition of the execution and delivery of a replacement Note. Any costs and expenses of the Borrowers in replacing any Note shall be for the account of such Lender.

            Section 11.7. Setoff and Sharing of Payments. Upon the occurrence and during the continuance of any Event of Default, each Lender (and each of its Affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness any time owing by such Lender (or any of its affiliates) to or for the credit or the account of any Credit Party against any and all of the Obligations held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or any Note or such Obligations and although such Obligations my be unmatured. Each Lender agrees promptly to notify the Borrower Representative and Agent after any such set-off and application made by such Lender; provided, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have. If any Lender (a "Benefited Lender") shall at any time receive any payment of all or part of the Loans or other Obligations or other amounts owing to it hereunder, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily, by set-off, or otherwise), in a greater proportion than any such payment to or Collateral received by any other Lender, if any, in respect of such other Lender's Loans, Obligations or other amounts owing to it hereunder, or interest thereon, such Benefited Lender shall purchase for cash from the other Lender(s) a participating interest in such portion of each such other Lender's Loans and other Obligations owing to it, or shall provide such other Lender(s) with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of the Lenders; provided, that if all or any such purchase shall be rescinded, and the purchase price and benefits are thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Credit Party agrees that any Lender so purchasing a participation from any other Lender pursuant to this Section 11.7 may, to the fullest extent permitted by law, and notwithstanding the provisions of Section 11.6(d), exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such purchasing Lender were the direct creditor of such Credit Party in the amount of such participation.

            Section 11.8. Collateral. Each of the Lenders represents to the Agent and each of the other Lenders that it in good faith is not relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

            Section 11.9. Headings. Headings and captions used in the Loan Documents (including all exhibits and schedules thereto) are included herein and therein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

            Section 11.10. Governing Law; Submission To Jurisdiction. THIS AGREEMENT AND EACH NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PROVISIONS THEREOF. EACH OF THE BORROWERS AND THE OTHER CREDIT PARTIES PARTY HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE BORROWERS AND THE OTHER CREDIT PARTIES PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN
SECTION 11.3. NOTHING IN THIS

AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

            Section 11.11. Notice of Breach by Agent or Lender. The Credit Parties party hereto agree to give the Agent and the Lenders notice of any action or inaction by the Agent or any Lender or any agent or attorney of the Agent or any Lender in connection with this Agreement or any other Loan Document or the Obligations of the Credit Parties under this Agreement or any other Loan Document that may be actionable against the Agent or any Lender or any agent or attorney of the Agent or any Lender or a defense to payment of any Obligations of the Credit Parties under this Agreement or any other Loan Document for any reason, including commission of a tort or violation of any contractual duty or duty implied by law. The Credit Parties party hereto agree, to the fullest extent that they may lawfully do so, that unless such notice is given promptly (and in any event within ten (10) days after any Credit Party has knowledge, or with the exercise of reasonable diligence could have had knowledge, of any such action or inaction), no Credit Party shall assert, and each Credit Party shall be deemed to have waived, any claim or defense arising therefrom to the extent that the Agent or any Lender could have mitigated such claim or defense after receipt of such notice.

            Section 11.12. Waiver Of Jury Trial. EACH OF THE CREDIT PARTIES PARTY HERETO, AGENT, L/C ISSUER AND LENDERS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY AND TO THE FULLEST EXTENT PERMITTED BY LAW WAIVES ANY RIGHTS THAT IT MAY HAVE TO CLAIM OR RECEIVE CONSEQUENTIAL OR SPECIAL DAMAGES IN CONNECTION WITH ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

            Section 11.13. Counterparts; Entire Agreement. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto. This Agreement and the other Loan Documents (including any fee letters between Agent and one or more of the Credit Parties) constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof, including, without limitation, that certain letter agreement, dated May 15, 2003, regarding treatment of confidential information from Dorsey & Whitney LLP and accepted and agreed to by GE Capital; provided, however, that the provisions of the Commitment Letter set forth in the "Syndication" section of the Commitment Letter, together with any indemnification provisions made by Holdings in favor of GE Capital, GECC Capital Markets Group, Inc. and their respective affiliates, directors, officers, employees, agents, attorneys and representatives in connection with such syndication shall survive execution and delivery of this Agreement; provided further that the immediately preceding proviso is not intended to limit, nor shall it be construed as limiting, the indemnification provisions provided for in Section 9.2 and elsewhere in the Loan Documents in favor of Lender Parties.

            Section 11.14. Confidentiality; Press Release. (a) Any information concerning any Credit Party or its Subsidiaries or business operations or assets delivered prior to the Closing Date and from and after the Closing Date to the Agent and/or the Lenders by any Borrower or any other Credit Party which is identified as confidential and which is not in the public domain shall be held by the Agent or such Lender as confidential; provided, that the Agent and each Lender may make disclosure of such information (i) to its independent accountants and legal counsel (which Persons shall be likewise bound by the provisions of this Section 11.14), (ii) pursuant to statutory and regulatory requirements, (iii) pursuant to any mandatory court order or subpoena or in connection with any legal process, (iv) pursuant to any written agreement hereafter made between the Agent, any Lender and any Borrower or any other Credit Party to which such information relates, which agreement permits such disclosure, (v) as necessary in connection with the exercise of any remedy by Agent or any Lender under the Loan Documents, (vi) consisting of general portfolio information that does not directly or indirectly identify any Credit Party, (vii) which was heretofore been publicly disclosed or is otherwise available to such Agent and/or Lender on a non-confidential basis from a source that is not, to its knowledge, subject to a confidentiality agreement with any Credit Party, (viii) in connection with any litigation against any Credit Party or otherwise arising out of or relating to the transactions contemplated under the Loan Documents to which Agent or any Lender or its Affiliates is a party, or
(ix) subject to a written agreement containing provisions substantially the same as those set forth in this Section 11.14, to any assignee of or participant in, or prospective assignee of or participant in, any of the Obligations; provided, however, that in the event any assignee of a Lender has an Affiliate which is a Competitor, such assignee may not disclose to such Affiliate any information concerning any Credit Party or its Subsidiaries or business operations or assets which is identified as confidential and which is not in the public domain;

            (b) No Credit Party or Affiliate thereof will in the future issue any press releases or other public disclosure using the name of GE Capital or its Affiliates or any other Lender or its Affiliates or referring to this Agreement or the other Loan Documents without at least two (2) Business Days' prior notice to GE Capital and without the prior written consent of GE Capital unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult with GE Capital before issuing such press release or other public disclosure. Each Credit Party consents to the publication by Agent or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement; provided that Borrower Representative has been afforded an opportunity prior to such publication to review and approve the same (which such approval by Borrower Representative shall not be unreasonably withheld). Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

            Section 11.15. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Credit Party for liquidation or reorganization, should any Credit Party become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Credit Party's assets or properties, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a

"voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

            Section 11.16. Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Agreement and the other Loan Documents and, specifically, the provisions of Sections 9.2, 11.10 and 11.12, with its counsel.

            Section 11.17. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and the other Loan Documents. In the event any ambiguity or question of intent or interpretation arises, this Agreement and the other Loan Documents shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

            Section 11.18. Conflict of Terms. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement conflicts with any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

                                   ARTICLE XII

                                 CROSS-GUARANTY

            Section 12.1. Cross-Guaranty. Each Borrower hereby agrees that such Borrower is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Agent and Lenders and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to Agent and Lenders by each other Borrower. Each Borrower agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this Section 12 shall not be discharged until payment and performance, in full, of the Obligations has occurred, and that its obligations under this Section 12 shall be absolute and unconditional, irrespective of, and unaffected by,

            (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any other Borrower is or may become a party;

            (b) the absence of any action to enforce this Agreement (including this Section 12) or any other Loan Document or the waiver or consent by Agent and Lenders with respect to any of the provisions thereof;

            (c) the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by Agent and Lenders in respect thereof (including the release of any such security);

            (d) the insolvency of any other Credit Party; or

            (e) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor other than the payment and performance, in full, of the Obligations.

            Each Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.

            Section 12.2. Waivers by Borrowers. Each Borrower expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Agent or Lenders to marshall assets or to proceed in respect of the Obligations guaranteed hereunder against any other Credit Party, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Borrower. It is agreed among each Borrower, Agent and Lenders that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Section 12 and such waivers, Agent and Lenders would decline to enter into this Agreement.

            Section 12.3. Benefit of Guaranty. Each Borrower agrees that the provisions of this Section 12 are for the benefit of Agent and Lenders and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Borrower and Agent or Lenders, the obligations of such other Borrower under the Loan Documents.

            Section 12.4. Subordination of Subrogation, Etc. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, and except as set forth in Section 12.7, each Borrower hereby expressly and irrevocably subordinates to payment of the Obligations any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the Obligations are indefeasibly paid in full in cash. Each Borrower acknowledges and agrees that this subordination is intended to benefit Agent and Lenders and shall not limit or otherwise affect such Borrower's liability hereunder or the enforceability of this Section 12, and that Agent, Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 12.4.

            Section 12.5. Election of Remedies. If Agent or any Lender may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving Agent or such Lender a Lien upon any Collateral, whether owned by any Borrower or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Agent or any Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 12. If, in the exercise of any of its rights and remedies, Agent or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower or any other Person, whether because of any applicable laws pertaining to "election of remedies" or the like, each Borrower hereby consents to such action by Agent or such Lender and waives any claim based upon such action, even if such action by Agent or such Lender shall result in a full or partial loss of any rights of subrogation that each Borrower might otherwise have had but for such action by Agent or such Lender. Any election of remedies that results in the denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower's obligation to pay the full amount of the Obligations. In the event Agent or any Lender shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Loan Documents, Agent or such Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Agent or such Lender but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Agent, Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 12, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

            Section 12.6. Limitation. Notwithstanding any provision herein contained to the contrary, each Borrower's liability under this Section 12 (which liability is in any event in addition to amounts for which such Borrower is primarily liable under Section 1) shall be limited to an amount not to exceed as of any date of determination the greater of:

            (a) the net amount of all Loans advanced to any other Borrower under this Agreement and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower; and

            (b) the amount that could be claimed by Agent and Lenders from such Borrower under this Section 12 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Borrower's right of contribution and indemnification from each other Borrower under Section 12.7.

            Section 12.7. Contribution with Respect to Guaranty Obligations.

            (a) To the extent that any Borrower shall make a payment under this
Section 12 of all or any of the Obligations (other than Loans made to that Borrower for which it is primarily liable) (a "Guarantor Payment") that, taking into account all other Guarantor Payments then previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Borrower's "Allocable Amount" (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Borrowers as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Obligations and termination of the Commitments, such Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

            (b) As of any date of determination, the "Allocable Amount" of any Borrower shall be equal to the maximum amount of the claim that could then be recovered from such Borrower under this Section 12 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

            (c) This Section 12.7 is intended only to define the relative rights of Borrowers and nothing set forth in this Section 12.7 is intended to or shall impair the obligations of Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including Section 12.1. Nothing contained in this Section
12.7 shall limit the liability of any Borrower to pay the Loans made directly or indirectly to that Borrower and accrued interest, Fees and expenses with respect thereto for which such Borrower shall be primarily liable.

            (d) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Borrower to which such contribution and indemnification is owing.

            (e) The rights of the indemnifying Borrowers against other Credit Parties under this Section 12.7 shall be exercisable upon the full and indefeasible payment of the Obligations and the termination of the Commitments.

            Section 12.8. Liability Cumulative. The liability of Borrowers under this Section 12 is in addition to and shall be cumulative with all liabilities of each Borrower to Agent and Lenders under this Agreement and the other Loan Documents to which such Borrower is a party or in respect of any Obligations or obligation of the other Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

                  [Remainder of page intentionally left blank]

            IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed by their respective authorized representatives on the date first above written.

                                      BORROWERS:


                                      CURATIVE HEALTH SERVICES, INC.


                                      By:    /s/ Thomas Axmacher
                                             -----------------------------------
                                      Name:      Thomas Axmacher
                                             -----------------------------------
                                      Title:     Chief Financial Officer
                                             -----------------------------------


                                      EBIOCARE.COM, INC.


                                      By:    /s/ Thomas Axmacher
                                             -----------------------------------
                                      Name:      Thomas Axmacher
                                             -----------------------------------
                                      Title:     Treasurer
                                             -----------------------------------


                                      HEMOPHILIA ACCESS, INC.


                                      By:    /s/ Nancy F. Lanis
                                             -----------------------------------
                                      Name:      Nancy F. Lanis
                                             -----------------------------------
                                      Title:     Secretary
                                             -----------------------------------

                                      APEX THERAPEUTIC CARE, INC.


                                      By:    /s/ Thomas Axmacher
                                             -----------------------------------
                                      Name:      Thomas Axmacher
                                             -----------------------------------
                                      Title:     Chief Financial Officer
                                             -----------------------------------


                                      CHS SERVICES, INC.


                                      By:    /s/ Thomas Axmacher
                                             -----------------------------------
                                      Name:      Thomas Axmacher
                                             -----------------------------------
                                      Title:     Treasurer
                                             -----------------------------------


                                      CURATIVE HEALTH SERVICES OF NEW YORK, INC.


                                      By:    /s/ Thomas Axmacher
                                             -----------------------------------
                                      Name:      Thomas Axmacher
                                             -----------------------------------
                                      Title:     Treasurer
                                             -----------------------------------


                                      OPTIMAL CARE PLUS, INC.


                                      By:    /s/ Thomas Axmacher
                                             -----------------------------------
                                      Name:      Thomas Axmacher
                                             -----------------------------------
                                      Title:     Treasurer
                                             -----------------------------------


                                      INFINITY INFUSION, LLC

                                      By: Curative Health Services, Inc., its
                                      Sole Member


                                      By:    /s/ Thomas Axmacher
                                             -----------------------------------
                                      Name:      Thomas Axmacher
                                             -----------------------------------
                                      Title:     Chief Financial Officer
                                             -----------------------------------

                                      INFINITY INFUSION II, LLC

                                      By: Curative Health Services, Inc.,
                                      its Sole Member


                                      By:    /s/ Thomas Axmacher
                                             -----------------------------------
                                      Name:      Thomas Axmacher
                                             -----------------------------------
                                      Title:     Chief Financial Officer
                                             -----------------------------------


                                      INFINITY INFUSION CARE, LTD.

                                      By: Infinity Infusion  II, LLC, its Sole
                                      General Partner

                                      By: Curative Health Services, Inc., the
                                      Sole Member of Infinity Infusion II, LLC


                                      By:    /s/ Thomas Axmacher
                                             -----------------------------------
                                      Name:      Thomas Axmacher
                                             -----------------------------------
                                      Title:     Chief Financial Officer
                                             -----------------------------------


                                      MEDCARE, INC.


                                      By:    /s/ Thomas Axmacher
                                             -----------------------------------
                                      Name:      Thomas Axmacher
                                             -----------------------------------
                                      Title:     Treasurer
                                             -----------------------------------


                                      CURATIVE PHARMACY SERVICES, INC.


                                      By:    /s/ Thomas Axmacher
                                             -----------------------------------
                                      Name:      Thomas Axmacher
                                             -----------------------------------
                                      Title:     Treasurer
                                             -----------------------------------

                                      AGENT AND LENDERS:


                                      GENERAL ELECTRIC CAPITAL CORPORATION,
                                      as Lender and as Agent

Revolving Credit                      By:    /s/ Earl F. Smith, III
Commitment:  $15,000,000                     -----------------------------------
Term Loan                             Name:      Earl F. Smith, III
Commitment:  $20,000,000                     -----------------------------------
                                      Its Duly Authorized Signatory



The following exhibits and schedules to the Credit Agreement have been omitted. Curative Health Services, Inc. will furnish any such exhibits or schedules to the Commission as supplemental information upon request:

EXHIBIT A    -    Revolving Note
EXHIBIT B    -    Term Loan Note
EXHIBIT C    -    Swingline Note
Exhibit D-1  -    Notice of Borrowing
EXHIBIT D-2  -    Notice of Swingline Borrowing
EXHIBIT E    -    Borrower Security Agreement
EXHIBIT F    -    Borrower Pledge Agreement
EXHIBIT G    -    Subsidiary Guaranty Agreement
EXHIBIT H    -    Guarantor Security Agreement
EXHIBIT I    -    Opinion of Counsel to the Credit Parties
EXHIBIT J    -    Authorized Signatory Letter
EXHIBIT K    -    Closing Checklist
EXHIBIT L    -    Assignment Agreement
EXHIBIT M    -    HIPAA Business Associate Agreement
EXHIBIT N    -    Form of Seller Subordination Agreement

EXHIBIT 5.1(a)    Compliance Certificate (Quarterly)
EXHIBIT 5.1(b)    Compliance Certificate (Annual)

DISCLOSURE SCHEDULE 1.1       -    Permitted Restructuring
DISCLOSURE SCHEDULE 3.1(g)    -    Closing Date Litigation
DISCLOSURE SCHEDULE 4.5(a)    -    Financial Statements
DISCLOSURE SCHEDULE 4.5(b)    -    Borrowers' Financial Budget
DISCLOSURE SCHEDULE 4.7       -    Litigation
DISCLOSURE SCHEDULE 4.13      -    Subsidiaries, Other Equity Investments
DISCLOSURE SCHEDULE 4.19      -    Insurance Policies
DISCLOSURE SCHEDULE 6.16(a)   -    Government Receivables Deposit Accounts and
                                   Concentration Account
DISCLOSURE SCHEDULE 6.16(c)   -    Blocked Accounts
DISCLOSURE SCHEDULE 7.1       -    Indebtedness
DISCLOSURE SCHEDULE 7.2       -    Closing Date Liens
DISCLOSURE SCHEDULE 7.4       -    Capital Structure
DISCLOSURE SCHEDULE 7.9       -    Existing Investments
DISCLOSURE SCHEDULE 7.10(b)   -    Existing Loans to Employees